UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.           )
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Equinix, Inc.

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Notice of Annual Meeting of Stockholders

Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Equinix, Inc., a Delaware corporation (“Equinix”). This year’s meeting will be held exclusively online; we are not holding an in-person meeting. The Annual Meeting will be held on Wednesday, May 21, 2025, at 10:00 a.m. PDT, and login will begin at 9:45 a.m. PDT. We believe in meaningfully engaging with our stockholders and hope this virtual meeting will maximize participation. You will be able to attend and participate in the virtual Annual Meeting, vote your shares electronically and submit your questions during the meeting by visiting:
www.virtualshareholdermeeting.com/EQIX2025
To participate in the virtual meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. Please refer to the “Voting Information and Attending the Meeting” section of the proxy statement for more details about attending the Annual Meeting online. Beneficial stockholders who did not receive a 16-digit control number from their bank or brokerage firm, who wish to attend the meeting, should follow the instructions from their bank or brokerage firm, including any requirement to obtain a legal proxy. Most brokerage firms or banks allow a stockholder to obtain a legal proxy either online or by mail.
Formal rules of conduct and technical support will be available during the virtual Annual Meeting. We encourage you to access the meeting prior to the start time leaving ample time for the check-in. Please follow the registration instructions as outlined in this proxy statement.
At the Annual Meeting, the following proposals will be considered and voted on, in addition to such other business as may properly come before the meeting or any adjournments or postponements thereof:

TO BE HELD Wednesday, May 21, 2025 10:00 a.m. PDT

VIRTUAL MEETING www.virtualshareholder meeting.com/EQIX2025

ATTENDANCE Whether or not you plan to attend the Annual Meeting, please vote promptly, following the instructions contained in the materials you received.

ITEMS OF BUSINESS

PROPOSAL					BOARD’S RECOMMENDATION	SEE PAGE

1	Election of directors to the Board of Directors (the “Board”) to serve until the next Annual Meeting or until their successors have been duly elected and qualified:				FOR each nominee	7
	Nanci Caldwell Adaire Fox-Martin	Gary Hromadko Charles Meyers	Thomas Olinger Christopher Paisley	Sandra Rivera Fidelma Russo

2	Approval, by a non-binding advisory vote, of the compensation of our named executive officers				FOR	31

3	Approval of an amendment to the Equinix, Inc. 2020 Equity Incentive Plan to increase the number of plan shares reserved for issuance by 3.3 million shares				FOR	32

4	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending Dec. 31, 2025				FOR	90

5	Consideration and vote upon a stockholder proposal, if properly presented at the Annual Meeting, related to written consent of stockholders				AGAINST	90

The foregoing items of business are more fully described in the attached proxy statement.
Only stockholders of record at the close of business on Mar. 25, 2025, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.
BY ORDER OF THE BOARD OF DIRECTORS,
Charles Meyers
Executive Chairman
Redwood City, California
Apr. 10, 2025

Whether or not you plan to attend the virtual meeting, please vote as soon as possible.

You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the virtual Annual Meeting and wish to change your proxy vote, you may do so by attending the Annual Meeting webcast.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on May 21, 2025. The proxy statement and annual report to stockholders on Form 10-K are available at: https://investor.equinix.com/news-events/annual-meeting-of-stockholders

VOLUNTARY E-DELIVERY OF PROXY MATERIALS

We encourage our stockholders to enroll in electronic delivery of proxy materials.
Electronic delivery offers immediate and convenient access to proxy statements, annual reports and other investor documents. It also helps us preserve the environment and reduce printing and shipping costs.
Visit proxyvote.com to vote your shares and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Proxy Statement

EQUINIX 2025 PROXY STATEMENT	Proxy Summary / 1

Proxy Summary

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Equinix, Inc., a Delaware corporation, for the Annual Meeting of Stockholders to be held on May 21, 2025, and at any adjournments or postponements of such meeting. These proxy materials were first sent on or about Apr. 10, 2025, to stockholders entitled to vote at the Annual Meeting. This summary highlights some of the topics discussed in this proxy statement. It does not cover all the information you should consider before voting, and you are encouraged to read the entire proxy statement before casting your vote.
General information

WHEN Thursday, May 21, 2025 10:00 a.m. PDT	VIRTUAL LOCATION Visit: www.virtualshareholdermeeting.com/ EQIX2025	RECORD DATE Mar. 25, 2025

CORPORATE INFORMATION		EQUINIX WEBSITES
Stock Symbol EQIX	Registrar & Transfer Agent Computershare
CORPORATE WEBSITE
Equinix.com
INVESTOR RELATIONS
investor.equinix.com
2025 ANNUAL MEETING MATERIALS
https://investor.equinix.com/news-events/annual-meeting-of-stockholders
PUBLIC POLICY ACTIVITIES
https://investor.equinix.com/board-governance/public-policy-activities

Stock Exchange Nasdaq	State of Incorporation Delaware

Common Stock Outstanding As of Mar. 25, 2025 97,818,262 shares	Year of Incorporation 1998

Public Company Since 2000

EQUINIX 2025 PROXY STATEMENT	Proxy Summary / 2
Voting
Have your proxy card or voting instruction form in hand when voting by telephone or online. When voting, you will need to enter the unique 16-digit voter control number imprinted on the card or instruction form.

	REGISTERED HOLDERS (shares are registered in your own name)	BENEFICIAL OWNERS (shares are held “in street name” in a stock brokerage account or by a bank, nominee or other holder of record)

BY MOBILE DEVICE	Scan the QR code provided on your proxy card	Scan the QR code if one is provided by your broker, bank or other nominee

BY INTERNET	Vote your shares online 24/7 at proxyvote.com	Vote your shares online 24/7 if a website is provided by your broker, bank or other nominee

BY TELEPHONE	Call toll-free 24/7 in the U.S., U.S. territories and Canada 1-800-690-6903	Call the toll-free number provided on your voting information form 24/7

BY MAIL	Complete, date, sign and return your proxy card in the postage-paid envelope	Complete, date, sign and return your voting information form

Items to be voted on and our Board’s recommendation

PROPOSAL		BOARD’S RECOMMENDATION	SEE PAGE

1	DIRECTORS: Election of directors	FOR each nominee	7
2	COMPENSATION: Advisory vote to approve named executive officer compensation	FOR	31
3	PLAN AMENDMENT: 2020 Equity Incentive Plan Amendment to increase the number of plan shares reserved for issuance by 3.3 million shares	FOR	32
4	AUDIT: Ratification of independent registered public accountants	FOR	90
5	STOCKHOLDER PROPOSAL: Stockholder proposal related to written consent of stockholders	AGAINST	93

EQUINIX 2025 PROXY STATEMENT	Proxy Summary / 3
Governance
Our Board of Director Nominees: 8

NANCI CALDWELL, AGE 67 (Independent Director)	THOMAS OLINGER, AGE 58 (Independent Director)

Since: 2015 COMMITTEES: •Nominating and Governance •Talent, Culture and Compensation	Since: 2023 COMMITTEES: •Audit •Finance •Real Estate

ADAIRE FOX-MARTIN, AGE 60 (Chief Executive Officer and President)	CHRISTOPHER PAISLEY, AGE 72 (Lead Independent Director)

Since: 2020 COMMITTEE: •Stock Award	Since: 2007 COMMITTEES: •Audit •Finance •Nominating and Governance •Real Estate

GARY HROMADKO, AGE 72 (Independent Director)	SANDRA RIVERA, AGE 60 (Independent Director)

Since: 2003 COMMITTEES: •Finance •Nominating and Governance •Real Estate	Since: 2019 COMMITTEES: •Talent, Culture and Compensation •Stock Award

CHARLES MEYERS, AGE 59 (Executive Chairman)	FIDELMA RUSSO, AGE 61 (Independent Director)

Since: 2018 COMMITTEE: •None	Since: 2022 COMMITTEE: •Audit

EQUINIX 2025 PROXY STATEMENT	Proxy Summary / 4
Performance and compensation highlights
Board Engagement

Average Attendance at Board and Committee Meetings

8 Board Meetings in 2024	Board Committees	2024 Meetings

	•Audit	36
	•Finance	4
	•Nominating and Governance	5
	•Real Estate	5
	•Stock Award*	0
	•Talent, Culture and Compensation	5

	*Typically acts by written consent
Corporate Governance Best Practices

1 YEAR Director Term	Majority Director Election Standard	No Supermajority Voting Requirements	No Stockholder Rights Plan

Stockholders Right to Call Special Meetings	Stockholders Right to Act by Written Consent	Stockholders Proxy Access Rights	Corporate Governance Materials

EQUINIX 2025 PROXY STATEMENT	Proxy Summary / 5
Compensation Best Practices and Highlights

Percentage of 2024 Executive Incentive Compensation Performance-Based: 100% of Annual and 67% of Long Term	Stock Ownership Guidelines	Policy Prohibiting Hedging and Limiting Pledging	Recoupment Policy

Company Performance Underlying Incentive Awards

REVENUES(1) (in millions)	AFFO(1)(2)/Share	STOCK PRICE PERFORMANCE(3)
+7%	+9%	+24.47%

$1,200.00
$1,000.00
$800.00
$600.00
$400.00
$200.00
$0.00
$811.11
$1,009.58
Reinvested dividends
$57.06
End Price
$952.52
2022
2024

(1)Results on an as-reported basis.
(2)For a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure, please refer to Appendix A of this proxy statement.
(3)For purposes of calculating relative total stockholder return (“TSR”) under the 2022 TSR Awards, as described in detail elsewhere in this proxy statement, stock price performance from Jan. 1, 2022, to Dec. 31, 2024, including reinvested dividends of $57.06. Calculated using the 30-day trading average for EQIX on Jan. 1, 2022, and Dec. 31, 2024, the start and end of the performance period.

EQUINIX 2025 PROXY STATEMENT	Proxy Summary / 6
2024 Executive Compensation Mix(1)(2)(3)(4)

Chief Executive Officer	Average - Named Executive Officers

Cash
5%
Base
Salary
5%
Annual
Incentives
7%
Performance
Based
66%
RSUs
29%
PSUs
59%
Equity 95%
At-Risk 95%

Cash
8%
Base
Salary
8%
Annual
Incentives
8%
RSUs
36%
Performance
Based
57%
PSUs
49%
Equity 92%
At-Risk 92%

(1)Average - Named Executive Officers chart includes Mr. Taylor, Mr. Abdel, Mr. Lin and Ms. Morandi. CEO chart includes only Ms. Fox-Martin. Excludes former executives Mr. Campbell and Ms. Williamson, who were no longer serving as executive officers at year end, and Mr. Meyers, who transitioned from CEO to Chairman during 2024. See “Compensation Discussion & Analysis.”
(2)Represents annual base salaries (as of year end, reflecting changes to roles and responsibilities during the year for Mr. Abdel and Mr. Lin), target annual incentive awards, and target annual long-term incentive opportunities for the 2024 performance period, including promotion awards for Mr. Abdel and Mr. Lin. Excludes one-time new hire related compensation paid to Ms. Fox-Martin upon joining. Awards are converted from target value using the 30 day trading price of Equinix’s common stock on the date of grant rounded to the nearest whole share, and therefore differ from the amounts reported in the summary compensation and related tables.
(3)Percentages may not sum to 100% due to rounding.
(4)Annual incentives were paid in immediately vested RSUs in 2025.

EQUINIX 2025 PROXY STATEMENT	Governance / 7

Governance

Proposal 1 — Election of directors
All directors will be elected at the Annual Meeting to serve for a term expiring at the next annual meeting of stockholders and until his or her successor is elected, or until the director’s death, resignation or removal. If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for the eight persons recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you must do so with respect to the individual nominee. If any nominee becomes unavailable for election because of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Board. Each of our director nominees currently serves on the Board, and all were elected to a one-year term at the 2024 annual stockholders’ meeting.
On Mar. 7, 2024, as part of a planned succession process, the Board approved the appointment of Ms. Fox-Martin, at that time, a member of the Board, as our new Chief Executive Officer and President. The appointment became effective on June 3, 2024. Ms. Fox-Martin has continued to serve on our Board but is no longer considered independent.
Ms. Fox-Martin succeeded Mr. Meyers, who retired as Chief Executive Officer and President effective June 3, 2024. Mr. Meyers has continued with Equinix in the role of Executive Chairman, where he has continued in his service on the Board in addition to performing other advisory services.
Mr. Patel, a current Board member, is not standing for reelection to the Board.
Each person nominated for election has agreed to serve if elected, and our Board has no reason to believe that any nominee will be unable to serve.
The eight directors who are being nominated for election by the holders of common stock to the Board; their ages as of Mar. 25, 2025; their positions and offices held with Equinix; and certain biographical information, including directorships held with other public companies during the past five years, are set forth below. In addition, we have provided information concerning the particular experience, qualifications, attributes and/or skills that led the Nominating and Governance Committee and the Board to determine that each nominee should serve as a director of Equinix.

The Board recommends that you vote “FOR” the election of each of the following nominees.

EQUINIX 2025 PROXY STATEMENT	Governance / 8
Director nominees

NANCI CALDWELL	Independent Director / Since December 2015

AGE: 66 COMMITTEES: •Nominating and Governance •Talent, Culture and Compensation
CURRENT ROLE
•Corporate Director (since 2005)
PRIOR BUSINESS EXPERIENCE
•Executive Vice President and Chief Marketing Officer, PeopleSoft (2001−2004)
•Various senior and executive sales and marketing roles in Canada and the U.S., Hewlett-Packard (1982−2001)
CURRENT PUBLIC COMPANY BOARDS
(in addition to Equinix)
•CIBC
•Procore Technologies, Inc.
PAST PUBLIC COMPANY BOARDS
•Talend
•Tibco Software
•Deltek
•Donnelley Financial Solutions
•Citrix Systems

SKILLS & EXPERTISE
•Executive leadership skills gained as an operating executive at major public companies
•Deep “go-to-market” experience gained over decades of senior and executive enterprise sales and marketing roles at Hewlett-Packard and PeopleSoft, bringing insight to our strategy as we continue to target the enterprise customer and leverage our channel partner program
•Global experience as an executive at multinational corporations
•Experience with public company M&A
•Risk management experience from prior operating roles as well as oversight expertise from experience gained across multiple boards and governance committees
•Significant public company board experience across numerous boards

ADAIRE FOX-MARTIN	Director / Since January 2020

AGE: 60 COMMITTEE: •Stock Award
CURRENT ROLE
•Chief Executive Officer and President, Equinix (since 2024)
PRIOR BUSINESS EXPERIENCE
•President, Google Cloud Go to Market (2023-2024) and Head of Google Ireland (2021-2024)
•President, Google Cloud International (2022-2023)
•President, Google Cloud EMEA (2021-2022)
•Various roles, SAP (2008−2021), including Executive Board member of Global Customer Operations, President, Chief Operating Officer, SVP Industry Business Solutions, and Vice President Public Sector
•Various management roles, Oracle Corporation (1989−2007), the most recent being Vice President Government Education and Healthcare
PAST PUBLIC COMPANY BOARDS
•SAP SE

SKILLS & EXPERTISE
•Executive leadership skills gained as an operating executive at major public companies
•Extensive experience in the information technology sector, bringing relevant technology expertise to the company and Board as we grow our business
•Decades of experience in enterprise applications and the ecosystems that innovate, sell, deploy and maintain them
•Experience in cloud relevant to Equinix as we evolve our strategy to meet the needs of our customers in a cloud-first world
•Global experience as an executive at multinational corporations, and experience and perspective gained from living and working in both the Asia-Pacific and EMEA regions
•“Go-to-market” leadership experience in serving the enterprise customer, a key segment of our current strategy

EQUINIX 2025 PROXY STATEMENT	Governance / 9

GARY HROMADKO	Independent Director / Since June 2003

AGE: 72 COMMITTEES: •Finance •Nominating and Governance •Real Estate	CURRENT ROLE •Private Investor PRIOR BUSINESS EXPERIENCE •Venture Partner, Crosslink Capital, a venture capital firm (2002−2017) PAST PUBLIC COMPANY BOARDS •Carbonite
SKILLS & EXPERTISE
•Experience in the field of digital infrastructure services
•Deep understanding of current technologies and trends, and implications for our strategic plans and positioning, through experience as an investor in the networking, cloud and infrastructure service sectors
•Extensive capital markets and corporate finance experience, providing valuable insight to fundraising activities and to decisions regarding investments and allocation of capital
•Public company board experience across numerous boards and valuable institutional knowledge and perspective gained from long tenure on the Equinix Board

CHARLES MEYERS	Director / Since September 2018

AGE: 59
CURRENT ROLE
•Executive Chairman, Equinix (since 2024)
PRIOR BUSINESS EXPERIENCE
•Chief Executive Officer and President, Equinix (2018-2024)
•President, Strategy, Services and Innovation, Equinix (2017-2018)
•Chief Operating Officer, Equinix (2013-2017)
•President, Equinix Americas (2010-2013)
•Various positions, including Group President of Messaging and Mobile Media, and Product Group Executive for the Security and Communications portfolio, VeriSign, an internet security company now part of Symantec (2006-2010)
CURRENT PUBLIC COMPANY BOARDS
(in addition to Equinix)
•Fastly

SKILLS & EXPERTISE
•Executive leadership skills gained as Equinix’s prior Chief Executive Officer, and through various prior leadership roles at Equinix and other technology companies
•Deep experience in the field of digital infrastructure services as well as in the technology and trends shaping Equinix’s current and future strategy
•Global experience as an executive at multinational corporations
•“Go-to-market” experience as an experienced sales leader
•Experience with public company M&A, including multiple transactions while at Equinix
•As Equinix’s Chief Executive Officer, was responsible for setting and driving all aspects of the sustainability strategy, including award-winning initiatives

EQUINIX 2025 PROXY STATEMENT	Governance / 10

THOMAS OLINGER	Independent Director / Since January 2023

AGE: 58 COMMITTEES: •Audit •Finance •Real Estate
CURRENT ROLE
•Corporate Director (since 2022)
PRIOR BUSINESS EXPERIENCE
•Chief Financial Officer, Prologis (2012−2022)
•Chief Integration Officer, Prologis (2011-2012)
•Chief Financial Officer, AMB (2007-2011) now a part of Prologis
•Vice President, Corporate Controller, Oracle (2002-2007)
•Audit Partner, Arthur Anderson & Co. (1988-2002)
CURRENT PUBLIC COMPANY BOARDS
(in addition to Equinix)
•American Assets Trust

SKILLS & EXPERTISE
•Executive leadership skills gained as an operating executive at public companies, including as Chief Financial Officer of Prologis
•Global experience as an executive at a multinational corporation
•Extensive capital markets and corporate finance experience providing valuable insight to decisions regarding investments and allocation of capital, as well as public company M&A
•Extensive experience with REITs and real estate development, including as a Chief Financial Officer at a REIT and as a Board member at another publicly listed REIT, which provides valuable insight to discussions of Equinix’s continued expansion and management of our growing real estate portfolio
•Extensive finance and accounting expertise as a former Chief Financial Officer, controller and audit partner, and as a current Audit Committee Chair
•Risk management experience from prior operating roles

CHRISTOPHER PAISLEY	Independent Director / Since July 2007 Lead Independent Director / Since February 2012

AGE: 72 COMMITTEES: •Audit •Finance •Nominating and Governance •Real Estate
CURRENT ROLE
•Dean’s Executive Professor of Accounting, Leavey School of Business at Santa Clara University (since 2001)
PRIOR BUSINESS EXPERIENCE
•Chief Financial Officer, Enterprise 4.0 Technology Acquisition Corporation (2021−2023)
•Senior Vice President of Finance and Chief Financial Officer, 3Com (1985−2000)
CURRENT PUBLIC COMPANY BOARDS
(in addition to Equinix)
•Ambarella
•Fastly
PAST PUBLIC COMPANY BOARDS
•Enterprise 4.0 Technology Acquisition Corporation
•Fitbit
•Fortinet

SKILLS & EXPERTISE
•Executive leadership skills gained as an operating executive at multiple companies, including as Chief Financial Officer of 3Com
•Global experience as an executive at a multinational corporation
•Extensive experience with capital markets transactions and public company M&A, including as an operating executive and as a board member
•Extensive finance and accounting expertise as a former Chief Financial Officer, as a current professor of accounting, and as an audit committee chair for numerous boards
•Risk management experience from prior operating roles as well as from experience across multiple boards
•Public company board experience across numerous boards and valuable institutional knowledge and perspective gained from long tenure on the Equinix Board

EQUINIX 2025 PROXY STATEMENT	Governance / 11

SANDRA RIVERA	Independent Director / Since October 2019

AGE: 60 COMMITTEES: •Stock Award •Talent, Culture and Compensation
CURRENT ROLE
•Chief Executive Officer, Altera, an Intel Corporation (since 2024)
PRIOR BUSINESS EXPERIENCE
•Various roles, Intel Corporation (2000-2023), including leading the Network Platforms Group, Chief People Officer and most recently as Executive Vice President and General Manager of Data Center and AI Group
•General Manager of CTI division, Catalyst Telecom (1998-2000)
•Co-Founder and President, The CTI Authority (1996-1998)

SKILLS & EXPERTISE
•Executive leadership skills gained as an operating executive at multiple companies, including Intel
•Extensive experience in the technology sector, including network infrastructure, 5G, data center, AI and cloud, bringing relevant technology expertise to the Board as Equinix executes against our platform strategy
•Global experience as an executive at a multinational corporation
•“Go-to-market” experience as an experienced sales and business development leader
•Experience with public company M&A, including through numerous transactions while at Intel
•Human capital and sustainability experience, most recently gained as chief people officer of Intel, bringing insight to the Talent, Culture and Compensation Committee’s oversight of compensation plans and programs, and to Equinix’s talent initiatives

FIDELMA RUSSO	Independent Director / Since June 2022

AGE: 61 COMMITTEE: •Audit
CURRENT ROLE
•Executive Vice President and General Manager of Hybrid Cloud (since 2023) and Chief Technology Officer (since 2021), Hewlett Packard Enterprise (HPE)
PRIOR BUSINESS EXPERIENCE
•Senior Vice President and General Manager of the Cloud Services Business Unit, VMware (2020-2021)
•Various senior leadership roles, Iron Mountain, Inc. (2017-2020), including Chief Technology Officer and Executive Vice President
PAST PUBLIC COMPANY BOARDS
•SBA Communications

SKILLS & EXPERTISE
•Executive leadership skills gained as an operating executive at major public companies
•Extensive technology experience spanning servers, storage, networking, cloud services, backup, machine learning and analytics, global IT business services and infrastructure, relevant to Equinix’s digital transformation initiatives
•Perspective of an Equinix customer, with a deep understanding of current technology trends, providing valuable input to our platform and product strategies
•Global experience as an executive at multinational corporations
•Extensive experience bringing technology products to market
•Experience with REITs as a board member of another publicly traded REIT

EQUINIX 2025 PROXY STATEMENT	Governance / 12
Board composition
DIRECTOR SKILLS AND EXPERIENCE
Equinix is the world’s digital infrastructure company®. Digital leaders harness our trusted platform to bring together and interconnect foundational infrastructure at software speed. We enable organizations to access all the right places, partners and possibilities to scale with agility, speed the launch of digital services, deliver world-class experiences and multiply their value, while supporting their sustainability goals.
Platform Equinix® combines a global footprint of International Business Exchange™ (“IBX®”) and xScale® data centers in the Americas, Asia-Pacific, and Europe, the Middle East and Africa (“EMEA”) regions, infrastructure and interconnection offerings, unique business and digital ecosystems and expert consulting and support. We are on a journey to simplify the path of our customers to consume digital infrastructure. Our focus is on three strategic moves: one—serve better; two—solve smarter; and three—build bolder. Our business is capital-intensive, and frequent access to the capital markets has been a key element of our growth strategy. In addition, we have elected to operate as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. Qualification for taxation as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the “Code”) to our operations and meeting recurring dividend obligations. And as innovation accelerates, so does the demand for resources to fuel our evolving digital world. We take seriously our responsibility to build sustainability into our business, and we actively work to face the world’s most important environmental challenges. We look to our Board to help us meet this moment.
In evaluating potential nominees for Board membership, the Board’s Nominating and Governance Committee considers qualification criteria such as independence, character, ability to exercise sound judgment, demonstrated leadership ability, educational background and experience.
The Nominating and Governance Committee also evaluates the necessary experiences, skills and characteristics needed in a Board member, while considering the current overall Board composition, in order to meet the current and anticipated needs of the Board and of Equinix as a whole.
Listed below are the skills and experience that we currently consider most valuable for our Board:
•Executive Leadership
Directors with operating experience at large-scale and complex businesses bring valuable perspective and insights to our Board and offer guidance to Equinix’s leadership, as Equinix continues to expand in size and in reach, and as we evolve our strategy.
•Data Center/Digital Infrastructure Services
Equinix is a global digital infrastructure company. Board members experienced in this area bring the knowledge needed to understand our core offerings, along with our market opportunity, and provide input on our strategic vision in a developing and changing environment.
•Relevant Technology Depth and Customer Perspective
As we innovate and evolve our existing products and develop new products and services for our platform, having relevant technology experience and an understanding of technologies impacting modern IT architectures on the Board provides valuable insight to management as Equinix executes against its platform strategy. In addition, as Equinix strives to “put the customer at the center of everything we do,” it is valuable for our Board to recognize and appreciate the evolving needs of Equinix customers. Board members who are experienced practitioners in digital transformation and/or have acted as trusted advisers to customers on this journey, including relevant experience in AI technology, cybersecurity and information security, bring additional valuable knowledge to the Board.
•Cloud/XaaS Expertise
Our business model has evolved to pursue a platform strategy and take advantage of the rise in cloud computing and the changing needs of our customers as they transition to a cloud-first world and leverage XaaS offerings. As Equinix seeks to benefit from these trends, related experience on the Board can inform our strategy.

EQUINIX 2025 PROXY STATEMENT	Governance / 13
•Global Experience/Perspective
Equinix is a global company currently operating in 74 markets in 35 countries, and continuing to expand into new markets. The perspective that comes from living outside the U.S., or the on-the-ground operating experience one gains from running a global company, bring valuable business and cultural insights to the Board.
•Human Capital
At Equinix, we recognize that attracting, developing and retaining talent at all levels is vital to continuing our success. We are committed to creating a thriving workplace where we foster belonging for all and where every one of our employees is valued and respected for who they are and what they contribute. Our objective is to continue to make our culture a critical competitive advantage. Experience in human capital is a valuable asset on our Board.
•Go-to-Market
Directors with deep “go-to-market” experience can provide expertise and guidance as we seek to grow revenues through our direct sales force and by leveraging our channel partner program. This oversight is also relevant to guide our brand building and marketing programs.
•Capital Markets
Equinix’s capital needs for organic and inorganic expansion, alongside Equinix’s obligations as a dividend payer, lead Equinix to frequently access the debt and equity capital markets. This skill set on the Board provides valuable insight and perspective to these frequent financing transactions.
•REITs/Real Estate Development
As Equinix has elected to be taxed as a REIT for U.S. federal income tax purposes, a Board member’s experience with operating within the REIT structure and maintaining REIT status brings valuable experience to inform the Board’s oversight in this area. In addition, Equinix is constantly evaluating opportunities to expand its extensive global real estate footprint and manage its portfolio. Experience in real estate development, expansion, acquisition and/or divestment, and in large-scale and long-term investments, offers valuable insight on our Board and provides key guidance to management.
•M&A Experience
Equinix seeks opportunities for inorganic growth and has completed 29 acquisitions of complementary businesses since inception, including a number of cross-border transactions. A Board member with experience in M&A, including in evaluating proposed transactions and in post-acquisition integrations, provides valuable perspective and oversight as we seek to grow our business in existing and new markets.
•Sustainability
Sustainability matters have taken on increasing importance to our customers, employees, investors and other key constituencies. Equinix is committed to sustainable value creation practices as a strategic and business imperative. A Board member's experience in areas of corporate responsibility is valuable to inform the Board’s oversight and provide guidance to management.
•Finance & Accounting
Experience in public accounting and preparation of financial statements is important to allow for effective understanding and oversight of Equinix’s financial reporting and its relationship with its auditors. Finance acumen and experience also add value to decisions regarding allocation of capital and investment strategies.
•Risk Management
Experience in risk management, including in identifying, managing and mitigating enterprise risks, brings an important skill set to the Board to assist it in carrying out its oversight of operational, strategic, financial and regulatory risks, and to advise on engagement in any of these areas.
•Public Company Board
Experience on multiple public company boards, or at least four years on our Board, offers valuable insight into board dynamics and operations, the interplay between the Board and the Chief Executive Officer and other senior leaders, the public company legal and regulatory landscape, effective oversight as a director, and Board best practices.

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Below we have provided information in matrix form concerning the particular skills and experience that we consider our nominees bring to the Board. The directors’ biographies also reflect these skills from their experiences and qualifications.

Skills & Experience	Nanci Caldwell	Adaire Fox-Martin	Gary Hromadko	Charles Meyers	Thomas Olinger	Chris Paisley	Sandra Rivera	Fidelma Russo

Executive Leadership	✓	✓		✓	✓	✓	✓	✓
Data Center/Digital Infrastructure Services			✓	✓				✓
Relevant Technology Depth and Customer Perspective		✓	✓	✓			✓	✓
Cloud/XaaS Experience		✓					✓	✓
Global Experience/Perspective	✓	✓		✓	✓	✓	✓	✓
Human Capital							✓	✓
Go-to-Market	✓	✓		✓			✓	✓
Capital Markets			✓		✓	✓
REITs/Real Estate Development					✓			✓
M&A Experience	✓			✓	✓	✓	✓	✓
Sustainability		✓		✓	✓		✓
Finance & Accounting			✓		✓	✓
Risk Management	✓				✓	✓
Public Company Board	✓		✓		✓	✓	✓	✓
Our Board values and appreciates both the new ideas, perspectives and skills that newer directors bring to the Board, and the knowledge and experience gained over multiple years with Equinix that is brought to our Board by our longer-tenured directors. The Board believes that a mix of tenures provides optimum oversight. The average tenure of our Board nominees as of the record date is 8.87 years.
In addition, the Nominating and Governance Committee and the Board seek new Board members with experience relevant to our industry and current strategy. For example, in 2022, the addition of Ms. Russo was designed to add technological expertise to our Board, as we continue to evolve our platform strategy and product offerings, and in 2023, the addition of Mr. Olinger provided our Board with relevant REIT, real estate and financial expertise that were key skills needed on our Board at that time. The skills matrix is a tool for the Nominating and Governance Committee to identify potential skill gaps and prioritize skill sets to consider adding to the Board. Current priority skill additions are in the areas of product development and energy.
While our Equinix, Inc. Board of Directors Guidelines on Significant Corporate Governance Issues (the “Corporate Governance Guidelines”) do not limit the number of terms for which an individual may serve as a director, they do provide for, as an alternative to a term limit, a mandatory retirement age of 75. Our Board will continue to consider new Board members in light of all the factors above.

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BOARD SIZE
Equinix’s Board currently consists of nine directors, and eight directors are standing for reelection. Equinix’s bylaws provide that the number of directors will be determined by the Board, and the number of directors will be set at eight following the Annual Meeting.
Thus, there will not be any vacant seats on Equinix’s Board following the Annual Meeting. Proxies cannot be voted for a greater number of nominees than are named.

MAJORITY VOTE STANDARD
Our bylaws provide that a director nominee must receive a majority of the votes cast with respect to such nominee in uncontested director elections (i.e., the number of shares voted “for” a director nominee must exceed the number of shares voted “against” such nominee). If an incumbent director nominee fails to receive a majority of the votes cast in an uncontested election, the director shall immediately tender his or her resignation to the Board. The Nominating and Governance Committee of the Board, or such other committee designated by the Board, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose its decision regarding the resignation within 90 days following certification of the election results. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, the remaining members of the Board may fill the resulting vacancy or may decrease the size of the Board.

DIRECTOR INDEPENDENCE
Six of the Board’s eight nominees are independent as such term is defined under the rules of the SEC and the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”).
The Board has determined that all the Equinix director nominees are independent under such standards, except for Mr. Meyers, Equinix’s Executive Chairman, and Ms. Fox-Martin, Equinix’s Chief Executive Officer and President.

NOMINATION OF DIRECTORS
The Nominating and Governance Committee of the Board operates pursuant to a written charter and has the exclusive right to recommend candidates for election as directors to the Board. In addition to our Board candidates and incumbent nominees having the specific skills and experience identified above as valuable, the Nominating and Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to understand basic financial statements, having high moral character, and business experience relevant to Equinix.
The Nominating and Governance Committee’s process for identifying and evaluating nominees is as follows. In the case of incumbent directors whose annual terms of office are set to expire, the Nominating and Governance Committee reviews such directors’ overall service to Equinix during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with Equinix during their term. In the case of new director candidates, the Nominating and Governance Committee first determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon the Corporate Governance Guidelines, the rules and regulations of the SEC, the rules of Nasdaq, and the advice of counsel, if necessary. The Nominating and Governance Committee may then use its network of contacts to compile a list of potential candidates, but

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may also engage, if it deems appropriate, a professional search firm. The Nominating and Governance Committee will then meet to discuss and consider such candidates’ qualifications and choose candidate(s) for recommendation to the Board. The Nominating and Governance Committee will consider candidates recommended by stockholders. Stockholders wishing to recommend candidates for consideration by the Nominating and Governance Committee may do so in writing to the corporate secretary of Equinix and by providing the candidate’s name, biographical data and qualifications. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder.
Our bylaws provide for proxy access for director nominations by stockholders (the “Proxy Access Bylaw”). Under the Proxy Access Bylaw, any eligible stockholder, or eligible group of up to 20 stockholders, owning 3% or more of Equinix’s outstanding common shares continuously for at least three years, may nominate and include in Equinix’s annual meeting proxy materials for director nominees, up to a total number not to exceed the greater of 20% of the directors then serving on the Board or two directors, provided that the eligible stockholder or eligible group of stockholders and the director nominee(s) satisfy the requirements in the Proxy Access Bylaw. A more detailed description of the functions of the Nominating and Governance Committee can be found in the Nominating and Governance Committee Charter, published on the board & governance section of Equinix’s website at Equinix.com.

Board operations
BOARD LEADERSHIP STRUCTURE
On June 3, 2024, as part of a planned succession process, Mr. Meyers stepped down from his roles as Chief Executive Officer and President and became Executive Chairman of the Board. On the same date, Ms. Fox-Martin became Equinix’s Chief Executive Officer and President, succeeding Mr. Meyers when he retired from those roles. Our Chief Executive Officer is responsible for the day-to-day leadership of Equinix and its performance, and for setting the strategic direction of Equinix. Mr. Meyers, with his depth of experience and history with Equinix dating back to 2010, provides support and guidance to management and to Ms. Fox-Martin as Executive Chairman. He also provides leadership to the Board and works with the Board to define its structure and activities needed to fulfill its responsibilities, facilitates communication among directors and between directors and senior management, provides input to the agenda for Board meetings, works to provide an appropriate information flow to the Board, and presides over meetings of the full Board. Thus, while our Chief Executive Officer is positioned as the leader of Equinix and is free to focus on day-to-day challenges, our Board also has a strong leader with deep knowledge of Equinix in Mr. Meyers. We believe this structure is best for both Equinix and our stockholders.
In Feb. 2012, Mr. Paisley was designated by the Board as its Lead Independent Director. In this role, Mr. Paisley’s duties may include presiding at all meetings of the Board at which the Executive Chairman is not present; calling and chairing all sessions of the independent directors; preparing the agenda and approving materials for meetings of the independent directors; briefing management directors about the results of deliberations among independent directors; consulting with the Executive Chairman regarding agendas, pre-read materials and proposed meeting calendars and schedules; collaborating with the Executive Chairman and acting as liaison between the Executive Chairman and the independent directors; and serving as the Board’s liaison for consultation and communication with stockholders as appropriate, including on request of major stockholders. In addition, the number of independent directors on our Board and our committee structure provide additional independent oversight of Equinix. With the exception of the Stock Award Committee, all committees consist entirely of independent directors. Our independent directors regularly hold private sessions and have direct access to management. A self-assessment of the Board is also conducted annually, at which time each member is free to evaluate and comment as to whether they feel this leadership structure continues to be appropriate.

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DIRECTOR ATTENDANCE
During the fiscal year ended Dec. 31, 2024, the Board held eight meetings, and our committees cumulatively held 55 meetings. For the fiscal year, each of the incumbent directors attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which each such director served. In the event any director missed a meeting, that individual would separately discuss material items with Mr. Meyers or Ms. Fox-Martin.

BOARD COMMITTEES
The Board currently has six standing committees: the Audit Committee; the Finance Committee; the Nominating and Governance Committee; the Real Estate Committee; the Talent, Culture and
Compensation Committee; and the Stock Award Committee. Special committees may also be formed from time to time.

The following table provides membership information for the incumbent directors for fiscal 2024 for such standing committees of the Board:

Committees
Director	Independent	Financial Expert	Audit	Finance	Nominating and Governance	Real Estate	Stock Award	Talent, Culture and Compensation

Nanci Caldwell	✓
Adaire Fox-Martin(1)
Gary Hromadko(2)	✓
Charles Meyers(3)
Thomas Olinger	✓
Christopher Paisley	✓
Jeetu Patel(4)	✓
Sandra Rivera	✓
Fidelma Russo	✓
Meetings in 2024	Board: 8		36	4	5	5	0	5

Chairperson	Committee Member	Executive Chairman	Lead Independent Director	Audit Committee Financial Expert
(1)Ms. Fox-Martin served on the Nominating and Governance Committee until Mar. 2024. Ms. Fox-Martin is no longer considered to be an independent director with her role of CEO and President. Ms. Fox-Martin joined the Stock Award Committee in June 2024.
(2)Mr. Hromadko joined the Nominating and Governance Committee in Mar. 2024.
(3)Mr. Meyers served on the Stock Award Committee until June 2024.
(4)Mr. Patel has notified the Board that he will not stand for reelection to the Board at the 2025 Annual Meeting.
A detailed description of the Audit Committee can be found in the section entitled, “Report of the Audit Committee of the Board of Directors,” elsewhere in this proxy statement, and the Audit Committee Charter is published in the board & governance section of Equinix’s website at Equinix.com. The members of the Audit Committee in 2024 were Mr. Olinger, Mr. Paisley and Ms. Russo.

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Mr. Paisley is chairperson of the Audit Committee, and both Mr. Paisley and Mr. Olinger are considered financial experts. During the fiscal year ended Dec. 31, 2024, the Audit Committee held 36 meetings. This significant number of meetings in 2024 related to an independent investigation by the Audit Committee to review matters referenced in a short seller report. Based on the findings of the independent investigation, the Audit Committee concluded that Equinix’s financial reporting had been accurate, and that the application of its accounting practices had resulted in an appropriate representation of its operating performance.
The Finance Committee was established to assist the Board in fulfilling its responsibilities across the principal areas of corporate finance for Equinix. The Finance Committee provides oversight and assistance to management in considering such matters as Equinix’s balance sheet, capital planning, cash flow, financing needs, use of hedges and Equinix’s credit ratings agency strategy and discussions with such agencies. The Board has also delegated to the Finance Committee oversight of specific financing transactions. A more detailed description of the functions of the Finance Committee can be found in the Finance Committee Charter, published on the board & governance section of Equinix’s website at Equinix.com. In 2024, the members of the Finance Committee were Mr. Hromadko, Mr. Olinger and Mr. Paisley. Mr. Hromadko is chairperson of the Finance Committee. During the fiscal year ended Dec. 31, 2024, the Finance Committee held four meetings.
The Nominating and Governance Committee was established to (i) identify individuals qualified to become members of the Board, and select the director nominees for the next annual meeting of stockholders; (ii) review and consider developments in corporate governance practices and to recommend to the Board effective corporate governance policies and procedures applicable to the company; (iii) review and consider developments related to the company’s Governance, Risk and Compliance program (the “GRC Program”) and to report to the Board on GRC Program activities and recommendations; (iv) regularly review the company’s cybersecurity risk exposure and mitigations to monitor and control such exposure; (v) receive periodic reports from the company’s compliance office; (vi) oversee compliance with the company’s Code of Business Conduct; (vii) review and consider developments in corporate responsibility and report to the Board on activities and recommendations; (viii) provide oversight of the company’s public policy activities; and (ix) oversee the evaluation of the Board. A more detailed description of the functions of the Nominating and Governance
Committee can be found in the Nominating and Governance Committee Charter, published in the board & governance section of Equinix’s website at Equinix.com. The members of the Nominating and Governance Committee in 2024 were Ms. Caldwell, Ms. Fox-Martin, Mr. Paisley and Mr. Hromadko. Ms. Fox-Martin served on the Nominating and Governance Committee until Mar. 2024, when she stepped down from that committee in anticipation of her new role as Chief Executive Officer and President when she would no longer be considered independent. Mr. Hromadko joined the Nominating and Governance Committee in Mar. 2024. Ms. Caldwell is chairperson of the Nominating and Governance Committee. During the fiscal year ended Dec. 31, 2024, the Nominating and Governance Committee held five meetings.
The Real Estate Committee reviews and approves capital expenditures in connection with real estate development, expansion or acquisition within parameters set by the full Board. Decisions are made considering a projected 10-year internal rate of return and within the context of a multiyear capital expenditure development pipeline and cash flow analysis provided by management to the Real Estate Committee. In approving and overseeing real estate capital expenditures, the Real Estate Committee also considers an overview of the project and the market, including the competition, strategy, current capacity and sales pipeline. In addition, the Real Estate Committee has the authority to analyze, negotiate and approve the purchase, sale, lease or sublease of real property and approve guarantees related to real property lease transactions. A more detailed description of the functions of the Real Estate Committee can be found in the Real Estate Committee Charter, published in the board & governance section of Equinix’s website at Equinix.com. The members of the Real Estate Committee in 2024 were Mr. Hromadko, Mr. Olinger and Mr. Paisley. Mr. Hromadko is chairperson of the Real Estate Committee. During the fiscal year ended Dec. 31, 2024, the Real Estate Committee held five meetings.
The Stock Award Committee has the authority to approve the grant of stock awards to non-Section 16 officer employees and other individuals. In 2024, the members of the Stock Award Committee were Ms. Fox-Martin, Ms. Rivera and Mr. Meyers. Mr. Meyers stepped down from the Stock Award Committee when he stepped down from the Chief Executive Officer role, and Ms. Fox-Martin joined the Stock Award Committee following her appointment to the Chief Executive Officer role in June 2024. The Stock Award Committee typically does not hold meetings but acts by written consent.

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The Talent, Culture and Compensation Committee provides oversight of human capital management at Equinix, including our strategies to attract, develop and retain talent at all levels; cultivate an engaged employee base; make our culture a competitive advantage; and promote workforce belonging for all. The Talent, Culture and Compensation Committee also oversees succession planning for the Chief Executive Officer and select senior leaders. In addition, it oversees, reviews and administers all of Equinix’s compensation, equity and employee benefit plans and programs relating to executive officers, including the named executive officers; approves the global guidelines for the compensation program for Equinix’s non-executive employees; and approves Equinix’s projected global equity usage. The Talent, Culture and Compensation Committee also acts periodically to evaluate the effectiveness of the compensation programs at Equinix and considers recommendations from its consultant, Compensia, Inc. (“Compensia”), and from management regarding new compensation programs and changes to those already in existence. The Talent, Culture and Compensation Committee is also consulted to approve the compensation package of a newly hired executive or of an executive whose scope of responsibility has changed significantly, or to approve executive severance arrangements. A more detailed description of the functions of the Talent, Culture and Compensation Committee can be found in the Talent, Culture and Compensation Committee Charter, published on the board & governance section of Equinix’s website at Equinix.com and in the “Compensation discussion and analysis” section below. The members of the Talent, Culture and Compensation Committee in 2024 were Ms. Caldwell, Mr. Patel and Ms. Rivera. Ms. Rivera is the chairperson of the Talent, Culture and Compensation Committee. During the fiscal year ended Dec. 31, 2024, the Talent, Culture and Compensation Committee held five meetings.

BOARD RISK OVERSIGHT
Our Board’s oversight of risk management is designed to support the achievement of organizational objectives, including strategic objectives, to improve Equinix’s long-term organizational performance and to enhance stockholder value. The involvement of the full Board in setting Equinix’s business strategy is a key part of its assessment of what risks Equinix faces, what steps management is taking to manage those risks, and what constitutes an appropriate level of risk for Equinix. The Board typically holds a meeting annually focused solely on strategy, to set the stage for the planning and development of Equinix’s operating plan for the coming year. In Sept. 2024, the Board held a multiday strategy meeting with senior management to discuss strategies, key challenges, and risks and opportunities for Equinix. Our senior management attends the quarterly Board meetings, presents to the Board on strategic and other matters, and is available to address any questions or concerns raised about risk management-related issues, or any other matters. Board members also have ongoing and direct access to senior management between regularly scheduled Board meetings for any information requests or issues they would like to discuss.
The foundation of risk oversight at Equinix is our Governance, Risk and Compliance Committee (“GRCC”), overseen by the Nominating and Governance Committee. The GRCC is a global, cross-functional group currently made up of our most senior leaders, across functions such as legal, compliance and risk management. The GRCC considers enterprise and emerging risks via the Enterprise Risk Management (“ERM”) Program. Our ERM Program focuses on the identification, assessment, management, monitoring and reporting of key business risks. Risk identification involves periodic risk surveys and/or risk interviews with key business process owners and executives to identify key strategic, operational, financial, regulatory, compliance and external risks at the enterprise level. We completed a global risk assessment in 2024 to identify enterprise risks. In addition, the ERM Program includes an Emerging Risks Team of business leaders at Equinix, representing a majority of business functions, that meets monthly to identify fast-moving, potentially impactful risks. The GRCC prioritizes top enterprise and emerging risks for reporting to, and dialogue with, our executive staff at least quarterly, and from this discussion, risks are presented to the Nominating and Governance Committee to consider for further assessment and report-out to either a committee or the full Board as appropriate. The ERM Program works with those responsible for a given area of risk to gather, evaluate and prioritize risk information for this assessment process through use of an enterprise risk profile document. Top risks are evaluated through a detailed risk assessment, and the risks are reexamined periodically as needed.
While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Nominating and Governance Committee oversees

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Equinix’s GRCC, formally launched in 2013, as described above. In connection with this oversight, the Nominating and Governance Committee receives quarterly updates on key issues, such as top risks identified by the ERM Program, business continuity and disaster recovery planning, and regulatory compliance. In addition, the Nominating and Governance Committee receives a cybersecurity briefing at each quarterly meeting, in addition to reviewing cybersecurity matters with the full Board at least one time per year. The Nominating and Governance Committee evaluates the effectiveness of risk mitigation capabilities identified in these areas and monitors for emerging risks. The Nominating and Governance Committee also oversees our public policy activities and is responsible for oversight of our sustainability initiatives, which is accomplished through periodic updates and a comprehensive quarterly dashboard.
In addition, the Audit Committee’s charter mandates that it discuss guidelines and policies governing the process by which management and other persons responsible for risk management assess and manage Equinix’s exposure to risk, including Equinix’s major financial risk exposures and the steps management has taken to monitor and control such exposures, based on consultation with management and the independent auditors. The Audit Committee also receives an annual assessment of the adequacy of the controls over financial reporting, including an assessment of the risks associated with the controls over the financial reporting process.
In setting compensation, the Talent, Culture and Compensation Committee strives to manage risks arising from our compensation policies and programs by setting compensation at levels that maximize stockholder long-term value without encouraging excessive risk-taking. For more information, please read “Compensation policies and practices risk assessment.”
The Finance Committee manages risk by overseeing our capital management and capital structure. Additionally, the Finance Committee manages risk by oversight of our currency, interest rate and counterparty exposure.
Finally, the Real Estate Committee manages risk by overseeing and providing guidance on real estate expansion opportunities and the deployment of capital within the context of Equinix’s overall business and financial strategy and financial picture.
The Board believes that the risk management processes in place for Equinix are appropriate.

BOARD ONBOARDING PROGRAM
Equinix has an onboarding program, overseen by the Nominating and Governance Committee, to introduce new Board members to Equinix and the Board.
The program includes orientation sessions on the Board’s structure, processes and culture, Equinix’s compliance environment, and the business.

INVESTOR ENGAGEMENT
Equinix pursues engagement with stockholders throughout the year to best understand and address the issues that matter to our stockholders. In 2024, Equinix’s investor relations team met with numerous investors around the world by attending or hosting over 30 investor conferences, non-deal roadshows and investor group events. Certain investors also requested engagement meetings to discuss topics related to our corporate governance model, sustainability issues or our executive compensation program. Additionally, Equinix’s investor relations team proactively reached out for meetings with our 25 largest stockholders, at that time representing over 55% of our outstanding shares, in the fourth quarter of 2024, to discuss these topics and solicit feedback in preparation for the
Annual Meeting. In the meetings that resulted, topics discussed included:
Equinix’s sustainability program, including our science-based targets and oversight of climate risks; our human capital strategies; Board composition and refreshment; and matters related to Equinix’s executive compensation program. All meetings that resulted were attended by Mr. Meyers. All feedback from these meetings was shared with additional Board members as appropriate to be considered in go-forward planning. We plan to conduct a similar outreach in 2025.
For information about how to contact our Board, please see the section below entitled “Stockholder Communications with the Board of Directors.”

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Conduct Annual Meeting	Consider Meeting Results

•Host annual meeting •Engage in pre-meeting outreach as necessary to understand stockholder views on ballot items, respond to questions and encourage support for Board recommendations	•Strong stockholder support across 2024 ballot items signaled broad stockholder satisfaction, including: –Director support levels ranged from 92– 99.9% support –Say-on-Pay support was approximately 88%

Consider Stockholder Feedback	Conduct Stockholder Outreach

•Review stockholder feedback with relevant committees and the full Board as appropriate
•Consider changes to policies, practices and disclosures as warranted based on feedback
•Consider stockholder proposals

•Equinix’s investor relations team proactively reached out for meetings with our 25 largest stockholders, at that time representing over 55% of our outstanding shares, in the fourth quarter of 2024, to discuss governance and other topics and solicit feedback in preparation for the Annual Meeting

Other governance policies and practices
CORPORATE GOVERNANCE GUIDELINES
The Board follows its Corporate Governance Guidelines published on the board & governance section of Equinix’s website at Equinix.com. The Corporate Governance Guidelines reflect the Board’s dedication to monitoring the effectiveness of policy and decision-
making at the Board level. In conjunction with the Nominating and Governance Committee, the Board will continue to monitor the effectiveness of the Corporate Governance Guidelines.

CODE OF ETHICS AND BUSINESS CONDUCT
The Board has adopted (1) a Code of Business Conduct that applies to all directors, officers and employees and (2) an additional Code of Ethics for Chief Executive Officer and Senior Financial Officers. These documents can be found on the board & governance section of Equinix’s website at investor.equinix.com/board-governance/governance-documents. In addition, an anonymous reporting hotline and website have been established to facilitate reporting of violations of financial and nonfinancial policies. Should the Board ever choose to amend or waive a provision of the Code of Ethics for Chief Executive Officer and Senior Financial Officers, we may disclose such amendment or waiver on the board & governance section of Equinix’s website at Equinix.com.

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STOCK OWNERSHIP GUIDELINES
In its Corporate Governance Guidelines, the Board has established a stock ownership requirement for Equinix’s non-employee directors to encourage them to have a significant financial stake in Equinix. The Corporate Governance Guidelines state that each non-employee director should own not less than six times their cash annual retainer for general service on the Board in shares of Equinix’s common stock, including exercised stock options, vested restricted stock units (“RSUs”) and deferred RSUs. Unvested RSUs do not count toward compliance. New non-employee directors have five years from the date of their election to the Board to comply. Compliance with this requirement is measured annually at the end of each fiscal year. All directors were in compliance with the stock ownership requirement as of Dec. 31, 2024.
Stock ownership guidelines for our Chief Executive Officer and her executive staff have also been established and require that these executives achieve target ownership levels, expressed as a multiple of salary. Until Feb. 2024, the target ownership level for our Chief Executive Officer was three times their annual salary; for all others, the target ownership level was one time their annual salary. In Feb. 2024, these guidelines were amended to establish target ownership levels for our Chief Executive Officer and her direct reports of six times and three times, respectively. Newly hired or promoted executives have up to five years to obtain compliance. Compliance with this requirement is measured annually at the end of each fiscal year. All executives subject to the guidelines were in compliance as of Dec. 31, 2024.

SECURITIES TRADING POLICY
Our Board has adopted a securities trading policy (the “Securities Trading Policy”). The Securities Trading Policy governs transactions, including the purchase, sale, and/or other dispositions of Equinix securities by our directors, officers, employees and consultants. The Securities Trading Policy is designed to promote compliance with applicable insider trading laws, rules and regulations and any listing standards applicable to the company including the Nasdaq stock exchange. It is also Equinix’s policy to comply with applicable securities and state laws when engaging in transactions in Equinix’s securities. Our Securities
Trading Policy also prohibits our Board members, officers, employees and consultants from engaging in certain transactions related to Equinix’s common stock, such as transactions involving options on Equinix’s securities, such as puts, calls and other derivative securities, whether on an exchange or in any other market. It also prohibits engaging in hedging transactions, such as collars and forward sale contracts. For additional information, see our Securities Trading Policy, which is filed as Exhibit 19.1 to our Annual Report on Form 10-K filed with the SEC on Feb. 12, 2025.

RECOUPMENT POLICY
We maintain a recoupment policy in compliance with Rule 10D-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Nasdaq’s listing standard in response thereto. For additional information, see our Recoupment Policy, which is filed as Exhibit 97.1 to our Annual Report on Form 10-K filed with the SEC on Feb. 12, 2025.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Interested parties may contact the Board by sending correspondence to the attention of Equinix’s corporate secretary, c/o Equinix, Inc., One Lagoon Drive, Redwood City, CA 94065. Any mail received by the corporate secretary, except improper commercial solicitations, will be forwarded to the members of Equinix’s Audit Committee for further action, if necessary. Equinix does not have a policy requiring attendance by members of the Board at Equinix’s annual stockholder meetings. At Equinix’s 2024 Annual Meeting, Ms. Fox-Martin, Mr. Olinger, Mr. Paisley, Mr. Meyers, and Mr. Van Camp, at that time, our Executive Chairman, were in attendance and available for questions.

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2024 director compensation
Equinix uses a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the Board.
In setting director compensation, Equinix considers the competitive compensation market for directors in the high technology market, the demands of the various roles that directors hold, and the time required to fulfill their duties to Equinix. Historically, Compensia has conducted detailed reviews of Equinix’s director compensation program and presented its findings to the Talent, Culture and Compensation Committee.
In Sept. 2023, the Talent, Culture and Compensation Committee received a detailed review from Compensia on Equinix’s director compensation program, comparing the design of the program to peer practices, utilizing the same peers used for executive compensation decisions, and reviewing the alignment of total compensation and individual design elements to market. As a result of the review, and with aim to bring certain program elements to the 50th percentile of market, the Talent, Culture and Compensation Committee recommended the Board make the following changes to the director compensation program: (1) an increase in the annual equity grant value of $10,000 and (2) an increase to the Lead Independent Director Compensation of $20,000. The Board subsequently approved these changes in Dec. 2023, and the changes went into effect in Jan. 2024. The Talent, Culture and Compensation Committee’s last review of the director compensation program occurred in Sept. 2024. No changes resulted from such review.

Non-employee directors receive a retainer in connection with their service on the Board. For fiscal 2024, the annual retainer was $75,000. In addition, in lieu of regular meeting fees, committee chairs (if any) and members received the following annual retainers for fiscal 2024, payable quarterly in arrears:

Committee	Chairperson ($)	Member ($)

Audit	35,000	15,000
Finance	12,500	5,000
Nominating and Governance	20,000	10,000
Real Estate	25,000	12,500
Stock Award	—	—
Talent, Culture and Compensation	25,000	12,500
Currently, non-employee directors only receive meeting fees for attendance at committee meetings in excess of a specified number of meetings in a calendar year. For 2024, the committee meeting fees and the threshold number of meetings that must be attended before any meeting fees are paid were:

Committee	Chairperson ($)	Member ($)	Threshold Number of Meetings (#)

Audit	5,000	3,000	12
Finance	5,000	3,000	6
Nominating and Governance	5,000	3,000	5
Real Estate	5,000	3,000	8
Talent, Culture and Compensation	5,000	3,000	8

EQUINIX 2025 PROXY STATEMENT	Governance / 24
The Board has also designated a lead independent director who earned a $50,000 annual retainer in 2024. Non-employee directors receive automatic grants of RSUs. At our annual meeting of stockholders, each non-employee director who will continue to be a director after that meeting is automatically granted an award of RSUs. For fiscal 2024, the grant date fair value of these annual awards was $260,000.(1) The automatic RSU awards become fully vested on the earlier of (i) the first anniversary of Equinix’s immediately preceding annual meeting of stockholders or (ii) in the case of a non-employee director not standing for reelection, the date of the first annual meeting of stockholders held subsequent to the date of grant. In addition, each non-employee director shall receive a prorated award of RSUs upon joining the Board, with a grant date fair value currently set at $260,000. The proration is based upon a fraction equal to (x) the number of days from the start date of the non-employee director until the first anniversary of the date of Equinix’s immediately preceding annual meeting of stockholders divided by (y) 365. The number of shares subject to each RSU award is determined by dividing the specified dollar value of the award by the closing price of Equinix’s common stock on the date of grant.
The RSUs granted to our directors will become fully vested if Equinix is subject to a change-in-control; in the event of the non-employee director’s death, the portion of the RSUs that would have become vested on the next scheduled vesting date will become fully vested. Directors accrue dividend equivalent units on their RSUs. We allow our non-employee directors to elect to defer settlement of their RSUs. Directors are also eligible to receive discretionary awards under Equinix’s 2020 Equity Incentive Plan. The 2020 Equity Incentive Plan caps non-employee director compensation at $750,000. The limit may only be increased by $200,000 if the Board deems necessary to compensate a non-employee director for service on special-purpose committees or any other special service, in the Board’s discretion. These caps may not be increased without the approval of our stockholders. Our stock ownership guidelines for directors are described above.
(1)Ms. Fox-Martin did not receive this annual award in 2024.

The following table sets forth all of the compensation awarded to, earned by or paid to each non-employee director who served during fiscal year 2024.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3)(4) ($)	Total ($)

Nanci Caldwell	107,500	259,425	366,925
Adaire Fox-Martin(5)	33,500	—	33,500
Gary Hromadko	120,667	259,425	380,092
Thomas Olinger	176,500	259,425	435,925
Christopher Paisley	297,500	259,425	556,925
Jeetu Patel	87,500	259,425	346,925
Sandra Rivera	100,000	259,425	359,425
Fidelma Russo	135,000	259,425	394,425
(1)Amounts listed in this column include the annual retainers for Board and committee service. Board and committee retainers are prorated based on the number of days the director served during the year. The amount in this column for Mr. Paisley also includes a $50,000 retainer for service as lead independent director.
(2)Reflects RSUs covering 338 shares granted to each newly elected non-employee director on the date of our annual stockholders’ meeting in May 2024, with a grant date fair value of $767.53 per share.
(3)Reflects the aggregate grant date fair value of the RSU awards granted to the director in 2024 computed in accordance with FASB ASC Topic 718. See Note 13 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on Feb. 12, 2025, for a discussion of the assumptions made by Equinix in determining the values of our equity awards.
(4)As of Dec. 31, 2024, Ms. Caldwell, Mr. Hromadko, Mr. Olinger, Mr. Paisley, Mr. Patel, Ms. Rivera and Ms. Russo each held 338 unvested RSUs (including accrued dividend equivalent units).
(5)Amounts for Ms. Fox-Martin reflect the fees paid for services as a Board member prior to becoming CEO on June 3, 2024.

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Mr. Van Camp was our Executive Chairman, but not a named executive officer, from Jan. 1, 2024 until June 3, 2024. He did not receive any additional compensation for services provided as a director. Upon his departure from the Board, Mr. Van Camp became a special advisor to the Board. For the year ended Dec. 31, 2024, Mr. Van Camp earned $232,692 in salary for his Executive Chairman role and 75% of his salary in annual incentive compensation (paid in fully vested RSUs), and was granted 1,742 RSUs, with the same service and performance vesting requirements as those granted to our named executive officers, for his service as Equinix’s Executive Chairman.
Mr. Van Camp received an additional $149,500 in cash compensation for his Board advisor role through Dec. 31, 2024.
Mr. Meyers was our Chief Executive Officer and President from Jan. 1, 2024 until June 3, 2024 when he became our Executive Chairman, and did not receive any additional compensation for services provided as a director during that time. A complete description of his compensation is described below in the “Compensation discussion and analysis” section of this proxy statement.

EQUINIX 2025 PROXY STATEMENT	Governance / 26
Equinix stock ownership
The following table sets forth, as of Mar. 25, 2025, certain information with respect to shares beneficially owned by (i) each person who is known by Equinix to be the beneficial owner of more than 5% of Equinix’s outstanding shares of common stock, (ii) each of Equinix’s directors and nominees, (iii) each of the executive officers named in Executive Compensation and Related Information, and (iv) all current directors and executive officers (as defined by applicable securities laws) as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. Unless otherwise indicated, the address for each listed stockholder is c/o Equinix, Inc., One Lagoon Drive, Redwood City, CA 94065.

Name of Beneficial Owner	Number of Shares (#)	Percentage of Total (%)

Raouf Abdel	7,890	*
Nanci Caldwell(1)	3,849	*
Mike Campbell	18,076	*
Adaire Fox-Martin(2)	7,975	*
Gary Hromadko(3)	142,385	*
Jon Lin(4)	7,999	*
Charles Meyers	15,513	*
Brandi Galvin Morandi	8,377	*
Thomas Olinger(5)	814	*
Christopher Paisley(6)	18,852	*
Jeetu Patel(5)	1,056	*
Kurt Pletcher	1,969	*
Sandra Rivera(5)	2,043	*
Fidelma Russo(5)	691	*
Keith Taylor	24,402	*
The Vanguard Group(7) 100 Vanguard Blvd, Malvern, PA 19355	12,265,027	12.54%
BlackRock Fund Advisors(8) Park Avenue Plaza, 55 East 52nd Street, New York, NY 10055	9,733,894	9.95%
State Street Corporation(9) State Street Financial Center, 1 Lincoln Street, Boston, MA 02111	6,211,112	6.35%
All current directors and executive officers as a group (15 persons)(10)	261,891	*
*Less than 1%.
(1)Includes 338 shares issuable upon settlement of RSUs that will vest within 60 days of Mar. 25, 2025. Also includes 1,195 vested shares pursuant to RSUs as to which Ms. Caldwell has deferred the settlement of until a later date.
(2)Includes 1,056 vested shares pursuant to RSUs as to which Ms. Fox-Martin has deferred the settlement of until a later date from her service as a Board member prior to becoming CEO.
(3)Includes 338 shares issuable upon settlement of RSUs that will vest within 60 days of Mar. 25, 2025. Also includes 21,770 shares pledged as collateral by Mr. Hromadko, which pledge was approved by our Talent, Culture and Compensation Committee.

EQUINIX 2025 PROXY STATEMENT	Governance / 27
(4)Includes 4,316 shares pledged as collateral by Mr. Lin, which pledge was made prior to him becoming an executive officer and was subsequently approved by our Talent, Culture and Compensation Committee at the time of his appointment as an executive officer.
(5)Includes 338 shares issuable upon settlement of RSUs that will vest within 60 days of Mar. 25, 2025.
(6)Includes 338 shares issuable upon settlement of RSUs that will vest within 60 days of Mar. 25, 2025. Also includes an aggregate of 845 shares held in trusts for Mr. Paisley’s children and a brother.
(7)As of December 29, 2023, the most recent required Schedule 13G filed with the SEC, the total amount beneficially owned by The Vanguard Group was 12,265,027 shares. Includes 0 shares with sole voting and 199,463 shares with shared voting power. Includes 11,787,551 shares with sole dispositive and 477,476 shares with shared dispositive power by The Vanguard Group, an investment advisor.
(8)As of April 30, 2024, the most recent required Schedule 13G filed with the SEC, the total amount beneficially owned by BlackRock Fund Advisors was 9,733,894 shares. Includes 8,872,526 shares with sole voting and 0 shares with shared voting power. Includes 9,733,894 shares with sole dispositive and 0 shares with shared dispositive power by BlackRock Inc., an investment advisor.
(9)As of Dec. 31, 2023, the most recent required Schedule 13G filed with the SEC, the total amount beneficially owned by State Street Corporation was 6,211,112 shares. Includes 0 shares with sole voting and 3,616,906 shares with shared voting power. Includes 0 shares with sole dispositive and 6,195,184 shares with shared dispositive power by State Street Corp., an investment advisor.
(10)Includes 2,366 shares issuable upon settlement of RSUs that will vest within 60 days of Mar. 25, 2025. Also includes 2,604 shares pursuant to RSUs as to which settlement has been deferred until a later date.

Related-party transactions
APPROVAL OF RELATED-PARTY TRANSACTIONS
Per its written charter, Equinix’s Audit Committee is responsible for reviewing all related-party transactions in accordance with the rules of Nasdaq. Related parties include any of our directors or executive officers, our greater than 5% stockholders, and their immediate family members.
We review related-party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with Equinix’s interests. To identify related-party transactions, each year we require our directors and executive officers to complete a questionnaire identifying any transactions with us in which the executive officer or director or their family members have an interest. We seek updates to this information from our directors and executive officers on a quarterly basis. We also ask our directors and executive officers to update their list of companies they are affiliated with on a quarterly basis to help us identify related-party transactions.
Finally, our Code of Business Conduct establishes corporate standards of behavior for all our employees, officers and directors and sets our expectations of contractors and agents. Our Code of Business Conduct seeks to deter wrongdoing and to promote honest and ethical conduct and encourages the reporting of illegal or unethical behavior. Waivers of the Code of Business Conduct may be granted by Equinix’s Chief Executive Officer, Chief Legal Officer or Chief Compliance Officer, provided that waivers for executive officers or directors may only be granted by the Board or by one of its committees.
The Audit Committee Charter and the Code of Business Conduct are available on the board & governance section of Equinix’s website at Equinix.com.

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RELATED-PARTY TRANSACTIONS FOR 2024
The Vanguard Group, Inc. was a holder of greater than 5% of our outstanding common stock during the 2024 fiscal year. In 2024, revenues from entities affiliated with The Vanguard Group, Inc. totaled approximately $8 million.
BlackRock, Inc. was a holder of greater than 5% of our outstanding common stock during the 2024 fiscal year. In 2024, revenues from entities affiliated with BlackRock Inc. totaled approximately $3 million.
State Street Corporation was a holder of greater than 5% of our outstanding common stock during the 2024 fiscal year. In 2024, revenues from entities affiliated with State Street Corporation totaled approximately $7 million.
A son of our independent director, Mr. Paisley, is employed by Equinix. In 2024, Mr. Paisley’s son received total compensation of approximately $293,000, including salary, incentive plan compensation and RSU vesting income. This amount is consistent with the compensation and benefits provided to other employees with equivalent qualifications, experience and responsibilities.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The members of the Board, the executive officers of Equinix, and persons who hold more than 10% of Equinix’s outstanding common stock (“Section 16 Insiders”) are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of Equinix’s common stock and their transactions in such common stock. Based on (i) the copies of Section 16(a) reports filed for the members of the
Board and the executive officers for their 2024 fiscal year transactions in common stock and their common stock holdings and (ii) the written representations received by such persons, Equinix believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by Section 16 Insiders.

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Executive officers
The following are our executive officers (as defined by applicable securities laws), their ages as of Mar. 25, 2025, their positions and offices held with Equinix, and certain biographical information. All serve at the discretion of the Board.

Adaire Fox-Martin
Chief Executive Officer and President (since 2024) Age 60

PRIOR BUSINESS EXPERIENCE
•President, Google Cloud Go to Market (2023–2024) and Head of Google Ireland (2021–2024)
•President, Google Cloud International (2022–2023)
•President, Google Cloud EMEA (2021-2022)
•Various roles, SAP (2008–2021), including Executive Board member of Global Customer Operations, President, Chief Operating Officer, SVP Industry Business Solutions, and Vice President Public Sector
•Various management roles, Oracle Corporation (1989–2007), the most recent being Vice President Government Education and Healthcare

Keith Taylor
Chief Financial Officer (since 2005) Age 63

PRIOR BUSINESS EXPERIENCE
•Various roles, including Vice President, Finance and Chief Accounting Officer, Equinix (2001–2005)
•Director of Finance and Administration, Equinix (1999–2001)
•Vice President Finance and Interim Chief Financial Officer, International Wireless Communications, an operator, owner and developer of wireless communications networks (1996–1999)

Raouf Abdel
Executive Vice President, Global Operations (since 2019) Age 57
PRIOR BUSINESS EXPERIENCE •Chief Global Operations Officer, Equinix (2017– 2019) •Regional Operating Chief, Americas, Equinix (2012–2017)

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Jon Lin
Chief Business Officer (since 2024) Age 48

PRIOR BUSINESS EXPERIENCE
•Executive Vice President and General Manager, Data Center Services, Equinix (2021–2024)
•Various management positions, most recently as President, Equinix Americas (2009–2021)
•Director of Advanced Solutions Group, Tata Communications (2006–2009)
•Various positions, most recently as Senior Strategist of Security Products, Verizon Business (2002–2006)

Brandi Galvin Morandi
Chief People Officer (since 2024) Age 52

PRIOR BUSINESS EXPERIENCE
•Chief Legal Officer and Human Resources Officer, Equinix (2019–2024)
•Chief Legal Officer, General Counsel and Secretary, Equinix (2003–2019)
•Corporate Attorney, Gunderson Dettmer (1997–2003)

Kurt Pletcher
Chief Legal Officer (since 2024) Age 54
PRIOR BUSINESS EXPERIENCE •Executive Vice President, Global General Counsel, Equinix (2022–2024) •Various legal roles, including SVP, Deputy General Counsel, Equinix (2001–2022)

EQUINIX 2025 PROXY STATEMENT	Compensation / 31

Compensation

Proposal 2 — Advisory non-binding vote on executive compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) contains a provision that is commonly known as “Say-on-Pay.” Say-on-Pay gives our stockholders an opportunity to vote on an advisory, non-binding basis to approve the 2024 compensation of our named executive officers as disclosed in this proxy statement. We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation program and practices described in this proxy statement. Our executive compensation program is tied directly to the performance of the business to ensure strong growth and value creation for stockholders using metrics we believe best indicate the success of our business. Please read “Compensation discussion and analysis” and the executive compensation tables and narrative disclosure for a detailed explanation of our executive compensation program and practices.
Accordingly, we ask that you vote “FOR” the following resolution:
“RESOLVED, that the stockholders of Equinix, Inc., hereby approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC in Item 402 of Regulation S-K, including the Compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement for the annual meeting.”
This advisory vote on executive compensation is not binding on us. However, the Board and the Talent, Culture and Compensation Committee highly value the opinions of our stockholders. To the extent there is a significant vote against this proposal, we will seek to determine the reasons for our stockholders’ concerns, and the Talent, Culture and Compensation Committee will evaluate whether any actions are necessary to address those concerns when making future executive compensation decisions.

The Board unanimously recommends a vote “FOR” proposal 2.

EQUINIX 2025 PROXY STATEMENT	Compensation / 32
Proposal 3 — Approval of an amendment to the Equinix, Inc. 2020 Equity Incentive Plan to increase the number of plan shares reserved for issuance by 3.3 million shares
Equinix is asking stockholders to approve the amendment and restatement of the Equinix, Inc. 2020 Equity Incentive Plan (the “Plan”), primarily to increase the number of shares authorized under the Plan by 3,300,000 shares. On Apr. 8, 2025, our Board approved the amendment and restatement of the Equinix, Inc. 2020 Equity Incentive Plan (the “Amended Plan”), subject to stockholder approval. The Amended Plan is intended to continue our equity incentive compensation program, currently implemented under the Plan. If the Amended Plan is not approved by our stockholders, then the Amended Plan will not become effective, and the Plan will continue in full force and effect for as long as shares remain available for issuance thereunder.
If approved by stockholders, an additional 3,300,000 shares of our common stock will be authorized for issuance under the Amended Plan, as described below under “Shares Available.” Subject to stockholder approval, the Amended Plan will continue until the Board terminates the Amended Plan pursuant to its terms; however, no incentive stock options (“ISOs”) may be granted more than 10 years after the date the Board approved the Amended Plan.
Stockholder approval of the Amended Plan is necessary in order for us to (i) meet the Nasdaq Global Select Market stockholder approval requirements, and (ii) be permitted to grant ISOs with respect to the new shares requested under the Amended Plan (although we have not granted ISOs to date under the Plan).
BOARD RECOMMENDATION
The Board considers equity compensation to be an important part of our pay-for-performance philosophy and a critical tool for attracting, motivating and retaining employees, directors and consultants in the markets in which we compete for talent. Additionally, the Board believes that equity ownership creates an important link between the interests of long-term stockholders and Equinix personnel by rewarding the creation of long-term stockholder value.
Based on the amount of awards granted in the past, the shares remaining available for awards under the Plan will likely be insufficient to satisfy our equity compensation needs beyond a portion of calendar year 2026. Accordingly, the Board has approved the Amended Plan to increase the shares available for new awards so that we can continue to grant equity awards to our eligible employees, directors and consultants. The Amended Plan is intended to promote the long-term success and enhance the value of Equinix.
If our stockholders do not approve the Amended Plan, we may not be able to continue to grant equity awards at competitive levels, which we believe will negatively affect our ability to recruit and retain highly qualified employees, directors and consultants. This could place us at a competitive disadvantage and hamper our growth.
In developing our equity compensation programs, the Committee and the Board evaluate our corporate and equity plan governance practices and carefully consider the potential dilutive impact on stockholders. Accordingly, the Amended Plan seeks to continue to implement equity plan governance intended to address stockholder interests, while also enabling us to continue offering our equity compensation program, which we consider necessary for our success in the market.
Therefore, the Board believes that it is in the best interests of Equinix and our stockholders to approve the Amended Plan and recommends approval of the Amended Plan by our stockholders.
STATUS OF THE PLAN AND REQUEST FOR SHARES UNDER THE AMENDED PLAN
The Plan is currently the only active incentive plan under which we may grant equity awards to our directors, executive officers, employees and consultants, and as of Mar. 25, 2025, 1,251,695 shares were available for future awards under the Plan (assuming all shares were issued under outstanding awards). If the stockholders approve the Amended Plan, then we would have an additional 3,300,000 shares available for future awards, for a total amount of approximately 4,551,695 shares available for grants under the Amended Plan (as adjusted by shares subject to awards granted under the Plan or returned to the Plan between Mar. 25, 2025 and the date of the 2025 Annual Meeting). As of Mar. 25, 2025, there were 1,684,113 RSUs outstanding under the Plan and no other award types outstanding.

EQUINIX 2025 PROXY STATEMENT	Compensation / 33
In arriving at 3,300,000 as the number of additional shares to allocate to the Amended Plan, the Board and Committee analyzed various metrics, including the "net burn rate" at which we have granted equity awards in the past, our prospective equity compensation requirements and the potential dilutive impact of the proposed share reserve under the Amended Plan. We have calculated that the average “net burn rate” for awards that we granted in the last three fiscal years to be approximately 0.75%. For this purpose, “net burn rate” is (i) the number of awards granted (restricted stock units) minus the number of awards cancelled, divided by (ii) the weighted average number of shares of common stock outstanding.
The potential dilution to current stockholders that could result from the future issuance of shares reserved under the Amended Plan would be approximately 6.37%. Here, dilution is calculated as a percentage, where the numerator is the sum of the 3,300,000 additional shares requested under the Amended Plan, the 1,251,695 shares remaining available for granting of equity awards under the Plan as of Mar. 25, 2025, and 1,684,113 shares subject to outstanding awards under the Plan as of Mar. 25, 2025, and the denominator is the number of our shares of common stock outstanding.
After considering the foregoing, we forecasted that our total share reserve resulting from this proposal would be appropriate to satisfy expected equity compensation needs for approximately four years, based on our current compensation design and historical grant patterns. However, the amount of shares granted in the past is not necessarily indicative of the amount that may be granted in the future. The amount of future grants is not currently known and will depend on various factors that cannot be predicted, including but not limited to the market price of Equinix’s common stock on the future dates of grant, the volatility of the stock, the growth of our employee population, and prevailing market conditions.
MATERIAL CHANGES TO THE PLAN
The following summary highlights the proposed material amendments to the Plan.
•The aggregate number of shares reserved for issuance pursuant to awards has been increased by 3,300,000 additional shares, for a total of approximately 4,551,695 shares available under the Amended Plan (subject to adjustment as provided in the Amended Plan).
•The term during which we may grant ISOs (if any) has been extended by approximately five years, from
June 18, 2030 to May 21, 2035, 10 years from the date of proposed approval of the Amended Plan.
KEY GOVERNANCE TERMS AND PRACTICES UNDER THE AMENDED PLAN
The Amended Plan allows us to grant cash and equity-based incentive awards to employees, consultants and directors of Equinix and any of its parents and subsidiaries as incentives and rewards for superior performance. Some of the key features of the Amended Plan that reflect our commitment to effective management of incentive compensation are as follows:
•No Liberal Share Recycling. Shares will not be added back to the available pool of shares authorized under the Amended Plan when shares are (i) tendered or withheld in payment of the exercise price of a stock option or other award, (ii) withheld for taxes, (iii) purchased with the proceeds of an option exercise or (iv) subject to a stock appreciation right (“SAR”) but not issued upon settlement thereof.
•Limitation on Payment of Dividends or Equivalents. The Amended Plan prohibits the payment of dividends or dividend equivalents in any form prior to the vesting of any award.
•No “Single Trigger” Change in Control Provisions. Under the Amended Plan, the vesting of awards does not accelerate upon a change in control of Equinix unless the acquiring company does not assume the awards.
•No Repricing or Replacement of Options or SARs. The Amended Plan prohibits, without stockholder approval, the amendment of options or SARs to reduce the exercise price or the replacement of options or SARs with awards with a lower exercise price, and the replacement of an option or SAR with cash or any other award when the price per share of the option or SAR, as applicable, exceeds the fair market value of the underlying shares.
•No In-the-Money or Reload Options. The Amended Plan prohibits the grant of options or SARs with an exercise price less than the fair market value of a share of our common stock on the date of grant, except as provided for Substitute Awards (as defined below). Stock options with a reload feature will not be granted under the Amended Plan.
•Non-Employee Director Compensation Limit. The Amended Plan limits the aggregate amount of compensation payable to an individual as compensation for services as a non-employee director in a calendar year, whether in cash or in equity.

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•No “Evergreen” Provision. The Amended Plan provides for a fixed number of shares available for grant and does not provide for any automatic increase of available shares for future issuances.
•Clawback Provision. Awards are subject to the Equinix, Inc. Compensation Recoupment Policy and to any applicable terms of any other clawback or recoupment policy adopted by Equinix or required by applicable law.
SUMMARY OF THE AMENDED PLAN
The principal features of the Amended Plan are summarized below. This summary is not a complete description of the Amended Plan and is qualified in its entirety by reference to the Amended Plan which is attached to this proxy statement as Appendix B.
Administration
The Amended Plan will generally be administered by the Committee, unless otherwise determined by the Board. However, the Committee may delegate to a committee of one or more members of the Board or one or more of the company’s officers the authority to grant or amend awards to participants other than the company’s senior executives who are subject to Section 16 of the Securities Exchange Act of 1934, as amended. In addition, the full Board will administer the Amended Plan with respect to awards made to non-employee directors. The Committee and the Board, as applicable, are sometimes referred to herein as the "Administrator." The Administrator has authority to interpret the Plan and all award agreements; to adopt rules for the administration, interpretation and application of the Amended Plan, and to interpret, amend or revoke any such rules; and to amend the Amended Plan or any award agreement, subject to certain limits set forth in the Amended Plan.
Eligibility
Persons eligible to participate in the Amended Plan include all non-employee members of the Board, as well as employees and consultants of Equinix and its parents and subsidiaries, as determined by the Administrator. Only employees of Equinix or a parent or subsidiary may receive ISOs under the Amended Plan. As of March 25, 2025, approximately 13,724 persons, including 13,710 employees, six executive officers, seven outside directors and approximately one consultant, were eligible to participate in the Amended Plan.
Shares Available
The maximum number of shares of Equinix common stock available for issuance under the Amended Plan, subject to approval of the Amended Plan by the company’s stockholders, is equal to the sum of (i) 3,300,000 shares and (ii) any shares which as of the effective date of the Amended Plan are available for issuance under the Plan; provided that no more than 3,300,000 shares may be issued upon the exercise of ISOs. The shares may be authorized but unissued shares, treasury shares or shares purchased in the open market.
If any shares subject to an award under the Amended Plan (including the Plan) are forfeited or expire or an award under the Amended Plan is settled for cash or is converted to shares of another person in connection with a corporate transaction, then any shares subject to such award may, to the extent of such forfeiture, expiration, cash settlement or conversion, be used again for new grants under the Amended Plan. However, any shares tendered or withheld to satisfy the exercise price or tax withholding obligation pursuant to any award, shares subject to a SAR that are not issued in connection with the stock settlement of the SAR or its exercise, and any shares purchased on the open market with the cash proceeds from the exercise of options, under the Amended Plan, may not be used again for new grants.
Awards granted under the Amended Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock (“Substitute Awards”) will not reduce the shares authorized for grant under the Amended Plan and shares subject to such Substitute Awards may not be added to the Amended Plan’s share reserve if such awards are forfeited or expire.
Non-Employee Director Compensation Limit
Notwithstanding any other provision in the Amended Plan or in any Equinix policy regarding non-employee director compensation, the maximum amount of total compensation payable to a non-employee director for services in a calendar year may not exceed $750,000, calculated as the sum of (i) the grant date fair value of all awards payable in shares and the maximum cash value of any other award granted under the Amended Plan, plus (ii) cash compensation in the form of Board and committee retainers and meeting or similar fees. However, the foregoing limit will be increased by $200,000 as the Board deems necessary to compensate a non-employee director for service on special-purpose committees or any other special

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service, in the Board’s discretion (excluding those non-employee directors receiving such additional compensation).
Awards
The Amended Plan provides for the grant of stock options, including ISOs, and nonqualified stock options (“NSOs”), SARs, restricted stock, restricted stock units (“RSUs”), other stock-based incentive awards, dividend equivalents and cash-based incentive awards. All awards under the Amended Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms, performance criteria, and post-termination exercise limitations. Awards other than cash-based incentive awards generally will be settled in shares of our common stock, but the Administrator may provide for cash settlement of any award. A brief description of each award type follows.
Stock Options and SARs. Stock options provide for the purchase of shares of Equinix common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Internal Revenue Code of 1986, as amended (the “Code”) are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date, payable in shares, cash or a combination of shares and cash. The exercise price of all stock options and SARs granted pursuant to the Amended Plan will not be less than 100% of the fair market value of Equinix common stock on the date of grant, with the exception of Substitute Awards. The exercise price of a stock option may be paid by the participant in any form permitted by the Administrator, as described below under “Payment for Awards.” Stock options and SARs may be exercised as determined by the Administrator, but in no event may have a term extending beyond the tenth anniversary of the date of grant. ISOs granted to any person who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of Equinix or any of its parents or subsidiaries, however, shall have an exercise price that is not less than 110% of the fair market value of Equinix common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. To the extent that the aggregate fair market value of ISOs that are first exercisable by an eligible individual during any calendar year exceeds $100,000, the options will be treated as NSOs to the extent required by Section 422 of the Code. The period during which a participant may have a right to vest in and exercise an option or SAR will be set by the Administrator. The Administrator may accelerate the vesting of an option, provided that no option may vest following its expiration, termination, or forfeiture.
Unless otherwise determined by the Administrator or set forth in an award agreement, an option or SAR that is unexercisable upon a participant's termination of service may not become exercisable thereafter, and such unexercisable portion will expire upon the participant’s termination of service. Unless we determine otherwise, in the event that on the last business day of the term of an option (other than an ISO) or a SAR, (i) the exercise of the option or SAR is prohibited by applicable law, or (ii) shares may not be purchased or sold by the applicable participant due to any insider trading policy of ours (including blackout periods), the term of the option or SAR shall be extended until the date that is 30 days after the end of the legal prohibition or black-out period; provided, in no event will the extension last beyond the 10-year (or shorter) term of the applicable option or SAR.
Restricted Stock. Restricted stock is an award of nontransferable shares of Equinix common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. Upon the issuance of restricted stock, a participant will have all of the rights of a stockholder, including the right to receive dividends and other distributions, subject to the Administrator’s discretion, and provided that any such dividends will be subject to vesting and will not be paid to the participant unless and until the restricted stock vests. The vesting period will be set by the Administrator. The Administrator may accelerate the vesting of restricted stock by removing any and all restrictions imposed on the award. Also, the Administrator may provide that vesting will not cease upon the occurrence of certain events, such as a change-in-control or termination of service. Except as otherwise determined by the Administrator, in the event a participant’s service is terminated during the applicable restriction period and such participant holds an award of restricted stock, then (i) if such participant paid no price for the restricted stock award, the unvested portion of such restricted stock award shall be forfeited and cancelled for no consideration on the participant's date of termination, or (ii) if such participant paid a price for the restricted stock award, then we will have the right to repurchase the unvested portion of such restricted stock award at a cash price per share equal to the price paid by the participant for such restricted stock award or such other amount as may be specified in the applicable award agreement.

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RSUs. RSUs are contractual promises to deliver shares of Equinix common stock in the future, which may also remain forfeitable unless and until specified conditions are met. A participant will have no stockholder rights unless and until the RSUs vest and shares are delivered to the participant. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the Administrator permits such a deferral. The vesting period will be set by the Administrator. The Administrator may accelerate the vesting of restricted stock by removing any and all restrictions imposed on the award. Unless otherwise provided by the Administrator, RSUs will be settled and paid in the form of fully transferable shares, but may also be settled in cash or in a combination of shares and cash. Also, the Administrator may provide that vesting will not cease upon the occurrence of certain events, such as a change in control or termination of service.
Other Incentive Awards. Other stock or cash-based awards are awards linked to or derived from shares of Equinix common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Such awards will be paid in stock, cash, or a combination of stock and cash. These stock or cash-based awards may, but need not, be made in lieu of compensation to which a participant is otherwise entitled.
Dividends and Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of Equinix common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed, or expires, as determined by the Administrator. Dividend equivalents that are based on dividends paid prior to the vesting of an award will be paid out to the participant only to the extent that the award vests and in no event may any award provide for a participant's receipt of any other dividends prior to the vesting of such award.
Vesting
Vesting conditions determined by the Administrator may apply to each award and may include continued service, achievement of performance goals that may be based on the performance criteria set forth in the Amended Plan or such other criteria as determined by the Administrator, and/or other conditions.
Payment for Awards
To the extent that a participant is required to pay for any award or the shares issuable pursuant to such award, such as upon the exercise of a stock option, such payment may be made in a manner permitted by the Administrator, which may include by cash, wire transfer or check; by shares (including shares issuable pursuant to the exercise of an award); by delivery of a written or electronic notice that the participant has placed a market sell order with a broker acceptable to Equinix with respect to shares then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to Equinix; by any other form of legal consideration acceptable to the Administrator in its sole discretion; or any combination of such permitted forms of payment.
Certain Corporate Events
The Administrator has broad discretion to take action under the Amended Plan, as well as to make adjustments to the number and kind of shares issuable under the Amended Plan and the terms, conditions and exercise price (if any) of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions.
In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the Administrator will make equitable adjustments to the Amended Plan and outstanding awards.
In the event of a “change-in-control” of the company (as defined in the Amended Plan), to the extent that the surviving entity declines to assume or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction, all forfeiture restrictions with respect to such awards will lapse, and all performance criteria with respect to such awards will be deemed achieved to the extent provided in the participant’s award agreement or any other written agreement entered into between Equinix and the participant. Upon or in anticipation of a change in control in which outstanding awards will not be replaced or assumed by the surviving entity, the Administrator may cause any outstanding awards to terminate at a specified time in the future and give the participant the right to exercise such awards during a period of time determined by the Administrator in its sole discretion.

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Non-U.S. Participants
The Administrator may determine which subsidiaries will be covered by the Amended Plan and which individuals outside of the U.S. will be eligible to participate in the Amended Plan and may modify award terms, establish subplans, and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States.
Clawback Provisions
All awards will be subject to the provisions of the Equinix, Inc. Compensation Recoupment Policy (to the extent applicable to the participant), as well as any other clawback policy implemented by us to the extent set forth in such clawback policy and/or in the applicable award agreement, as well as to any clawback required by applicable law or stock exchange listing rule.
Transferability of Awards
With limited exceptions for estate planning, certain beneficiary designations, the laws of descent and distribution, and transfers to permitted family member transferees under the Form S-8 rules (in the Administrator’s discretion), awards under the Amended Plan are generally non-transferable and are exercisable only by the participant.
Plan Amendment and Termination
Our Board may amend, suspend, or terminate the Amended Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the Amended Plan, “reprices” any stock option or SAR, or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. No amendment, suspension or termination of the Amended Plan may materially and adversely affect any rights or obligations under any award previously granted or awarded without the consent of the participant, unless the award agreement expressly provides otherwise or as otherwise set forth in the Amended Plan.
Fair Market Value of Shares. The fair market value of the shares of common stock on any relevant date, as defined under the Amended Plan, is generally the closing sales price for a share as quoted on the Nasdaq Global Select Market, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If there is no closing sales price for a share on such date, then the fair market value of the shares of common stock for such date will be the closing sales price for a share on the last preceding date on which a closing sales price exists, as quoted on the Nasdaq Global Select Market. Notwithstanding the foregoing, for U.S. and non-U.S. federal, state, and local tax reporting and withholding purposes, fair market value may be determined by the Administrator in accordance with uniform and nondiscriminatory standards that the Administrator adopts consistent with applicable law. The fair market value of our shares as reported on the Nasdaq Global Select Market on March 25, 2025 was $841.22 per share.
U.S. Federal Income Tax Consequences of Awards Granted under the Amended Plan
The following is a summary of the general U.S. federal income tax consequences applicable to equity awards under the Amended Plan based on current U.S. federal income tax laws. The Amended Plan is not qualified under Section 401(a) of the Code. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee, director or consultant, or to Equinix. The provisions of the Code and regulations thereunder relating to these matters are complicated, may change, and their impact in any one case may depend upon the particular circumstances. Further, this summary does not discuss the tax consequences of a participant’s death or the provisions of any income tax laws of any municipality, state or foreign country in which a participant may reside.
Stock Options. Options granted under the Amended Plan may be either ISOs that satisfy the requirements of Section 422 of the Code or NSOs that are not intended to meet such requirements. The U.S. federal income tax treatment for the two types of options differs, as follows:
•ISOs. No taxable income is recognized by the participant at the time the option is granted or exercised. However, the excess of the fair market value of the purchased shares over the exercise price paid for the shares generally is an item of adjustment in computing the alternative minimum taxable income of the participant. If the participant holds the stock received as a result of an exercise of an ISO for at least a period of two years from the date of the grant and one year from the date of exercise (i.e., a “qualifying disposition”), then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, (i.e., a ‘disqualifying disposition”), then the participant will include the income, as ordinary compensation for the year of the

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disposition, in an amount equal to the excess, if any, of the fair market value of the shares upon exercise of the option over the exercise price (or, if less, the excess of the amount realized upon disposition over the exercise price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In the event of a disqualifying disposition, Equinix will be entitled to an income tax deduction, in the year of such disposition, for the amount includible in the participant's income as compensation, subject to Section 162(m) of the Code. The participant’s tax basis in the shares acquired upon exercise of an ISO is equal to the exercise price paid, plus any amount includible in the participant’s income as a result of a disqualifying disposition.
•NSOs. No taxable income is recognized by a participant upon the grant of an NSO. The participant will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the participant (if an employee) will be subject to the tax withholding requirements applicable to such income. Any gain (or loss) upon subsequent disposition of the shares will be a long- or short-term capital gain (or loss), depending on the holding period of the shares. Subject to Section 162(m) of the Code, a deduction for federal income tax purposes will be allowable to Equinix in the year of exercise of the NSO in an amount equal to the taxable compensation realized by the participant. The participant’s tax basis in shares received upon exercise is equal to the sum of the exercise price paid plus the amount includible in the participant’s income as compensation upon exercise. If an NSO is exercised by tendering previously owned shares of the company’s common stock in payment of the exercise price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the participant’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The participant will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the participant’s basis in such excess shares will be equal to the amount of such compensation income, and the holding period in such shares will begin on the date of exercise.
Stock Appreciation Rights. Generally, the recipient of a SAR will not recognize taxable income at the time the SAR is granted. If an employee receives the appreciation inherent in the SAR in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SAR in stock, the value converted into stock is taxable as ordinary income at the fair market value of the stock in the year it is received. In general, there will be no federal income tax deduction allowed to Equinix upon the grant or termination of SARs. However, upon the settlement of a SAR, Equinix will be entitled to a business expense deduction equal to the amount of ordinary income the recipient is required to recognize for the taxable year as a result of the settlement, subject to Section 162(m) of the Code. If required, income tax must be withheld on the income recognized by the participant.
Restricted Stock. Generally, no taxable income will be recognized at the time of grant by the recipient of restricted stock. When the restrictions lapse with regard to any installment of the restricted stock, the participant generally will recognize ordinary income in an amount equal to the fair market value of the shares with respect to which the restrictions lapse, unless the participant elects under Section 83(b) of the Code to recognize ordinary income in the year the award is granted in an amount equal to the fair market value of the restricted stock awarded at the time of grant, determined without regard to the restrictions. If a participant makes an election under Section 83(b) of the Code to be taxed with respect to the restricted stock awarded as of the date of transfer, the participant must deliver a copy of such election to us promptly after filing such election with the IRS, along with proof that such filing was timely. Subject to Section 162(m) of the Code, a deduction for federal income tax purposes will be allowable to Equinix in an amount equal to the compensation realized by the employee. If required, income tax must be withheld on the income recognized by the participant.
RSUs. A recipient of RSUs will not recognize any income at the time the RSUs are granted, nor will Equinix be entitled to a deduction at that time. When payment on an RSU is made, the participant will recognize ordinary income in an amount equal to the fair market value of the common stock received (or if the stock unit is settled in cash, the cash amount). If required, income tax must be withheld on the income recognized by the participant. Equinix will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m) of the Code.

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Other Stock or Cash Payments. A recipient of a payment in stock or in cash pursuant to another stock-based or cash-based award will generally recognize ordinary income in an amount equal to the fair market value of the common stock or cash received. If required, income tax must be withheld on the income recognized by the participant. Equinix will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m) of the Code.
Dividend Equivalents. An awardee of dividend equivalents does not realize taxable income at the time of grant, and Equinix is not entitled to a deduction at that time. When a dividend equivalent is paid, the awardee recognizes ordinary income and Equinix is entitled to a corresponding deduction, subject to the limits of Section 162(m) of the Code.
Code Section 162(m). Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. Compensation attributable to awards under the Amended Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.
Code Section 409A. Certain awards under the Amended Plan may be considered “nonqualified deferred compensation” subject to Section 409A of the Code, which imposes additional requirements on the payment of deferred compensation. Generally, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Section 409A of the Code or is not operated in accordance with those requirements, all amounts deferred under the nonqualified deferred compensation plan for the current taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includible in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A of the Code, the amount will be subject to income tax at regular income tax rates plus an additional 20% tax, as well as potential premium interest tax.
Future Benefits under the Amended Plan
Because the Amended Plan is discretionary, benefits to be received in the future by eligible individuals are not determinable. The Amended Plan does not contain objective criteria for determining the compensation payable thereunder. No awards have been granted under the Amended Plan that are contingent upon approval of the Amended Plan by the stockholders.
HISTORICAL GRANTS UNDER THE PLAN
The following table sets forth, for each of the individuals and groups indicated, the number of shares subject to equity awards granted under the Plan (without regard to awards that were forfeited or cancelled) since its initial approval by the stockholders on June 18, 2020 through March 25, 2025. No awards have been granted under the Plan to any associate of any of our directors (including nominees) or executive officers, or to any nominee for election as a director who is not a current director, and no person has received 5% or more of the awards granted under the Plan.

Name and Position	RSU Shares	Performance- Based RSUs(1)	Total Shares

Adaire Fox-Martin, Chief Executive Officer and President	41,125	31,430	72,555
Charles Meyers, Executive Chairman	51,833	62,220	114,053
Keith Taylor, Chief Financial Officer	25,756	32,762	58,518
Raouf Abdel, EVP, Global Operations	16,015	17,488	33,503
Mike Campbell, Chief Sales Officer	21,562	17,744	39,306
Jon Lin, Chief Business Officer	13,914	14,253	28,167
Brandi Galvin Morandi, Chief People Officer	18,268	22,255	40,523
Merrie Williamson, Chief Customer & Revenue Officer	4,866	5,399	10,265

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Name and Position	RSU Shares	Performance- Based RSUs(1)	Total Shares

Current Executive Officer Group	126,006	125,869	251,875
Non-Employee Director Group	12,623	—	12,623
All employees who are not executive officers, as a group	3,637,526	132,298	3,769,824
(1)Where performance-based restricted stock units were granted, the table reflects the target number of restricted stock units that could have become eligible for vesting.
Interest of Certain Persons in the Amended Plan
Stockholders should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the Amended Plan because they may in the future receive awards under it. Nevertheless, our Board believes that it is important to provide incentives and rewards for superior performance and the retention of executives and experienced directors by implementing the Amended Plan.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote FOR the Approval of the Amendment and Restatement of the Equinix, Inc. 2020 Equity Incentive Plan.

The Board unanimously recommends a vote “FOR” proposal 3.

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Compensation roadmap

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Compensation discussion and analysis
NAMED EXECUTIVE OFFICERS
This Compensation Discussion and Analysis (“CD&A”) describes Equinix’s executive compensation policies, material compensation elements and pay decisions for the individuals named below, who are collectively referred to as the named executive officers (“NEOs”).

Adaire Fox-Martin	Keith Taylor	Raouf Abdel	Jon Lin	Brandi Galvin Morandi

Chief Executive Officer and President	Chief Financial Officer	Executive Vice President, Global Operations	Chief Business Officer	Chief People Officer

The following individuals were also NEOs for 2024, but are no longer considered to be executive officers of the company:
•Mr. Meyers, our former Chief Executive Officer and President, transitioned to the role of Executive Chairman effective June 3, 2024.
•Mr. Campbell, our Chief Sales Officer, transitioned to a non-executive officer role during 2024 but retained the same title. In this non-executive officer role, Mr. Campbell continues to report to the customer and revenue leader but is no longer considered a member of the executive staff. He is included in this CD&A as required by Regulation S-K, Item 402 (a)(3)(iv).
•Ms. Williamson ceased serving in her role as Chief Customer and Revenue Officer following entry into her separation agreement in Nov. 2024, but remained with the company as a non-executive officer employee through Mar. 1, 2025. She is included in this CD&A as required by Regulation S-K, Item 402 (a)(3)(iv).

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2024 LEADERSHIP TRANSITION AND COMPENSATION
As part of our planned leadership transition announced in Mar. 2024, Ms. Fox-Martin assumed the role of Chief Executive Officer effective June 3, 2024, at which time Mr. Meyers transitioned to the role of Executive Chairman. Ms. Fox-Martin is a proven leader who we believe is well poised to lead Equinix in capitalizing on the dynamic demand environment for digital infrastructure, bringing more than 25 years of experience in the technology sector and a distinguished track record, including most recently as President of Go-to-Market for Google Cloud and Head of Google Ireland. The compensation associated with Ms. Fox-Martin’s Chief Executive Officer role is discussed in detail below. In determining this new hire compensation package for Ms. Fox-Martin, the Talent, Culture and Compensation Committee considered Ms. Fox-Martin’s unique qualifications and proven track record, and evaluated the value and structure of incentive opportunities Ms. Fox-Martin was forfeiting at her former employer, which included equity awards estimated at approximately $17 million in total value that she was expected to otherwise earn. The Talent, Culture and Compensation Committee believes the compensation package offered to Ms. Fox-Martin was reasonable and necessary to secure her agreement to lead Equinix as its Chief Executive Officer at this pivotal time for the company.
The Chief Executive Officer transition was the catalyst for certain additional changes to our leadership team that were announced during 2024, as Ms. Fox-Martin sought to align our talent with Equinix’s go-forward strategic priorities. See “NEO Transition-Related Compensation” for additional details regarding compensation relating to these transitions.
At the time of our 2024 annual grant cycle, prior to the finalization of the transition, Mr. Meyers was awarded a full annual equity grant with a target value of $20 million, reflective of his Chief Executive Officer role as of that date. Following the finalization of the Chief Executive Officer transition, on June 3, 2024, Mr. Meyers’ grant was amended and reduced to $8.415 million to reflect his service as Chief Executive Officer up to his transition date, as well as the criticality of his contributions in ensuring a smooth succession process and his expected contributions as Executive Chairman post-June 3, 2024.

Adaire Fox-Martin	Chief Executive Officer New Hire Compensation Package(1)
		Effective as of June 3, 2024

Base Salary	$1,000,000
Target Bonus	150% of base salary
Target Long-Term Incentive Award	$18,000,000
Make-whole Sign-on Long-Term Incentive Award
$17,000,000, consisting of 100% RSUs, which vest semi-annually over 2 years. This award was intended to make-whole Ms. Fox-Martin for equity awards Ms. Fox-Martin forfeited upon separating from her prior employer

(1)A cash sign-on bonus of $412,000 was also included in Ms. Fox-Martin’s compensation package to make her whole for her annual bonus with her former employer to the extent that it was forfeited in connection with her transition of employment. Ms. Fox-Martin received her annual bonus from her former employer, and as a result this cash sign-on bonus was not paid to Ms. Fox-Martin by Equinix.

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2024 COMPENSATION AT A GLANCE

2024 Target Annual Total Direct Compensation(1)(2)

(1)Represents annual base salaries (as of year-end, reflecting changes to roles and responsibilities during the year for Mr. Meyers, Mr. Abdel and Mr. Lin), target annual incentive awards, and target annual long-term incentive opportunities for the 2024 performance period. Approved stock awards are converted into shares from target value using the 30 day trading price of Equinix’s common stock on the date of grant rounded to the nearest whole share, and therefore differ from the amounts reported in the summary compensation and related tables.
(2)Excludes target annual direct compensation of $7.0 million and $8.2 million, respectively, for former executives Mr. Campbell and Ms. Williamson, who were no longer serving as executive officers at year end.
(3)Amounts do not include sign-on bonus of $412,000, since it was ultimately not received by Ms. Fox-Martin. Amounts also do not include the make-whole sign-on RSU award of $17 million received upon hire.
(4)Reflects Mr. Meyers’s long-term incentive equity award as adjusted for pro-ration upon his transition to Executive Chairman.
(5)Includes the Dec. 2024 promotion awards of $2.0 million for Mr. Abdel and $1.5 million for Mr. Lin.

Target Compensation Mix(1)(2)(3)
Chief Executive Officer	Average - Named Executive Officers

Cash
5%
Base Salary
5%
Annual Incentives
7%
RSUs
29%
Performance Based
66%
PSUs
59%
Equity 95%
At-Risk 95%

Cash
8%
Base
Salary
8%
Annual
Incentives
8%
RSUs
36%
Performance
Based
57%
PSUs
49%
Equity 92%
At-Risk 92%

(1)Chief Executive Officer chart reflects Ms. Fox-Martin’s 2024 target annual total direct compensation on the same basis as presented immediately above and does not include Mr. Meyers. Average - Named Executive Officers chart presents target annual total direct compensation on the same basis as shown above and excludes Mr. Campbell, Mr. Meyers and Ms. Williamson.
(2)Percentages may not add up to 100% due to rounding.
(3)Annual incentives were paid in immediately vested RSUs in 2025.

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2024 PAY AND PERFORMANCE HIGHLIGHTS
2024 Financial Highlights
2024 was our 22nd year of consecutive quarterly revenue growth. For the full year of 2024, we delivered revenue growth of 7% and adjusted funds from operations (“AFFO”) growth of 11%, on an as-reported basis, over strong 2023 results. Our revenue growth was 8% on a normalized and constant currency basis and excluding the year-over-year impact of the power pass-through. Our AFFO growth was 12% on a normalized and constant currency basis. Our AFFO/Share was $35.02 per share, a 9% increase over the previous year on an as-reported basis and 10% on a normalized and constant currency basis. Over the three-year period ending on Dec. 31, 2024, we also saw stock price returns of 24.47%, including reinvested dividends.

REVENUES (in millions)	AFFO(1)/Share	STOCK PRICE PERFORMANCE(2)
+7%	+9%	+24.47%

(1)For a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure, please refer to Appendix A of this proxy statement.
(2)For purposes of calculating relative total stockholder return (“TSR”) under the 2022 TSR Awards, as described in detail below, stock price performance from Jan. 1, 2022, to Dec. 31, 2024, including reinvested dividends of $57.06. Calculated using the 30-day trading average for EQIX on Jan. 1, 2022, and Dec. 31, 2024, the start and end of the performance period.
2024 Compensation Program Enhancements

2023	2024 Compensation Program Enhancements Informed By Stockholder Feedback	2024

40% time-based / 60% performance-based	Increased the Ratio of Performance-Based Equity Incentives	33% time-based / 67% performance-based
IWB Russell 1000 Index Fund	Adjusted Comparator Group for rTSR-Based PSUs to More Aligned but Still Appropriately Broad Index	S&P 500 Total Return Index
No payout cap for rTSR metric	Added a Payout Cap to rTSR-based PSUs to Foster a Closer Alignment with Stockholder Experience	Payout for rTSR PSUs cannot exceed target if absolute TSR is negative
Digital services revenue included in both annual and long-term incentive programs	Refined Performance Metrics used in Annual and Long-Term Incentive Plans	Removed digital services revenue metric from the long-term incentive program
2024 Compensation Program Highlights
•No increase to base salaries or annual incentives for continuing named executive officers. Based on the competitive market, outside of increases in connection with promotions or role expansions, we did not increase base salary or annual incentive award opportunities for 2024.
•Annual incentive paid out at 94% of target. As illustrated below, these annual incentives were performance-based and consistent with the prior year, dependent upon annual revenue and AFFO per share (“AFFO/Share”) growth, and included a +/- 10% strategic modifier based on achievement of key environmental and social objectives across the areas

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of Power Usage Effectiveness (PUE) improvement, renewable energy coverage, supplier emissions, water usage and social aspirations, as well as achievement of a digital services revenue goal.
•Thoughtful selection of rigorous metrics that focus on key elements of financial performance and strategic priorities while ensuring goal alignment across our organization. Across our short- and long-term incentive programs, we focus on metrics that align with our strategic priorities and are key indicators of our short- and long-term success. Due to the recurring revenue nature of our business, one-year performance is critical to driving our short- and long-term financial results. Additionally, use of a one-year performance period also allows us to set highly ambitious goals that require out-performance relative to our plans. For our short-term incentive structure, our metrics are consistent across our executive team and the broader employee population to ensure shared focus across the company on key financial and strategic goals. Our long-term incentive structure applies exclusively to our executive team and is intended to focus and reward these individuals for aspects of performance tied to long-term value creation and strategic execution and the one-year performance period is followed by a two-year service period to encourage leadership retention and continued performance. We use consistent one-year financial performance metrics across our annual and long-term incentives because in our highly recurring revenue business, strong short-term financial performance in year one creates a contracted revenue base for future years. In addition, we use markedly different maximum payout levels and payout curves under our short- and long-term program. This provides greater upside potential under our long-term program, consistent with our focus on long-term value creation, and calibrates payout opportunities for each metric under each program with its significance to short- or long-term success. For example, under our annual incentive program we must achieve minimum performance levels for both revenue and AFFO/Share goals for the plan to fund, and over-performance is driven only by superior AFFO/Share performance to emphasize the importance of profitability on an annual basis. In our long-term program, each metric has upside potential and achieves funding independently, given the significance of each to our ability to achieve sustained, long-term value creation.

	Annual Incentive Program				Long-Term Incentive Program(2)

Primary Metrics	Revenue	AFFO/Share		Strategic Modifier	Revenue	AFFO/Share	rTSR

	50%	50%	✗	±10%	35%	35%	30%

2024 Payout	87%	107%		97.4%	87%	104%	2024-2026 performance period in progress

		94%			95%
Overall Structure	A minimum of threshold performance must be achieved for both metrics for any payout to be earned				Each metric achieves funding independently
Above-Target Performance Potential	Maximum payout is capped at 132% of target. Revenue achievement capped at target to ensure teamwide focus on near-term profitability				Maximum payout is capped at 200% of target, both for each individual metric and overall, consistent with our focus on long-term value creation
Participation	All employees(1)				Executives only
(1)Strategic modifier applies only to VP and above employees.
(2)Breakdown of metrics reflects the relative percentage each metric represents as a component of the performance-based portion of the award. See Long-Term Equity Compensation for details regarding weighting of the performance- and time-based components of our long-term incentives.

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See “Annual Incentive Compensation” and “Long-Term Equity Compensation” below for additional information.
•Equity award performance weighting increased to 67%. For 2024, we continued to grant a mix of service-vesting restricted stock units (“RSUs”) and performance-vesting RSUs (“PSUs”), with 67% of the target value made up of PSUs—an increase from the 60% weighting used in 2023. The metrics for the PSUs consisted of a combination of financial goals (annual revenue and AFFO/Share) and relative total stockholder return (“TSR”) against the S&P 500 Total Return Index.
•Revenue and AFFO/Share continued to be key metrics of focus in our 2024 program. Since converting to a REIT in 2015, we have found technology-oriented investors tend to emphasize the importance of revenue as a key indicator of financial performance, whereas REIT-oriented investors tend to focus on AFFO/Share. Accordingly, we believe these two metrics are critical to measure both short- and long-term success given the hybrid REIT-technology nature of our business and their significance to our sensible growth strategy. Our annual and long-term incentive programs include structural differences between each program to calibrate payout opportunities for each metric with its significance to short- or long-term success. Further, because we have broad employee participation in the short-term incentive program, the metrics under that program create a shared and consistent focus across the company, which we further emphasize for executives under the long-term program given their efforts most directly impact performance outcomes.
For these reasons, the Talent, Culture and Compensation Committee continues to believe that both revenue and AFFO/Share metrics should be featured in both short- and long-term incentive programs, rather than emphasizing only one in each program or using alternative metrics. Informed by our discussions with stockholders, the Talent, Culture and Compensation Committee did adjust the long-term incentive metrics for 2024 awards as noted above to remove digital services revenue and retain it only as a component of the strategic modifier under the annual incentive program. In making this decision, the Talent, Culture and Compensation Committee considered that digital services growth was a strategic short-term focus for our team broadly going into 2024, but because it had become a large enough component of our overall business, its performance would adequately impact revenue results in the long-term incentive program. During 2024, we made the decision to cease selling one of our digital services products, Equinix Metal. As a result, certain adjustments were made to the digital services revenue achievement for purposes of calculating the strategic modifier, as described further below. For 2025, the strategic modifier will not include a digital services component and instead will include an objective related to our fabric attach growth rate, and certain other sustainability and human capital management related targets.
•2022 rTSR PSUs achieved an 84.8% payout, based on Equinix’s performance against the TSR of the Russell 1000 for the three-year period ending Dec. 31, 2024. The 2024 rTSR PSUs were granted using the S&P 500 Total Return Index as the comparator index and with a payout cap, as described elsewhere in this proxy statement.

OUR SAY-ON-PAY VOTE
At our 2024 Annual Meeting, our annual stockholder advisory vote on the compensation of the named executive officers, commonly referred to as Say-on-Pay, received strong stockholder support, with 87.9% voting in favor of our program (based on shares represented in person or by proxy at the meeting and voted on the matter). This result represented a meaningful increase over the 74% prior-year level of support. We believe this favorable result affirms stockholders’ approval of the enhancements we introduced to our 2024 pay program in alignment with feedback we had received during our conversations with stockholders. Accordingly, we did not make any significant changes to our 2025 executive compensation program.
We greatly appreciate stockholders’ contributions in these meetings and value the constructive feedback received. Information regarding our annual stockholder outreach process and topics discussed with stockholders during 2024 can be found in the “Investor Engagement” section of this Proxy Statement.
In 2023, our stockholders voted overwhelmingly for an annual say on pay vote. Our next frequency advisory vote is anticipated to occur no later than the 2029 annual meeting of stockholders.

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2024 EXECUTIVE COMPENSATION PROGRAM
Program Philosophy and Objectives
Our executive compensation philosophy is to provide competitive total rewards programs globally to attract and retain top talent, utilizing a pay-for-performance strategy at both the company and the individual level. Consistent with our compensation philosophy, the target total direct compensation of each named executive officer had a significant percentage tied to performance, as illustrated by the potential pay mix described above, to reward both achievement of annual objectives and delivery on performance indicators directly linked to our ability to deliver sustained, long-term value to stockholders. We believe our strong performance in recent years—and the fact that a significant percentage of each named executive officer’s total compensation is either tied to performance or is “at risk”— supports our compensation philosophy.

How We Determine Compensation
The Talent, Culture and Compensation Committee considers the following factors when determining compensation, with no single factor being determinative:

8Our performance both over the past year and in the long term

8The executive’s performance over the year

8The executive’s leadership, level of experience in the position, and potential for future responsibility and promotion

8The executive’s marketability in the marketplace based on their skill set
•Marketability is assessed by reference to market data and comparability to our compensation peer group and broader survey data

8The executive’s criticality to our operations and the difficulty we would have in replacing them

8Internal parity between executives based on their contributions

8With respect to equity, the retention value of unvested shares held by an executive

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Principal Elements of Executive Compensation
The table below sets forth the principal components of our 2024 executive compensation program.

Component	Performance Criteria		Link to Stockholder Value	Vehicle/Vesting Period

Base Salary	Continued alignment of salary with individual performance and market demands is evaluated on an annual basis		Attracts and retains high-performing executives by providing competitive fixed pay aligned with roles, responsibilities and individual performance	Cash (vesting not applicable)
Annual Incentives	Revenue		Motivates continued growth in the business	Delivered annually in immediately vested RSUs
	AFFO per Share		Aligns executive and stockholder interests through focus on profit
	Strategic Modifier*		Aligns to strategic environmental and social aspirations and digital services revenue growth priorities
Long-Term Incentives	Financial Incentive PSUs
Key indicators of long-term success; one-year performance period enables highly rigorous goals in-line with recurring revenue business model & two-year service period encourages leadership retention and continued performance
Two-thirds of the long-term equity award is subject to multi year vesting periods Financial Incentive PSUs Vesting by Year to Extent Earned

	Revenue	AFFO / Share
	rTSR PSUs		Rewards three-year total return performance relative to the S&P 500 Total Return Index and consistent with stockholder experience	rTSR PSUs Vesting to Extent Earned
	Service-Based RSUs		Directly aligns with and rewards sustained value delivered to stockholders	Service-Based RSUs Vesting by Year
Total Long-Term Incentive Vesting by Year
*Strategic Modifier applies only to VP-level employees and above.

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Base Salary
The Talent, Culture and Compensation Committee reviews and approves the base salary of each then-serving named executive officer at the beginning of each year, taking into account the considerations described under “Compensation Decision-Making Framework.”

Name	2024 Salary ($)	2023 Salary ($)	Increase (%)

Adaire Fox-Martin(1)	1,000,000	N/A	N/A
Charles Meyers(1)	400,000	1,050,000	(62)%
Keith Taylor	680,000	680,000	0%
Raouf Abdel(2)	530,000	500,000	6%
Mike Campbell	527,000	527,000	0%
Jon Lin(2)	530,000	450,000	18%
Brandi Galvin Morandi	620,000	620,000	0%
Merrie Williamson	600,000	N/A	N/A
(1)Ms. Fox-Martin assumed the role of CEO effective June 3, 2024, at which time Mr. Meyers transitioned to the role of Executive Chairman. The salaries reported here reflect the annual salaries for each executive effective upon this leadership transition. Prior to this transition, Mr. Meyer’s salary in his role as CEO was unchanged from 2023. See the Summary Compensation Table below for the amounts earned by Ms. Fox-Martin and Mr. Meyers during 2024.
(2)Reflects Mr. Abdel and Mr. Lin’s salaries following the expansion of their responsibilities effective Sept. 26, 2024. See the Summary Compensation Table below for the amounts earned by Mr. Abdel and Mr. Lin during 2024.

Annual Incentive Compensation
Annual incentive compensation for the named executive officers is linked to attainment of Equinix’s corporate growth goals and is designed to incentivize meaningful growth. This collective focus on corporate performance at the executive level is designed to align senior leaders toward common goals. Importantly, all Equinix employees participate in the same annual incentive plan (“AIP”) as the named executive officers, further aligning our team around a common set of goals tied to our annual financial and strategic plans. As discussed above, while this results in overlap between the metrics used in our annual and long-term incentives, the Talent, Culture and Compensation Committee believes these metrics are key indicators of both short- and long-term performance outcomes. It takes this overlap into careful consideration in determining the payout level, payout curve and weighting of each metric to achieve an appropriate level of focus across the key drivers of our performance that underpin our short- and long-term incentives: revenue, AFFO/Share and relative total stockholder return.
As the chart included in “Performance Against Annual Incentive Plan Targets” below illustrates, the ability to earn above-target payouts under our annual incentive program is tied primarily to over performance with respect to AFFO/Share to collectively focus all employees, including executives, on operating profitably. In addition, we use revenue to focus our team on overall delivery—both maintaining existing revenue and growth during the year. The relative stability of this metric enables us to establish a very narrow performance band, where at least 95% of target must be achieved in order to meet threshold performance, and there is no above-target earning opportunity. Lastly, given the Talent, Culture and Compensation Committee’s view of the criticality of both revenue and AFFO/Share to measuring near-term performance, at least threshold achievement of both metrics is necessary in order for any funding to be earned under the annual incentive. In total, the maximum amount that may be paid to named executive officers under our annual incentive plan is 132% of target.

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The annual incentive structure is as follows:
Calculation Methodology

Measure		Weighting	Purpose	Payout Curve*
Revenue**
The revenue goal focuses our team on overall delivery by motivating our executives and employees to achieve continued growth in the business. The revenue goal that was set under the 2024 operating plan reflected anticipated continued growth across the global platform based on historical performance, the addressable market and our available inventory.

AFFO/Share**
The AFFO/Share goal was used to further align executive and employee incentives with the interests of our stockholders by focusing management on profit on a per-share basis through nondilutive growth to AFFO. The AFFO/Share goal set under the 2024 operating plan contemplated delivery of services to customers, operating leverage, investments in the business, expansions in key markets, capital markets activity and dividend distributions to our stockholders.

Strategic Modifier (± 10%)	Social Aspirational Objectives
The components of the Strategic Modifier, which is applied as a multiplier if at least the threshold revenue and threshold AFFO/Share goals are achieved, were selected to incentivize our executives to achieve our environmental and social aspirations and digital services revenue growth strategies.

Environmental Objectives
Digital Services Revenue

*	Payouts for results between performance levels are interpolated on a straight-line basis.
**	For any funding, both revenue and AFFO/Share must reach the threshold goal.

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The 2024 annual target bonus opportunities for each named executive officer were as follows:

Name	2024 Bonus Opportunity (% Base Salary)	2023 Bonus Opportunity (% Base Salary)	2024 Target Bonus Award ($)

Adaire Fox-Martin(1)	150	N/A	1,500,000
Charles Meyers(1)	75	150	836,475
Keith Taylor	110	110	748,000
Raouf Abdel(2)	90	90	457,156
Mike Campbell	90	90	474,300
Jon Lin(2)	90	90	424,082
Brandi Galvin Morandi	100	100	620,000
Merrie Williamson(2)	100	N/A	462,295
(1)Ms. Fox-Martin assumed the role of CEO effective June 3, 2024, at which time Mr. Meyers transitioned to the role of Executive Chairman; at that time, his target bonus opportunity for the remainder of 2024 was adjusted accordingly in connection with this leadership transition. The dollar amount shown above reflects pro-rated target award based on Mr. Meyers’ actual salary and target bonus in effect during the year.
(2)For Messrs. Abdel and Lin, reflects their pro-rated target awards based on actual salaries in effect during the year. For Ms. Williamson, reflects a pro-rated target bonus award based on her start date in Mar. 2024.
Performance Against Annual Incentive Plan Targets
The following chart sets forth our results for 2024 relative to the targets established for each metric. To ensure our performance goals incentivize strong performance, the Talent, Culture and Compensation Committee set the threshold for all financial performance targets—revenue, AFFO/share and digital services revenue—meaningfully above prior-year targets and actual performance achieved. These results and associated payouts reflect formulaic outcomes based solely on corporate performance, without regard to individual performance. The Talent, Culture and Compensation Committee retains discretion to adjust payouts based on its assessment of additional factors, including qualitative factors, if any, that the Talent, Culture and Compensation Committee deems relevant to the assessment of individual or corporate performance. For example, in 2024, we decided Equinix Metal would no longer be made commercially available as a digital services product and to wind down operations supporting the product. Because of this, the Talent, Culture, and Compensation Committee exercised its discretion to adjust the 2024 strategic modifier achievement results by using the full-year digital services revenue forecast as of July 2024, rather than the actual reported revenue for 2024.

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The AIP Metrics and Strategic Modifier targets and results for 2024 were as follows:

Metric	Threshold	Target	Maximum(1)	Reported Result(1)(2)	Adjusted Results(3)	% of Target Achieved	Payout

Revenue	$8,275.5M	$8,710.9M	n/a	$8,748M	$8,653M	99%	87%

AFFO/Share	$32.97/Share	$34.70/Share	$35.74/Share	$35.11/Share(4)	$34.89/Share	101%	107%

					Combined Result		97%
X

	Social Aspirations (% Achieved)	Environmental Aspirations (% Achieved)	Digital Services Revenue (% Achieved)	Payout

Strategic Modifier (± 10%)	96%	102%	96%(5)	97.4%
			Final Payout	94%
(1)To the extent the strategic modifier was fully achieved, the maximum amount that may be paid to named executive officers under the plan is 132% (i.e., 120% of target + achievement of the strategic modifier at the maximum 10% level).
(2)For a full reconciliation of GAAP to non-GAAP financial measures, please refer to Appendix A.
(3)Programmatic adjustments under the annual incentive plan are made to ensure that we measure performance based on activities within the control of Equinix and our employees and exclude the impact of external or nonrecurring factors in a given year. Such adjustments may be positive or negative, and for 2024 adjustments to revenue and AFFO/Share included fluctuations in foreign currencies between budget estimates and actual rates, capital market activity, lease conversion impacts, certain one-time legal costs, certain xScale and data center fit-out benefits, other normalizing items, and one-time-adjustments not contemplated by Equinix at the time the performance goals were established.
(4)Our AFFO/Share reported result of $35.11 excludes $0.09 of integration costs, which were also excluded from the targets. The as-reported results were $35.02.
(5)The Digital Services Revenue (% Achieved) was calculated using the full-year digital services revenue forecast as of July 2024. This was due to our decision to no longer make Equinix Metal commercially available.

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Spotlight on Environmental 2024 Strategic Modifier Results

	Category	Metric Description	Beginning of Year Baseline	Improvement Target	Year End Achievement

Environmental	Energy Efficiency	Power usage effectiveness improvement of 4.5% year-over-year reduction	1.42	1.40	1.39
	Renewable Energy Coverage	Maintain or exceed 96% renewable energy coverage	96%	96%+	96.2%
	Supplier-Set Science-Based Targets	Engage 45% of suppliers by qualified emissions to set science-based targets by 2024 year end	31%	45%	48%
	Water Usage	Achieve 95% coverage by installed withdrawal and discharge water meters at sites with evaporative cooling	69%	95%	96%
We attained 96% achievement of our social aspirations during 2024. Digital services revenue goals for 2024 were $647 million at threshold, $719 million at target and $791 million at maximum; actual achievement for the year was $691 million. As discussed above, the Talent, Culture and Compensation Committee approved use of the full-year digital services revenue forecast as of July 2024, rather than the reported revenue for 2024, in calculating achievement. The full-
year forecast as of July 2024 was $694 million. Based on these collective results, the annual incentive plan paid out at 94%, resulting in the payouts set forth below. The annual incentive bonus was paid in the form of fully vested RSUs, as in prior years, allowing Equinix to retain more cash in the business to fund our investments and to further align the executives’ incentives with our stockholders’ interests.

Name	2024 Annual Incentive Paid(1) ($)	Number of RSUs Awarded(2) (#)

Adaire Fox-Martin(1)	1,410,000	1,649
Charles Meyers(1)	786,287	919
Keith Taylor	703,120	822
Raouf Abdel(1)	429,726	502
Mike Campbell	445,842	521
Jon Lin(1)	398,637	466
Brandi Galvin Morandi	582,800	681
Merrie Williamson(3)	434,557	480
(1)Calculated based on the base salary in effect at year-end, except for Mr. Meyers, whose annual incentive was calculated based on the portion of the year he served as CEO and Executive Chairman. For Mr. Abdel and Mr. Lin, salaries have been prorated to account for promotions and changes in salary as of Sept. 26, 2024. Pursuant to Ms. Fox-Martin’s offer of employment, her bonus was not pro-rated for 2024.
(2)This value of the bonus award was delivered in the form of fully vested RSUs paid in shares with the number of shares calculated using a stock price of $854.99, which was the closing price of Equinix’s common stock on Mar. 12, 2025, the date the RSUs were granted. Cash was paid in lieu of any fractional shares.
(3)Ms. Williamson ceased serving in her role as Chief Customer and Revenue Officer following entry into her separation agreement in Nov. 2024, but remained with the company as a non-executive employee through Mar. 1, 2025. She is included in this CD&A as required by Regulation S-K, Item 402 (a)(3)(iv). Pursuant to the terms of her Separation Agreement, she received her annual incentive award as determined per the 2024 annual incentive plan outlined above. This value of the bonus award was delivered in the form of fully vested RSUs paid in shares with the number of shares calculated using a stock price of $904.62, which was the closing price of Equinix’s common stock on Feb. 28, 2025, the date the RSUs were granted. Cash was paid in lieu of any fractional shares.

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Long-Term Equity Compensation
As part of our annual compensation program, we provide long-term incentive awards using a mix of time-based and performance-based equity. The Talent, Culture and Compensation Committee believes that stock awards encourage executive performance by focusing on long-term stockholder value.
Our equity awards also accrue dividend equivalents, which vest on the same schedule as the underlying award and are settled in cash, and therefore no dividend equivalents are paid on awards unless and until the underlying award becomes earned and vested.
2024 Long-Term Incentive Design
As outlined above, in alignment with stockholder feedback received, for 2024 the Talent, Culture and Compensation Committee increased the weighting of the financial and rTSR PSU components of our long-
term incentive awards from 60% to 67% of the total award mix. The Talent, Culture and Compensation Committee also updated the performance metrics under our long-term incentive framework to (1) remove digital services revenue as a PSU performance metric, and proportionally increase the weighting of the revenue and AFFO/Share components, and (2) transition the comparator group for purposes of assessing performance under the rTSR PSU component from the Russell 1000 to the S&P 500 Total Return Index (SPTR). In making these changes, the Talent, Culture and Compensation Committee considered that (1) digital services growth has become a large enough component of our overall business that its performance will adequately impact overall revenue results, and (2) that the S&P 500 Total Return Index provides a more aligned but still appropriately broad, diversified benchmark against which to compare our performance. The components and weightings of our 2024 long-term incentive awards are set forth below.

Measure		Payout Curve*	Weighting	Purpose

Financial Incentive PSU Award	Revenue			A performance-based award based on revenue and AFFO/Share performance to focus management on (1) revenue growth and (2) non-dilutive growth to AFFO.
AFFO/Share
rTSR PSU Award				A performance-based award based on TSR performance relative to the S&P 500 Total Return Index as a means of further aligning management incentives and stockholder interests.
Service-Based RSU Award
A service-based award (the “Service-Based Award”) as an appropriate retention balance to our performance-based awards, while still tying executives’ interests to our stock price performance over the vesting schedule.

*Payouts for results between performance levels are interpolated on a straight-line basis.

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The following table presents the overall target value and number of shares that could/can be earned by each named executive for each equity award component. See the section entitled “2024 Grants of Plan-Based Awards” elsewhere in this proxy statement for the grant date fair values related to each award component. The amounts reported for Ms. Fox-Martin and Ms. Williamson were determined by the Talent, Culture and Compensation Committee following arms-length negotiations in connection with their respective hires during 2024, and follow the same vesting schedule as the annual awards granted to named executive officers during 2024.

Names	Target Award Value ($)(1)	Financial Incentive Award (#)	rTSR Incentive Award (#)	Service-Based Award (#)

Adaire Fox-Martin(2)	18,000,000	11,237	4,782	7,890
Charles Meyers(3)	8,415,000	4,593	1,954	3,225
Keith Taylor	8,572,000	4,678	1,991	3,285
Raouf Abdel	4,000,000	2,183	929	1,533
Mike Campbell	6,000,000	3,275	1,393	2,299
Jon Lin	4,000,000	2,183	929	1,533
Brandi Galvin Morandi	6,000,000	3,275	1,393	2,299
Merrie Williamson(4)	7,000,000	3,787	1,612	2,659
(1)Converted from target value using the 30-day trading price of Equinix’s common stock on the date of grant rounded to the nearest whole share.
(2)Ms. Fox-Martin’s award value was determined by the Talent, Culture and Compensation Committee following arms-length negotiation in connection with her hiring during 2024, and her awards follow the same vesting schedule as the annual awards granted to other named executive officers during 2024. The amount reported here excludes the one-time, make-whole sign-on RSUs Ms. Fox-Martin received upon hire described in “2024 Leadership Transition and Compensation” above.
(3)In determining Mr. Meyers’ target award value for 2024, the Talent, Culture and Compensation Committee considered his service as CEO into June 2024, as well as the criticality of his contributions in ensuring a smooth CEO succession process and his expected contributions as Executive Chairman post-June 2024. In his ongoing role as Executive Chairman, the Talent, Culture and Compensation Committee expects his future annual awards will be comparable to those of our prior Executive Chairman, Mr. Van Camp.
(4)Ms. Williamson’s award value was determined by the Talent, Culture and Compensation Committee following arms-length negotiation in connection with her hiring during 2024. The amount reported here excludes the $1,500,000 service-based RSUs Ms. Williamson received upon hire on Mar. 25, 2024. In connection with the termination of Ms. Williamson’s employment effective Mar. 1, 2025, she entered into a Separation Agreement that addresses the vesting and/or forfeiture of these awards. See “NEO Transition-Related Compensation” for further information.
Service-Based Awards
The Service-Based Awards granted in 2024 are scheduled to vest in three equal tranches on the first trading day that coincides with or follows Jan. 15th in each of 2025, 2026 and 2027, subject to the recipient’s continued service on each vesting date.
2024 Financial Incentive Awards
The amount that could be earned under these awards could range from 0% to 200% of target. Like the awards in 2023, the 2024 awards used a one-year performance period, with any earned awards subject to an additional service-based vesting over the following two years. Specifically, 50% of any earned financial incentive PSUs vested upon the date of financial performance certification in Feb. 2025; 25% of the earned PSUs will vest on Feb. 15, 2026; and the remaining 25% of the earned PSUs will vest on Feb. 15, 2027, in each case, subject to the recipient’s continued service through each vesting date. The Talent, Culture and Compensation Committee deemed this structure to be appropriate given that our recurring revenue business model makes one-year performance highly impactful on our long-term success, and allows for more rigorous goal-setting than a three-year performance period. The Committee also considered that this structure is consistent with the practices of many of the peer companies with whom we compete for talent.

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Long-Term Incentive Performance Against Targets

Metric		Threshold	Target	Maximum	Weight	Adjusted Results(2)	% of Target Achieved	Payout

Financial Incentive Award(1)(2)(3)	Revenue	$8,275.4M	$8,710.9M	$9,146.4M		$8,653M	99%	87%

	AFFO/Share	$32.97/Share	$34.70/Share	$38.17/Share		$34.89/Share	101%	104%

						Combined Result		95%
(1)For a full reconciliation of GAAP to non-GAAP financial measures, please refer to Appendix A.
(2)Programmatic adjustments under the financial incentive awards are made to ensure that we measure performance based on activities within the control of Equinix and our employees and exclude the impact of external or nonrecurring factors in a given year. Such adjustments may be positive or negative, and for 2024 adjustments to revenue and AFFO/Share included fluctuations in foreign currencies between budget estimates and actual rates, capital market activity, lease conversion impacts, certain one-time legal costs, certain xScale and data center fit-out benefits, other normalizing items and one-time-adjustments not contemplated by Equinix at the time the performance goals were established.
(3)Our AFFO/Share reported result of $35.11 excludes $0.09 of integration costs, which were also excluded from the targets. The as-reported results were $35.02.
For each metric noted above, the number of PSUs earned was determined upon certification by the Talent, Culture and Compensation Committee that Equinix had achieved at least the threshold performance level noted above. In setting these goals, the Talent, Culture and Compensation Committee sought to incentivize stretch performance by setting threshold goals in alignment with the company’s 2024 operating plan, with target goals requiring performance meaningfully above plan. In addition, achievement of threshold performance for both revenue and AFFO/share required performance meaningfully above prior year targets and actual performance achieved for both measures. Performance against these goals was adjusted in the same manner as described above with respect to our annual incentive awards.
2024 TSR Awards
The number of shares to be earned under the TSR Performance-Based Awards granted in 2024 will be determined based on the TSR of EQIX as measured against the TSR of the SPTR over a three-year performance period, calculated using the 30-day trading averages for both EQIX and the SPTR Index prior to the start (Jan. 1, 2024) and the end (Dec. 31, 2026) of the performance period. The number of PSUs vesting under the TSR Performance-Based Awards scale up or down such that the target shares increase or decrease by 2% for every 1% that Equinix’s TSR exceeds or falls below the SPTR. Accordingly, payouts are reduced meaningfully for performance below target, and no payout can be achieved for performance that falls 50% or more below the TSR of the SPTR over the performance period. The Talent, Culture and Compensation Committee believes a broad-based index like the S&P 500 Total Return Index, rather than a specific REIT or technology industry index, is most appropriate given the effect of the company’s hybrid Technology-REIT business on our competitive and marketing positioning discussed in the section entitled, “Our Compensation Peer Group” below.
The maximum number of shares that can be earned under this award is 200% of target. However, the payout for the TSR Performance-Based Awards granted in 2024 cannot exceed target if EQIX’s absolute TSR is negative over the performance period. Vesting will occur in early 2027 upon certification by the Talent, Culture and Compensation Committee of actual TSR for the performance period, subject to the recipient’s continued service through the vesting date.
2022 TSR Awards Achievement
In Jan. 2025, the Talent, Culture and Compensation Committee certified performance under the 2022 TSR Performance-Based Awards that measured the TSR of EQIX against the TSR of the Russell 1000 over the three-year performance period ending Dec. 31, 2024.

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Metric	Threshold	Target	Maximum	Weight	Results	Payout

rTSR Performance-Based Award	-50%	Index	+50%		7.58% less than R1000 Index 3-year TSR performance	A payout of 84.83% of the target number of shares.

Equity Received
Based on these results, each named executive officer received 95% of his or her target 2024 Financial Incentive Award and 84.83% of their target 2022 TSR award as follows:

Names	Release Date	Financial Performance Award Shares Earned for 2024 Performance Period (#)			Release Date	TSR Award Shares Earned for 2022-2024 Performance Period (#)
		Earned	Vested	Banked

Adaire Fox-Martin(1)	02/18/2025	10,675	5,338	5,337	N/A	N/A
Charles Meyers	02/18/2025	4,363	2,182	2,181	01/15/2025	4,782
Keith Taylor	02/18/2025	4,444	2,222	2,222	01/15/2025	1912
Raouf Abdel	02/18/2025	2,073	1,037	1,036	01/15/2025	956
Mike Campbell	02/18/2025	3,111	1,556	1,555	01/15/2025	1,377
Brandi Galvin Morandi	02/18/2025	3,111	1,556	1,555	01/15/2025	1,377
Jon Lin	02/18/2025	2,073	1,037	1,036	01/15/2025	956
Merrie Williamson(1)(2)	02/18/2025	3,597	1,799	0	N/A	N/A
(1)Ms. Fox-Martin and Ms. Williamson commenced work at Equinix in June 2024 and Mar. 2024, respectively, and therefore did not hold the TSR award granted in 2022.
(2)Ms. Williamson’s employment with Equinix terminated as of Mar. 1, 2025. In accordance with the terms of her Separation Agreement, the amount reported represents 50% of the financial performance PSUs granted to Ms. Williamson in Mar. 2024; the remaining 50% of that award was forfeited in connection with her departure. See “NEO Transition-Related Compensation” below.

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NEO Transition-Related Compensation
As noted above, as Chief Executive Officer, Ms. Fox-Martin has sought to align our talent with Equinix’s go-forward strategic priorities. In connection with these talent alignment efforts, Mr. Abdel’s and Mr. Lin’s roles and responsibilities were expanded during 2024. Mr. Abdel, as EVP, Global Operations, took on an expanded remit focused on accelerating, innovating and operating our facilities to meet market demand and grow our company’s relevance. Mr. Lin was appointed Chief Business Officer in Sept. 2024 to ensure focus on developing an integrated portfolio of products that elevates our customers’ experiences, delivers exceptional value, drives growth, manages the integrated global profits and losses and positions us as a market leader across all global markets. Accordingly and as noted above, Mr. Abdel’s and Mr. Lin’s salaries were increased in Sept. 2024 to reflect their expanded responsibilities, and in Dec. 2024, each received a promotion award of RSUs with a target value of $2,000,000 for Mr. Abdel and $1,500,000 for Mr. Lin. These promotion service-based RSUs vest as to 16.67% of the RSUs granted on the first trading day that coincides with or follows June 1, 2025, with an additional 16.67% vesting each Dec. 1st and June 1st thereafter until fully vested.
In a separate NEO transition, Ms. Williamson ceased serving in her role as Chief Customer and Revenue Officer following entry into her separation agreement in Nov. 2024, but remained with the company as a non-executive employee through Mar. 1, 2025. The Separation Agreement and General Release of Claims entered into between Equinix and Ms. Williamson provided for the following payments and benefits, as she was entitled to under her offer of employment:
•A notice period of four months, during which time she remained an employee of Equinix, entitled to her base salary, annual bonus, vesting of her equity awards and other employee benefits, entitling her to her annual incentive award for 2024 performance, determined in the ordinary course based on actual company performance as described above, the vesting of one-third (i.e., 886) of the time-based RSUs granted to Ms. Williamson in Mar. 2024 (the remaining two-thirds were forfeited), and vesting at actual performance of one-half (i.e., 1,799) of the financial incentive PSUs granted to Ms. Williamson in Mar. 2024 (the remainder were forfeited).
•Vesting in full of the sign-on award of 1,727 time-based RSUs granted to Ms. Williamson in Mar. 2024 upon her termination.
•Payment of Cobra benefits for 12 months following Ms. Williamson’s termination date.
•For the avoidance of doubt, the rTSR PSUs granted to Ms. Williamson in Mar. 2024 were forfeited in full in connection with her termination.

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COMPENSATION DECISION-MAKING FRAMEWORK
Governance Policies and Practices
Our executive compensation philosophy is complemented by the following governance best practices:

WHAT WE DO

Compensation Practice	Company Policy

Pay for performance	The majority of named executives’ target total direct compensation is performance-based and tied to pre-established goals aligned with our short- and long-term strategic objectives.
Rigorous performance goals	We ensure all program metrics— including strategic and sustainability goals—are objective and require stretch performance.
Stockholder engagement	We are committed to ongoing engagement with our stockholders and feedback received informs our compensation decision-making.
Limit on cash severance
We will not enter into any new employment agreement, severance agreement or similar arrangement (or any related amendment or renewal) with any of our executive officers or establish any new severance plan or policy covering any of our executive officers, that, in each case, provides for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target bonus, without seeking stockholder approval of such agreement, plan, policy or arrangement.

Stock ownership guidelines
Our Chief Executive Officer and her direct reports (including the named executive officers) are subject to stock ownership guidelines, at a level of six times and three times base salary, respectively. We do not count unearned performance awards or unvested awards toward these guidelines.

Independent committee	The Talent, Culture and Compensation Committee is comprised solely of independent members of our Board.
Independent consultant	An independent compensation consultant, Compensia, is retained directly by the Talent, Culture and Compensation Committee and performs no other work for Equinix.
Tally sheets	The Talent, Culture and Compensation Committee reviews tally sheets when making executive compensation decisions.
Compensation risk assessment
In 2025, we conducted a risk assessment of our compensation programs and presented the results to the Talent, Culture and Compensation Committee. The Talent, Culture and Compensation Committee considered the findings of the assessment and agreed with our conclusion that our compensation programs are not reasonably likely to have a material adverse effect on Equinix.

Limited tax gross-ups
Named executive officers at Equinix are not offered any tax gross-ups (other than in connection with expenses related to our annual sales reward trip, a relocation or international assignment) or in limited cases in connection with California state tax gross-ups for non-California residents.

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WHAT WE DON’T DO

Compensation Practice	Company Policy

No single trigger vesting	Our named executive officers are not offered single trigger vesting on a change-in-control.
No significant perquisites	Our named executive officers are not offered significant perquisites.
No hedging allowed
We have a policy prohibiting all employees, including the named executive officers and members of the Board, from engaging in transactions involving options on Equinix’s securities, such as puts, calls and other derivative securities, whether on an exchange or in any other market, or in hedging transactions, such as collars and forward sale contracts. No categories of hedging transactions are specifically permitted.

No pledging allowed absent exception
Our executives (including the named executive officers) and members of the Board are prohibited from holding Equinix securities in a margin account or pledging Equinix securities as collateral for a loan, absent an exception granted by the Talent, Culture and Compensation Committee on a case-by-case basis.

Our Compensation Peer Group
Our compensation peer group is made up of technology companies with similar financial characteristics to Equinix and also includes a targeted number of REITs. This mix was intentionally developed to more heavily weight technology companies with whom we primarily compete for executive talent, and to reflect Equinix’s market-leading position as the largest data center REIT globally. The Talent, Culture and Compensation Committee does not believe that a peer group composed predominantly of REITs would appropriately reflect the company’s scale or talent pool.

Criteria considered*:
8Revenues of approximately 0.5x to 2x Equinix’s trailing four quarters of revenue
8Market capitalization of approximately 0.33x to 3x Equinix’s then-current 30-day trading day average
8Whether we compete with the company for executive talent
8With respect to REITs, the similarity of scale and data center focus

*Each peer group member was chosen based on one or more of the factors listed above, but not all factors are relevant for all peer companies.

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As part of our annual review process, we make adjustments to our peer group as necessary to account for M&A activity over the course of the year, and to ensure our peers continued to meet the criteria outlined above.
Following this review, the Talent, Culture and Compensation Committee determined to remove three technology companies due to M&A activity, and accordingly add four new prominent, high-growth technology companies to maintain a comparably sized peer group for purposes of the Talent, Culture and Compensation Committee’s 2024 compensation review and decisions. This peer group consisted of the following 21 companies.

	TECHNOLOGY	REITS

Adobe
Akamai Technologies
Arista Networks†
Autodesk
Cadence Design Systems†
	eBay	American Tower
	Electronic Arts	Crown Castle Intl
	Fortinet†	Digital Realty Trust
	Intuit	Prologis
Palo Alto Networks
PayPal Holdings†
Salesforce
ServiceNow
Splunk
Synopsys
VMware
Workday

†	Denotes newly added peers Activision Blizzard, Cerner and Citrix Systems were removed as peers for 2024 as a result of recent M&A activity.
While the Talent, Culture and Compensation Committee reviews the market data in determining compensation, it does not specifically target a certain percentile of the market for overall compensation or for any particular element of compensation. Instead, it considers the overall range of the market data, as well as the alignment of the position in the overall market to the executive’s actual role and responsibilities, when setting compensation for an executive role. Based on this information, the company seeks to provide a competitive base salary and target bonus, and to concentrate the executive’s compensation in his or her equity awards, to better align the executive’s interests with those of our stockholders and to focus on our overall long-term performance.
The Talent, Culture and Compensation Committee uses peer group survey data, proxy statement data and the AON/Radford High Technology compensation survey to define our competitive market. We used market data from a subset of the AON/Radford High Technology compensation survey to support benchmarking for our executive positions for 2024 compensation decisions. In 2023, we also participated in the AON/Radford High Technology compensation survey and used market data from a subset of the survey to support benchmarking for our executive positions for 2024 compensation decisions.

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Compensation-Setting Process
Talent, Culture and Compensation Committee
Our executive compensation program is designed and administered under the direction and oversight of the Talent, Culture and Compensation Committee. The Talent, Culture and Compensation Committee reviews and approves our overall executive compensation program, policies and practices, and sets the compensation of our named executive officers. In doing so, the Talent, Culture and Compensation Committee reviews the executive compensation levels of our named executive officers at least annually to determine positioning to the competitive market.
The Compensation Consultant
The Talent, Culture and Compensation Committee engages Compensia as its independent consultant to advise it on matters related to compensation for directors, executive officers and other key employees, and on best practices to follow as it reviews and makes decisions on Equinix’s compensation programs. The compensation consultant reports directly to the Talent, Culture and Compensation Committee, and the Talent, Culture and Compensation Committee has the sole power to terminate or replace the consultant at any time.
In connection with the 2024 compensation decisions, Compensia provided the Talent, Culture and Compensation Committee with a review of incentive practices, including current practices, market practices and potential alternatives; assessed our compensation relative to peer and broader market practices; reviewed cash and equity compensation pay levels; and proposed changes to pay levels and performance metrics for the Talent, Culture and Compensation Committee’s review and discussion. This process includes the use of “tally sheets” outlining the total dollar compensation paid to each named executive officer in 2019-2023, including base salary, annual incentive compensation, long-term equity compensation and other compensation.
In connection with the 2024 compensation decisions, Compensia provided the Talent, Culture and Compensation Committee with a review of incentive practices, including current practices, market practices and potential alternatives; assessed our executives’ compensation relative to peer and broader market practices; reviewed proposed compensation arrangements for new executives; and reviewed our proposed changes to pay levels and performance metrics.
Compensia continues to advise the Talent, Culture and Compensation Committee on an ongoing basis, and a representative from the firm attends most Talent, Culture and Compensation Committee meetings. Compensia also provides routine updates to the Talent, Culture and Compensation Committee regarding legal and regulatory trends. In 2024, Compensia also provided the Talent, Culture and Compensation Committee with compensation governance support as requested, including review of compensation-related disclosures.
The Talent, Culture and Compensation Committee has assessed the independence of Compensia pursuant to SEC rules and concluded that Compensia’s work for the Talent, Culture and Compensation Committee does not raise a conflict of interest and that Compensia is independent under such standards.
Our Chief Executive Officer and Management
Members of management support the Talent, Culture and Compensation Committee in its work by preparing periodic analysis and modeling related to our compensation programs and providing frequent updates on programs that fall under the Talent, Culture and Compensation Committee’s responsibility.
The Chief Executive Officer, as the manager of the executive team, assesses the named executive officers’ contributions to Equinix’s performance and makes a recommendation to the Talent, Culture and Compensation Committee with respect to any merit increase in base salary, target annual incentive compensation opportunity and equity awards for each named executive officer, other than herself. The chairperson of the Talent, Culture and Compensation Committee conducts a similar evaluation of our Chief Executive Officer. The Chief Executive Officer, or the Talent, Culture and Compensation Committee chair in the case of the Chief Executive Officer, recommends any adjustments to each element of compensation in light of their assessment of the competitiveness of the executive’s compensation and the additional factors noted above, with the goal of paying each executive competitively based on an assessment of their overall performance and situation.
Equinix’s Chief Executive Officer attends Talent, Culture and Compensation Committee meetings and reviews and provides input on agendas and compensation proposals and recommendations brought before the Talent, Culture and Compensation Committee for review and approval, but is not present during any discussion of her own compensation.

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OTHER COMPENSATION PRACTICES AND POLICIES
Severance, Change-In-Control and Other Post-Employment Programs
As described in detail under “Potential Payments Upon Termination or Change-In-Control” in this proxy statement, we offer our named executive officers a cash severance payment equal to 200% of the officer’s annual base salary plus target bonus, and accelerated vesting of equity awards, in the event of a qualifying termination after a change-in-control (i.e., a “double-trigger” severance benefit). Additionally, certain executive officers are entitled to 100% of the officer’s annual base salary plus target bonus in the event of a qualifying termination absent a change-in-control. From time to time, we have offered additional severance benefits in connection with offers of employment. We operate in a highly competitive market and industry and in geographic regions that are exceptionally competitive for executive talent. We believe these benefits are important to attract and retain top talent, and to be appropriately consistent with market practices. Further, in the event of a change-in-control of Equinix, we believe these provisions protect stockholders’ interests by encouraging our executive officers to continue to devote their attention to their duties and to facilitate an acquisition with minimized distraction, and by neutralizing any bias the executive officers might have in evaluating acquisition proposals. In addition, we believe that the events triggering payment, both a change-in-control and an involuntary or constructive termination of employment, and then only when there is no misconduct by the executive officer, are reasonable hurdles for the ensuing rewards.
Benefits and Perquisites
Retirement, life, health and other welfare benefits at Equinix are the same for all eligible employees, including the named executive officers, and are designed to be aligned to our competitive market. Equinix shares the cost of health and welfare benefits with all of our eligible employees and offers an employer matching contribution to participant contributions to our 401(k) plan, for which all U.S. employees, including the named executive officers, are eligible. In 2024, the maximum match was $10,350. In addition, the Talent Culture and Compensation Committee has approved an executive physical program to proactively manage health risks for our executive officers.
RSU awards granted to all Equinix employees, including our named executive officers, shall vest as to the next unvested tranche of the award in the event of the death of the individual as a benefit to his or her estate; provided, however, in the case of PSUs, that the RSUs have been earned based on actual performance results. We believe this to be an appropriate market benefit to offer to our employees and their families.
In 2024, our named executive officers had family accompany them to certain company events. Certain of our named executive officers are also offered Global Services membership with United Airlines at no additional cost to Equinix. In addition, certain of our named executive officers used our executive physical program.
In 2024, Ms. Fox- Martin received legal fee reimbursements totaling $68,350 related to her hiring negotiations. Ms. Williamson also received legal fee reimbursements related to her hiring negotiations.
Ms. Fox-Martin received $306,738 in perquisites and tax-gross ups in connection with her relocation to the United States from Ireland after her appointment as Chief Executive Officer and President. This included: (a) $36,395 in tax advice and $31,530 in tax gross-ups for this perquisite; (b) $46,735 in relocation costs and $40,487 in tax gross-ups related to this perquisite; (c) $65,533 in temporary housing and $56,773 in tax gross-ups related to this perquisite; (d) transportation expenses after her relocation to the United States and tax gross-ups related to this perquisite; and (e) immigration costs.
None of our named executive officers received tax gross-ups or other amounts during 2024 for the payment of taxes in connection with any compensation payments. However, Ms. Fox-Martin received tax gross-ups related to relocation expenses to support her move from Ireland to California as discussed above, and named executive officers received tax gross-ups for the taxable amount of the expenses related to spouse attendance at company events in 2024 if applicable.
For a complete summary of perquisites received by the named executive officers in 2024, see the 2024 Summary Compensation Table elsewhere in this proxy statement.

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Equity Grant Practices
We do not currently grant new awards of stock options, stock appreciation rights or similar option-like instruments. Accordingly, we have no specific policy or practice on the timing of granting of such awards in relation to our disclosure of material nonpublic information. In the event we determine to grant new awards of options or similar awards, the Board and the Talent, Culture and Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing.
Stock Ownership Guidelines
The Talent, Culture and Compensation Committee has adopted stock ownership guidelines designed to closely align the interests of our senior leaders (including our named executive officers) with the long-term interests of our stockholders. In Feb. 2024, the Talent, Culture and Compensation Committee increased these guidelines. Under these enhanced guidelines, our executive officers are required to achieve ownership of our common stock valued at the following multiple of their annual base salary, as applicable:
•Chief Executive Officer: Six times base salary
•Chief Executive Officer executive staff (including all executive officers other than the Chief Executive Officer): Three times base salary
Each executive officer is expected to meet the new applicable guideline level within two years, or within five years of becoming subject to these requirements, and to continuously own sufficient shares to meet the guideline level for as long as they remain an executive officer.
As of Dec. 31, 2024, all executives subject to the guidelines were in compliance or had time remaining to meet the applicable ownership levels.
Shares that count toward satisfaction of the stock ownership guidelines include shares owned outright and vested but deferred RSUs.
Clawback Policy
We maintain a policy related to the recoupment of incentive compensation paid to executive officers commonly referred to as a clawback policy consistent with the requirements of Rule 10D-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the related Nasdaq listing standards.
Prohibition of Hedging and Pledging
Our Securities Trading Policy prohibits our Board members, officers, employees and consultants from engaging in certain transactions related to Equinix’s common stock, such as transactions involving options on Equinix’s securities, such as puts, calls and other derivative securities, whether on an exchange or in any other market. It also prohibits engaging in hedging transactions, such as collars and forward sale contracts. Our executives and members of the Board are also prohibited from holding Equinix securities in a margin account or pledging Equinix securities as collateral for a loan, absent an exception granted by the Compensation Committee on a case-by-case basis.

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Talent, culture and compensation committee report
Equinix’s Talent, Culture and Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Talent, Culture and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K.
The Talent, Culture and Compensation Committee:
Sandra Rivera, Chairperson
Nanci Caldwell
Jeetu Patel

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Executive compensation tables and related information
SUMMARY COMPENSATION TABLE
The following table sets forth the compensation awarded to, earned by, or paid to each individual who served as Equinix’s “principal executive officer” or Equinix’s “principal financial officer” during the fiscal year, and Equinix’s three other most highly compensated executive officers for the fiscal year (collectively, our “named executive officers” or “NEOs”). Mr. Campbell and Ms. Williamson were also NEOs for 2024 but are no longer serving as executive officers of the company. Mr. Campbell, our Chief Sales Officer, transitioned to a non-executive officer role during 2024 but retained the same title. Ms. Williamson ceased serving in her role as Chief Customer and Revenue Officer following entry into a separation agreement with Equinix in Nov. 2024 but remained with the company as a non-executive employee until her termination date of Mar. 1, 2025.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2)(3) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Adaire Fox-Martin Chief Executive Officer & President	2024	538,462	—	35,676,826	121	385,839(5)	36,601,248
Charles Meyers Executive Chairman, and Former CEO	2024	700,000	—	22,613,055	551	35,173(6)	23,348,779
	2023	1,050,000	—	22,821,961	503	54,988	23,927,452
	2022	1,050,000	—	21,145,956	297	86675	22,282,928
Keith Taylor Chief Financial Officer	2024	680,000	—	10,057,804,	318	34,739(7)	10,772,861
	2023	680,000	—	10,916,747	249	45,808	11,642,804
	2022	680,000	—	8,607,310	1	34,517	9,321,828
Raouf Abdel EVP, Global Operations	2024	506,346	—	6,940,184	521	14,936	7,461,987
Mike Campbell Chief Sales Officer	2024	527,000	—	6,993,108	392	30,369(8)	7,550,869
	2023	527,000	—	7,379,092	337	34,820	7,941,249
	2022	527000	—	6,115,944	67	9,222	6,652,233
Jon Lin Chief Business Officer(8)	2024	466,923	—	6,373,516	212	34,736(9)	6,875,387
Brandi Galvin Morandi Chief People Officer	2024	620,000	—	7,129,907	552	9,318	7,759,777
	2023	620,000	—	6,994,997	618	44,738	7,660,353
	2022	620,000	—	6,299,165	428	16,575	6,936,168
Merrie Williamson Chief Customer & Revenue Officer(10)	2024	438,461	500,000	8,103,735	339	38,401	9,080,936
(1)Reflects calendar year amount paid in 2024.
(2)Reflects the aggregate grant date fair value of stock awards granted to the named executive officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. For 2024, includes the following stock awards granted to our named executive officers: (a) performance-based stock awards tied to revenue and AFFO/Share performance for fiscal 2024, for which the amounts in this column were determined assuming earning of 100% of the target grant date fair value, which was determined to be the probable outcome at the time of grant; the following amounts represent the value of these awards assuming the maximum level of 200% is achieved at the grant dates of June 3, 2024: $16,888,312 (Fox-Martin); Mar. 7, 2024 :

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$19,781,102 (Meyers), $8,477,097 (Taylor), $3,955,858 (Abdel), $5,934,693 (Campbell), $3,955,858 (Lin), $5,934,693 (Morandi); and Mar. 25, 2024 $6,002,546 (Williamson); (b) performance-based stock awards tied to relative Total Stockholder Return (TSR), for which the amounts in this column represent the grant date fair value estimated using Monte Carlo simulations of the variables over the three-year performance period for such awards; (c) service-based stock awards; and (d) performance-based bonus awards earned under the 2024 annual incentive plan and required to be paid in the form of fully vested RSUs, for which the amounts in this column represent a payout at 94% of the target bonus for each named executive officer (except for any fractional RSUs that were paid in cash, the dollar amount of which is shown in the “Non-Equity Incentive Plan Compensation” column) as described in footnote 3. Mr. Meyers transitioned to the role of Executive Chairman on June 3, 2024; at that time, his target incentive plan awards and bonus opportunity for the remainder of 2024 were adjusted accordingly in connection with this leadership transition. The dollar amount shown above reflects original target award amounts based on Mr. Meyers’ actual grant date fair value, computed in accordance with FASB ASC Topic 718, prior to a proration to 42.08% of the original target award amounts. For 2023 and 2022, includes performance-based stock awards tied to revenue and AFFO/Share performance for fiscal 2023 and 2022, respectively, for which the amounts in this column were determined assuming earning of 100% of the maximum grant date fair value, which was determined to be the probable outcome at the time of grant. See Note 1 and Note 12 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on Feb. 12, 2025, for a discussion of the assumptions made by Equinix in determining the values of our equity awards.
(3)The 2024 annual incentive plan provided for payment of bonuses based on performance, and as in recent years, amounts earned by the named executive officers were required to be paid in fully vested RSUs (with any fractional RSUs being paid in cash), rather than payment of the entire bonus in cash. The portion of the bonus payable in the form of RSUs that was earned under the 2024 annual incentive plan is included in the “Stock Awards” column for 2024 and the cash amount paid in respect of fractional RSUs is included in the “Non-Equity Incentive Plan Compensation” column for 2024. On Feb. 6, 2025, the Talent, Culture and Compensation Committee determined that the bonuses under the 2024 annual incentive plan for the named executive officers would be paid at 94% of target based on actual performance in the following amounts: $1,410,000 (Fox-Martin), $786,287 (Meyers), $703,120 (Taylor), $429,726 (Abdel), $445,842 (Campbell), $398,637 (Lin), $582,800 (Morandi), and $434,577 (Williamson). The portion of these bonus amounts that was paid in fully vested RSUs is included in the “Stock Awards” column for 2024 (with the dollar value of any fractional RSUs that were paid in cash shown in the “Non-Equity Incentive Compensation” column). On Mar. 12, 2025, the following number of fully vested RSUs was issued to each named executive officer in payment of the 2024 bonus awards: 1,649 (Fox-Martin), 919 (Meyers), 822 (Taylor), 502 (Abdel), 521 (Campbell), 466 (Lin), 681 (Morandi) (as determined by dividing the applicable dollar value of the bonus award by the closing price of our common stock on the grant date of Mar. 12, 2025), and 480 (Williamson) (as determined by dividing the applicable dollar value of the bonus award by the closing price of our common stock on the grant date of Feb 28, 2025). The performance criteria and other terms of the 2024 annual incentive plan are discussed in greater detail in “Compensation Discussion and Analysis” in this proxy statement.
(4)Amounts include matching contributions made by Equinix to the named executive officers’ respective 401(k) plan accounts in the following amounts: $10,350 (Fox-Martin), $10,277 (Meyers), $10,350 (Taylor), $10,350 (Abdel), $10,350 (Lin), and $10,350 (Williamson). All Equinix U.S. employees are eligible for our 401(k) plan matching program.
(5)Ms. Fox-Martin received $306,738 in perquisites and tax-gross ups in connection with her relocation to the United States from Ireland after her appointment as CEO and President. This included: (a) $36,395 in tax advice and $31,530 in tax gross-ups for this perquisite; (b) $46,735 in relocation costs and $40,487 in tax gross-ups related to this perquisite; (c) $65,533 in temporary housing and $56,773 in tax gross-ups related to this perquisite; (d) transportation expenses after her relocation to the United States and tax gross-ups related to this perquisite; and (e) immigration costs. Also includes $68,350 in attorney fees related to her offer letter negotiations, and spousal attendance at certain company-sponsored events.
(6)For Mr. Meyers in 2024 includes benefits under the executive physical program, and spousal attendance, tax reimbursements and gross-ups related to the 2024 annual sales reward trip.
(7)For Mr. Taylor in 2024 includes spousal attendance to certain company-sponsored events, spousal attendance and certain tax reimbursements and gross-ups related to the 2024 annual sales reward trip, and benefits under the executive physical program.
(8)For Mr. Campbell in 2024 includes spousal attendance, tax reimbursements and gross-ups related to the 2024 annual sales reward trip.
(9)For Mr. Lin in 2024 includes spousal attendance, tax reimbursements and gross-ups related to the 2024 annual sales reward trip and benefits under the executive physical program.
(10)For Ms. Williamson in 2024, includes spousal attendance, tax reimbursements and gross-ups related to the 2024 annual sales reward trip. Also includes attorney fees related to her offer letter negotiations. Ms. Williamson ceased serving in her role as Chief Customer and Revenue Officer following entry into her separation agreement in Nov. 2024, but remained with the company as a non-executive employee through Mar. 1, 2025. She is included in this CD&A as required by Regulation S-K, Item 402 (a)(3)(iv).

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Equinix has not entered into employment agreements with any of the named executive officers, other than at-will offer letters. Equinix has entered into severance agreements pursuant to which each named executive officer is entitled to cash severance upon certain terminations of employment, and our named executive officers are also entitled to equity vesting acceleration benefits in connection with certain terminations of employment and a change-in-control of Equinix, as well as if, in a change-in-control, the surviving corporation refuses to assume outstanding equity awards or replace them with comparable awards. See the section entitled “Potential Payments upon Termination or Change-in-Control” elsewhere in this proxy statement for detailed information.
Equinix does not have defined benefit pension plans or non-qualified deferred compensation plans for the named executive officers.

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2024 GRANTS OF PLAN-BASED AWARDS
The table below sets forth each non-equity incentive plan award and equity award granted to Equinix’s named executive officers during or in respect of fiscal year 2024 (with the exception of RSUs granted in payment of our 2023 annual incentive plan bonuses which were previously disclosed in the 2023 Grants of Plan-Based Awards table in our 2024 proxy statement).

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	Grant Date Fair Value of Stock Awards(2) ($)

			Target/Maximum(1) ($)	Threshold (#)	Target (#)	Maximum (#)

Adaire Fox-Martin	06/03/2024(3)	03/07/2024		0	11,237	22,474		8,444,156
	06/03/2024(4)	03/07/2024		956	4,782	9,564		2,925,054
	06/03/2024(5)	03/07/2024					7,890	5,929,019
	06/03/2024(6)	03/07/2024					22,581	16,968,718
	03/12/2025(9)	02/06/2025					1,649	1,409,879
Charles Meyers	03/07/2024(3)	03/07/2024		0	10,916	21,832		9,890,551(10)
	03/07/2024(4)	03/07/2024		929	4,645	9,290		4,992,725(10)
	03/07/2024(5)	03/07/2024					7,664	6,944,044(10)
	03/12/2025(9)	02/06/2025					919	785,736
Keith Taylor	03/07/2024(3)	03/07/2024		0	4,678	9,356		4,238,549
	03/07/2024(4)	03/07/2024		398	1,991	3,982		2,140,046
	03/07/2024(5)	03/07/2024					3,285	2,976,407
	03/12/2025(9)	02/06/2025					822	702,802
Raouf Abdel	03/07/2024(3)	03/07/2024		0	2,183	4,366		1,977,929
	03/07/2024(4)	03/07/2024		186	929	1,858		998,545
	03/07/2024(5)	03/07/2024					1,533	1,388,990
	12/01/2024(8)	09/24/2025					2,186	2,145,515
	03/12/2025(9)	02/06/2025					502	429,205
Mike Campbell	03/07/2024(3)	03/07/2024		0	3,275	6,550		2,967,347
	03/07/2024(4)	03/07/2024		279	1,393	2,787		1,497,280
	03/07/2024(5)	03/07/2024					2,299	2,083,032
	03/12/2025(9)	02/06/2025					521	445,450
Jon Lin	03/07/2024(3)	03/07/2024		0	2,183	4,366		1,977,929
	03/07/2024(4)	03/07/2024		186	929	1,858		998,545
	03/07/2024(5)	03/07/2024					1,533	1,388,990
	12/01/2024(8)	09/24/2025					1,640	1,609,627
	03/12/2025(9)	02/06/2025					466	398,425
Brandi Galvin Morandi	03/07/2024(3)	03/07/2024		0	3,275	6,550		2,967,347
	03/07/2024(4)	03/07/2024		279	1,393	2,787		1,497,280
	03/07/2024(5)	03/07/2024					2,299	2,083,032
	03/12/2025(9)	02/06/2025					681	582,248
Merrie Williamson	03/25/2024(3)	02/09/2024		0	3,787	7,574		3,001,273
	03/25/2024(4)	02/09/2024		322	1,612	3,223		1,192,251
	03/25/2024(5)	02/09/2024					2,659	2,107,311
	03/25/2024(7)	02/09/2024					1,727	1,368,682
	02/28/2025(9)	02/06/2025					480	434,218
(1)Our 2024 annual incentive plan provided for payment of bonuses based on the achievement by Equinix of the revenue and AFFO/Share goals in its 2024 operating plan, as adjusted by the Strategic Modifier, with amounts earned by the named executive officers to be paid in the form of fully vested RSUs and any fractional shares being paid in cash. Because each individual’s target bonus is a specified percentage of base salary, the target bonus amount is based on the annual base salary in

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effect at the end of the year when bonuses are calculated. On Feb. 6, 2025, the Talent, Culture and Compensation Committee determined that the bonuses under the 2024 annual incentive plan for the named executive officers would be paid at 94% of target based on actual performance. For Ms. Fox-Martin, Mr. Meyers, Mr. Taylor, Mr. Abdel, Mr. Campbell, Mr. Lin, Ms. Morandi, and Ms. Williamson, the amounts shown in the “All Other Stock Awards” column of this table include the number of RSUs that were granted on Mar. 12, 2025, with respect to the bonuses earned under our 2024 annual incentive plan (as determined by dividing the applicable dollar value of the bonus award by the closing price of our common stock on Mar. 12, 2025, of $854.99, and on Feb 28, 2025, $904.62 for Ms. Williamson rounded down to the nearest whole share). Additional information on the payment of the 2024 annual incentive plan bonuses is set out in footnote 3 to the Summary Compensation Table and footnote 9 to this table.
(2)The amounts in this column represent the aggregate grant date fair value of the equity awards calculated in accordance with FASB ASC Topic 718. See footnote 2 to the Summary Compensation Table. Also see Note 1 and Note 12 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on Feb. 12, 2025, for a discussion of the assumptions made by Equinix in determining the grant date fair values of our equity awards.
(3)These are performance-based RSUs eligible to be earned based on revenue and AFFO/Share goals for fiscal 2024. None of these RSUs would be earned unless Equinix achieved greater than 95% of revenue and/or AFFO/Share goals for 2024, with the actual number of RSUs (ranging from the “threshold” to the “maximum” amounts in the table) based on the extent to which Equinix achieved the goals. The earned RSUs would then vest, subject to continued service as follows: 50% in Feb. 2024 and an additional 25% in each of Feb. 2026 and Feb. 2027. As further described in “Compensation Discussion and Analysis” above, in Feb. 2025, our Talent, Culture and Compensation Committee determined that the number of RSUs earned was at 95% of the target level, based on our achievement of our 2024 revenue and AFFO/Share goals. These RSUs were granted under our 2020 Equity Incentive Plan.
(4)These are performance-based RSUs eligible to be earned based on relative TSR over a three-year period. The RSUs may be earned based on achievement of relative TSR for the three-year period from 2024 through 2026, as further described above in “Compensation Discussion and Analysis.” The extent to which these RSUs are earned will be determined in early 2027, at which time they will vest to the extent earned. These RSUs were granted under our 2020 Equity Incentive Plan.
(5)These service-based RSUs vest over three years in equal annual installments on Jan. 15 (or next subsequent trading day) of each of 2025, 2026 and 2027. These RSUs were granted under our 2020 Equity Incentive Plan.
(6)These are sign-on service-based RSUs, which vest semi-annually over 2 years. This award's value was meant to approximate equity awards Ms. Fox-Martin forfeited upon separating from her prior employer.
(7)These are sign-on service-based RSUs, which vests 33.33% on Sept. 1, 2024, and then equal installments of 16.67% on each Mar. 1st and Sept. 1st thereafter until fully vested. These RSUs were granted under our 2020 Equity Incentive Plan.
(8)These promotion service-based RSUs vest as to 16.67% of the RSUs granted on the first Trading Day that coincides with or follows June 1, 2025 with an additional 16.67% vesting each Dec. 1st and June 1st thereafter until fully vested. These RSUs were granted under our 2020 Equity Incentive Plan.
(9)Amounts in this row reflect the bonus awards payable in the form of fully vested RSUs granted under the 2024 annual incentive plan, as further explained in footnote 1 to this table and in footnote 3 to the Summary Compensation Table. The Grant Dates of Feb. 28, 2025 and Mar. 12, 2025 shown is the date on which RSUs were granted to each named executive officer in payment of their 2024 bonus awards (with any fractional RSUs paid in cash), as approved by the Talent, Culture and Compensation Committee. The Approval Date of Feb. 6, 2025 shown is the date on which the Talent, Culture and Compensation Committee determined that the bonuses under the 2024 annual incentive plan for the named executive officers would be paid at 94% of target. These RSUs were granted under our 2020 Equity Incentive Plan.
(10)Mr. Meyers transitioned to the role of Executive Chairman on June 3, 2024; at that time, his target incentive plan awards and bonus opportunity for the remainder of 2024 were adjusted accordingly in connection with this leadership transition. The dollar amount shown above reflects original target award amounts based on Mr. Meyers’ actual grant date fair value, computed in accordance with FASB ASC Topic 718, prior to a 42.08% proration as reported in the Summary Compensation Table.

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OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END
The following table sets forth information regarding all unvested stock awards held by each of our named executive officers as of Dec. 31, 2024. None of our named executive officers held outstanding stock options at Dec. 31, 2024.

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)

Adaire Fox-Martin	10,675	(4)	10,156,302
	7,890	(7)	7,506,625
	16,935	(13)	356,946
				4,782	(10)	16,112,128
	339	(14)	16,112,128
	364	(14)	4,549,643
	353	(14)	336,478
Charles Meyers	3,580	(2)	3,532,816
	4,582	(3)	4,464,792
	4,363	(4)	4,169,588
	3,758	(5)	3,708,470
	7,451	(6)	7,260,403
	3,225	(7)	3,082,036
	4,782	(8)	4,718,973
				11,178	(9)	10,892,067
				1,954	(10)	1,867,379
Keith Taylor	1,432	(2)	1,413,126
	2,192	(3)	2,135,929
	4,444	(4)	4,246,997
	1,503	(5)	1,483,190
	3,565	(6)	3,473,807
	3,285	(7)	3,139,376
	1,912	(8)	1,886,800
				5,350	(9)	5,213,147
				1,991	(10)	1,902,739
Raouf Abdel	716	(2)	706,563
	1,031	(3)	1,004,627
	2,073	(4)	1,981,104
	751	(5)	741,102
	1,676	(6)	1,633,128
	1,533	(7)	1,465,042
	956	(8)	943,400
				2,515	(9)	2,450,666
				929	(10)	887,817
	2,186	(11)	2,061,158

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	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)

Mike Campbell	1,031	(2)	1,017,411
	1,489	(3)	1,450,911
	3,111	(4)	2,973,089
	1,082	(5)	1,067,739
	2,421	(6)	2,359,071
	2,299	(7)	2,197,085
	1,377	(8)	1,358,851
				3,633	(9)	3,540,068
				1,393	(10)	1,331,248
Jon Lin	715	(2)	705,576
	916	(3)	892,569
	2,073	(4)	1,981,104
	751	(5)	741,102
	1,489	(6)	1,450,911
	1,533	(7)	1,465,042
	956	(8)	943,400
				2,236	(9)	2,178,803
				929	(10)	887,817
	1,640	(11)	1,546,340
	215	(12)	214,017
Brandi Galvin Morandi	1,031	(2)	1,017,411
	1,374	(3)	1,338,853
	3,111	(4)	2,973,089
	1,082	(5)	1,067,739
	2,235	(6)	2,177,829
	2,299	(7)	2,197,085
	1,377	(8)	1,358,851
				3,353	(9)	3,267,230
				1,393	(10)	1,331,248
Merrie Williamson	3,598	(15)	1,742,229
	2,659	(16)	2,107,311
				1,612	(17)	1,540,540
	1151	(18)	1,099,976
(1)Computed in accordance with SEC rules as the number of unvested units (which include accrued dividend equivalent units) multiplied by the closing price of Equinix’s common stock on the last trading day at the end of the 2024 fiscal year, which was $942.89 on Dec. 31, 2024. The actual value realized by the officer will depend on whether the award vests and the future performance of Equinix’s common stock.
(2)These performance-based units were granted in fiscal 2022 and were eligible to be earned depending on whether and to what extent Equinix achieved its 2022 revenue, digital services revenue, and AFFO/Share goals. These share numbers reflect the maximum amount actually earned for performance during fiscal 2022, as determined in Feb. 2023, with 50% of the RSUs vesting in Feb. 2023 and 25% of the RSUs vesting in each of Feb. 2024 and Feb. 2025.

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(3)These performance-based units were granted in fiscal 2023 and were eligible to be earned depending on whether and to what extent Equinix achieved its 2023 revenue, digital services revenue, and AFFO/Share goals. These share numbers reflect the maximum amount actually earned for performance during fiscal 2023, as determined in Feb. 2024, with 50% of the RSUs vesting in Feb. 2024 and 25% of the RSUs vesting in each of Feb. 2025 and Feb. 2026.
(4)These performance-based units were granted in fiscal 2024 and were eligible to be earned depending on whether and to what extent Equinix achieved its 2024 revenue and AFFO/Share goals. These share numbers reflect the maximum amount actually earned for performance during fiscal 2024, as determined in Feb. 2025, with 50% of the RSUs vesting in Feb. 2025 and 25% of the RSUs vesting in each of Feb. 2026 and Feb. 2027.
(5)These service-based units were granted in fiscal 2022 and vest, subject to continuous service throughout the vesting period, in three equal annual installments on Jan. 15 of each of 2023, 2024 and 2025.
(6)These service-based units were granted in fiscal 2023 and vest, subject to continuous service throughout the vesting period, in three equal annual installments on Jan. 15 of each of 2024, 2025 and 2026.
(7)These service-based units were granted in fiscal 2024 and vest, subject to continuous service throughout the vesting period, in three equal annual installments on Jan. 15 of each of 2025, 2026 and 2027.
(8)These performance-based units were granted in fiscal 2022 and were eligible to be earned depending on meeting a relative TSR goal for the three-year period ending Dec. 31, 2024. The share numbers in this table represent the number of units that were earned based on actual TSR performance for this period which reflects a payout at 84.83% of the target level as determined by our Talent, Culture and Compensation Committee. The units vested on Jan. 15, 2025.
(9)These performance-based units were granted in fiscal 2023 and are eligible to be earned depending on meeting a relative TSR goal for the three-year period ending Dec. 31, 2025. The share numbers in this table represent the maximum potential payout. The units, to the extent earned, will vest in early 2026 upon determination by our Talent, Culture and Compensation Committee.
(10)These performance-based units were granted in fiscal 2024 and are eligible to be earned depending on meeting a relative TSR goal for the three-year period ending Dec. 31, 2026. The share numbers in this table represent the target payout. The units, to the extent earned, will vest in early 2027 upon determination by our Talent, Culture and Compensation Committee.
(11)These promotion service-based RSUs vest as to 16.67% of the RSUs granted on the first trading day that coincides with or follows June 1, 2025 with an additional 16.67% vesting each Dec. 1st and June 1st thereafter until fully vested.
(12)These service-based units were granted in fiscal 2021 and vest, subject to continuous service throughout the vesting period, in eight equal semiannual installments on Mar. 1 and Sept. 1 of each of 2022, 2023, 2024 and 2025.
(13)These are sign-on service-based RSUs, which vest semi-annually over 2 years. This award's value was equivalent to equity awards Ms. Fox-Martin forfeited upon separating from her prior employer.
(14)These service-based units were granted in fiscal years 2021, 2022, and 2023, with a one year vest for continuous service as a member of the Equinix Board of Directors. These units have vested though receipt of shares are deferred until Ms. Fox-Martin separates service.
(15)These performance-based units were granted in fiscal 2024 and were eligible to be earned depending on whether and to what extent Equinix achieved its 2024 revenue and AFFO/Share goals. These share numbers reflect the maximum amount actually earned for performance during fiscal 2024, as determined in Feb. 2025, with 50% of the RSUs vesting in Feb. 2025. The remaining 50% of the RSUs were forfeited upon Ms. Williamson’s termination of service. These RSUs were granted under our 2020 Equity Incentive Plan.
(16)These service-based units were granted in fiscal 2024 and were scheduled to vest, subject to continuous service throughout the vesting period, in three equal annual installments on Jan. 15 of each of 2025, 2026 and 2027. With Ms. Williamson’s termination of service, the 2026 and 2027 installments were forfeited. These RSUs were granted under our 2020 Equity Incentive Plan.
(17)These performance-based units were granted in fiscal 2024 and were eligible to be earned depending on meeting a relative TSR goal for the three-year period ending Dec. 31, 2026. The share numbers in this table represent the target payout. The units, to the extent earned, were scheduled to vest in early 2027 upon determination by our Talent, Culture and Compensation Committee. With Ms. Williamson’s termination of service, these RSUs were forfeited upon separation. These RSUs were granted under our 2020 Equity Incentive Plan.
(18)These sign-on service-based RSUs vested as to 33.33% of the RSUs granted on Sept. 1, 2024, with an additional 16.67% scheduled to vest in equal installments each Mar. 1st and Sept. 1st thereafter until fully vested. Under Ms. Williamson’s separation agreement, these RSUs accelerated upon her termination of service. These RSUs were granted under our 2020 Equity Incentive Plan.

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2024 OPTION EXERCISES AND STOCK VESTED
The following table shows the number of RSUs that vested during fiscal year 2024 including the fully vested RSUs issued in payment of the 2023 annual incentive plan awards. None of our named executive officers acquired shares upon exercise of options during fiscal year 2024.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Adaire Fox-Martin	5,646	5,495,591
Charles Meyers	29,008	25,197,647
Keith Taylor	11,850	10,284,349
Raouf Abdel	6,157	5,350,187
Mike Campbell	7,952	6,899,643
Jon Lin	4,214	3,689,003
Brandi Galvin Morandi	8,406	7,306,062
Merrie Williamson	576	484,226
(1)Value realized is based on the closing value of our common stock on the vesting date, multiplied by the number of shares or units vested, along with any accrued dividend equivalents, and does not necessarily reflect proceeds actually received by the named executive officer.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Severance Agreements
We have entered into severance agreements with each of our named executive officers. Under their severance agreements, only Ms. Fox-Martin, Ms. Morandi and Mr. Taylor are entitled to benefits if Equinix terminates their employment for any reason other than cause or if they voluntarily resign for good reason. Additionally, the offer of employment made to Ms. Fox-Martin contains certain severance benefits.
Mr. Meyers, before becoming Executive Chairman, and Ms. Williamson, before her termination, were also entitled to certain severance benefits.
These severance benefits are described in more detail below.
Ms. Fox-Martin Severance Agreement
In the event of a termination by Equinix without cause or resignation for good reason, in either case, absent a change-in-control, the severance agreement for Ms. Fox-Martin, or her offer of employment, as the case may be, provides for the following benefits if she signs a general release of claims:
•A lump sum severance payment equal to 100% of her annual base salary and target bonus (disregarding any reductions of either base salary or target bonus which occurred during the 12 months prior and which constituted good reason).
•A pro-rated portion of her annual bonus for the year of termination, based on actual company performance and paid at the same time bonuses for such year are paid to other executives at the company.
•Regarding her equity grant received at the commencement of employment, intended to compensate for compensation forfeited from her prior employer, the award will vest in full.
•Regarding her additional equity grants, the portion of her outstanding equity awards that would have vested on the next-occurring vesting date shall vest pro rata, provided that awards subject to performance shall be earned based on actual performance determined at the end of the performance period.
•If she elects to continue health insurance coverage under COBRA, then Equinix will pay her monthly premium under COBRA for up to the 18-month period following cessation of her employment.
•Finally, her severance agreement states that she is entitled to any accrued benefits upon any separation under any circumstances.
Under Ms. Fox-Martin’s severance agreement, if (i) a change-in-control of Equinix occurs and (ii) she incurs either a resignation for good reason or an involuntary

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termination without cause at any time within three months prior to or 12 months following the change-in-control, then she will receive the following benefits if she signs a general release of claims:
•A lump sum severance payment equal to 200% of her annual base salary and target bonus (disregarding any reductions of either base salary or target bonus which occurred during the 12 months prior and which constituted good reason).
•A pro-rated portion of her annual bonus for the year of termination, based on actual company performance and paid at the same time bonuses for such year are paid to other executives at the company.
•If she elects to continue health insurance coverage under COBRA, then Equinix will pay her monthly premium under COBRA for up to the 18-month period following cessation of her employment.
•Finally, her severance agreement states that she is entitled to any accrued benefits upon any separation under any circumstances.
In addition, for qualifying terminations following a change-in-control, Ms. Fox-Martin may be eligible for accelerated vesting of equity awards as described below under “Equity Vesting Acceleration.”
Finally, Ms. Fox-Martin’s severance agreement also contains non-solicitation, non-competition (during employment with Equinix), cooperation and non-disparagement covenants.
Other NEO Severance Agreements
In the event of a termination by Equinix without cause or resignation for good reason, in either case, absent a change-in-control, the severance agreements for Ms. Morandi and Mr. Taylor provide for the following benefits if the officer signs a general release of claims:
•A lump sum severance payment equal to 100% of the officer’s annual base salary and target bonus (at the annual rate in effect immediately prior to the actions that resulted in the qualifying termination).
•If the officer elects to continue health insurance coverage under COBRA, then Equinix will pay the officer’s monthly premium under COBRA for up to the 12-month period following cessation of the officer’s employment.
Under the severance agreements for all named executive officers, with the exception of Ms. Fox-Martin, if (i) a change-in-control of Equinix occurs and (ii) the officer incurs either an involuntary termination without cause at any time within 12 months following the change-in-control or a resignation for good reason at any time between the date that is four months following the change-in-control and the date that is 12 months following the change-in-control, provided that any such resignation occurs within 18 months following the initial existence of the event constituting good reason, then the officer will receive the following benefits if the officer signs a general release of claims:
•A lump sum severance payment equal to 200% of the officer’s annual base salary and target bonus (at the annual rate in effect immediately prior to the actions that resulted in the qualifying termination).
•If the officer elects to continue health insurance coverage under COBRA, then Equinix will pay the officer’s monthly premium under COBRA for up to the 24-month period following cessation of the officer’s employment.
To receive severance benefits following a change-in-control, our named executive officers, with the exception of Ms. Fox-Martin, may not resign for good reason for a four-month period. This “stay-put” clause was requested by the Talent, Culture and Compensation Committee to ensure that the named executive officers stay to assist with any transition after a change-in-control.
In addition, for qualifying terminations following a change-in-control, the named executive officers may be eligible for accelerated vesting of equity awards as described below under “Equity Vesting Acceleration.”
The severance agreements also contain non-solicitation, non-competition (during employment with Equinix), cooperation and non-disparagement covenants.
In Mar. 2023, our Talent, Culture and Compensation Committee formally resolved to adhere to a practice of limiting any cash severance benefits as a multiple of an executive officer’s annual base salary plus target bonus. As a result, we will not enter into any new employment agreement, severance agreement or similar arrangement (or any related amendment or renewal) with any of our executive officers, or establish any new severance plan or policy covering any of our executive officers, that, in each case, provides for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target bonus, without seeking stockholder approval of such agreement, plan, policy or arrangement.
The severance agreements with all named executive officers have three-year terms and are subject to automatic renewal for additional three-year periods unless either party gives at least six months’ advance notice of non-renewal. None of the severance agreements provide for tax gross-ups.

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The following definitions are used in the severance agreements with our named executive officers:
•In the case of Ms. Fox-Martin, “good reason” for purposes of her severance agreement means:
◦a material diminution in her authority, duties, position or responsibilities;
◦a reduction in her base salary or target bonus other than pursuant to a company-wide reduction of compensation where the reduction affects the other executive officers and her reduction is substantially equal, on a percentage basis, to the reduction of the other executive officers, provided that such reduction, or series of such reductions, does not exceed ten percent (10%) of her level of compensation in the aggregate as in effect prior to the first such reduction; or
◦a relocation of her place of employment by more than 30 miles without her consent.
•In the case of Ms. Morandi and Mr. Taylor, “good reason” for purposes of their severance agreements means:
◦a material diminution in the officer’s authority, duties or responsibilities;
◦a material reduction in the officer’s level of compensation (including base salary and target bonus) other than pursuant to a company-wide reduction of compensation where the reduction applicable to the officer is substantially equal, on a percentage basis, to the reduction of the other executive officers; or
◦a relocation of the officer’s place of employment by more than 30 miles without the officer’s consent.
•In the case of the other named executive officers, “good reason” for purposes of their severance agreements means:
◦a material diminution in the officer’s authority, duties or responsibilities, provided, however, if by virtue of Equinix being acquired and made a division or business unit of a larger entity following a change-in-control, the officer retains substantially similar authority, duties or responsibilities for such division or business unit of the acquiring corporation, but not for the entire acquiring corporation, such reduction in authority, duties or responsibilities shall not constitute good reason;
◦a 10% or greater reduction in the officer’s average level of compensation over the prior three calendar years, determined based on average of annual total direct compensation (meaning total target cash compensation (annual base salary plus target annual cash incentives)) for the prior three calendar years; or
◦a relocation of the officer’s place of employment by more than 30 miles without the officer’s consent.
•“Cause” for purposes of the severance agreement with Ms. Fox-Martin means: (i) a conviction of, or guilty/no contest plea to, (A) a felony or (B) a crime involving moral turpitude, the nature and circumstances of which would materially adversely affect her ability to carry out her duties and responsibilities to the company; (ii) unauthorized use or willful disclosure of the proprietary or other confidential information of the company or any of its affiliates or of any client or customer of the company or any of its affiliates; (iii) any act of fraud, embezzlement, theft or willful misappropriation of assets of the company or any of its affiliates or of any client or customer of the company or any of its affiliates; (iv) insubordination (meaning the repeated refusal to carry out lawful and reasonable directives of the Board, other than during a period of incapacity due to physical or mental illness);(v) material breach of any material agreement with the company or material violation of a material company policy or a material provision of the company’s code of conduct, in each case, that have been provided or made available to her in writing, including, without limitation, a material violation of the company’s anti-harassment or anti-discrimination policies; (vi) gross negligence or willful misconduct in the performance of her duties and responsibilities to the company or (vii) engaging in misconduct or offensive or inappropriate activity, in each case that causes actual or potential significant harm (including financial or reputational harm) to the company or any of its affiliates; provided, that “Cause” pursuant to the foregoing clauses (ii), (v), and (vii) will exist only if the company has (x) provided her with written notice of the applicable Cause event (which specifically identifies, in reasonable detail, the basis for alleging a Cause event) within 60 days of the company learning of such Cause event, and (y) provided her a period of 30 days thereafter to cure such Cause event (if such Cause event is curable).
•“Cause” for purposes of the severance agreements with all other named executive officers means the officer’s unauthorized use or disclosure of trade secrets which causes material harm to Equinix, the officer’s conviction of, or a plea of “guilty” or “no contest” to a felony or the officer’s gross misconduct.

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•The definition of “change-in-control” in the severance agreements with our named executive officers is the same definition as in our 2020 Equity Incentive Plan, described below.
Mr. Meyers Severance Agreement
Under his severance agreement, Mr. Meyers was entitled to the same severance payments and benefits under the same terms described for Ms. Morandi and Mr. Taylor. However, as of his transition to Executive Chairman on June 3, 2024, Mr. Meyers is no longer entitled to severance compensation or benefits under this agreement.
Ms. Williamson Severance Agreement
Under her severance agreement, Ms. Williamson was entitled to benefits in the event of a termination by Equinix without cause or resignation for good reason, in either case, after a change-in-control, on the same terms described for the other named executive officers described above. Additionally, the offer of employment made to Ms. Williamson contained certain severance benefits, in addition to a notice period of four months in the event of termination without cause during her first 12 months of employment, as described in “NEO Transition-Related Compensation” elsewhere in this proxy statement.

The following table estimates the amount of compensation and benefits payable to each of our named executive officers under the severance agreements described above as if their employment terminated upon a qualifying termination on Dec. 31, 2024, the last business day of the last fiscal year.

	Involuntary Termination Absent Change-In-Control(1)				Involuntary Termination Following Change-In-Control(2)

Name	Base Salary Severance(3) ($)	Bonus Severance(3) ($)	COBRA Premiums(4) ($)	Total ($)	Base Salary Severance(3) ($)	Bonus Severance(3) ($)	COBRA Premiums(5) ($)	Total ($)

Adaire Fox-Martin	1,000,000	1,500,000	51,253	2,551,253	2,000,000	3,000,000	51,253	5,051,253
Charles Meyers(6)	—	—	—	—	—	—	—	—
Keith Taylor	680,000	748,000	17,797	1,445,797	1,360,000	1,496,000	35,594	2,891,594
Raouf Abdel	—	—	—	—	1,060,000	954,000	29,956	2,043,956
Mike Campbell	—	—	—	—	1,054,000	948,600	34,992	2,037,592
Jon Lin	—	—	—	—	1,060,000	954,000	55,118	2,069,118
Brandi Galvin Morandi	620,000	620,000	27,559	1,267,559	1,240,000	1,240,000	55,118	2,535,118
Merrie Williamson	—	—	—	—	1,200,000	1,200,000	58,106	2,458,106
(1)Assumes a qualifying voluntary resignation for good reason or involuntary termination of employment for any reason other than cause, in either case, absent a change-in-control of Equinix. Excludes any entitlements to accelerated vesting of equity awards for Ms. Fox-Martin, as described above and below.
(2)Assumes a change-in-control of Equinix followed by a qualifying voluntary resignation for good reason or involuntary termination of employment for any reason other than cause. Excludes accelerated vesting for a qualifying termination following a change-in-control under our equity award documents, as described below.
(3)The amounts in these columns are based on the officer’s 2024 base salary at the rate in effect at year-end.
(4)The amounts in this column represent the cost of the executive’s monthly health care premium under COBRA for a 12-month period, or 18-month period in the case of Ms. Fox-Martin.
(5)The amounts in this column represent the cost of the executive’s monthly health care premium under COBRA for a 24-month period, or 18-month period in the case of Ms. Fox-Martin.
(6)As of his transition to Executive Chairman on June 3, 2024, Mr. Meyers was no longer entitled to cash severance compensation or benefits.

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Equity Vesting Acceleration
As described in detail above, in the event of a termination not related to a change-in-control of Equinix, Ms. Fox-Martin is entitled to certain vesting acceleration provisions related to her equity awards as set forth in her offer of employment and in her severance agreement. Ms. Williamson was also entitled to certain vesting acceleration pursuant to her offer of employment.
Pursuant to the 2020 Equity Incentive Plan, upon a change-in-control of Equinix, if the surviving corporation refuses to assume outstanding equity awards or replace them with comparable awards, each equity award will become fully vested. All RSU awards granted to our named executive officers are also subject to double-trigger accelerated vesting in connection with a change-in-control of Equinix, pursuant to which, if equity awards are assumed, named executive officers’ awards have the following provisions:
•In the case of Ms. Fox-Martin, if she incurs either a resignation for good reason or an involuntary termination without cause at any time within three months prior to or 12 months following the change-in-control, provided that any such voluntary resignation occurs within 18 months following the initial existence of the event constituting good reason, then her RSU awards will vest as to 100% of the target number of outstanding unvested portion of the RSU awards, including any dividend equivalents.
•In the case of the other named executive officers, if the named executive officer’s employment is terminated without cause within 12 months after a change-in-control or in the event of a voluntary resignation for good reason during the period beginning four months after a change-in-control and ending 12 months after a change-in-control, provided that any such voluntary resignation occurs within 18 months following the initial existence of the event constituting good reason, then RSU awards will vest as to 100% of the target number of outstanding unvested portion of the RSU awards, including any dividend equivalents.
•In the event of a change-in-control before the end of the performance period of the RSU awards based on financial performance, each such award shall no longer be dependent on achievement of the financial performance goals, but shall instead convert to a service-based award with 50% of the target number of RSUs under the award vesting on Feb. 15 of the following year and 25% vesting on each Feb. 15 thereafter.
•Our performance-based RSUs dependent on TSR performance will be deemed to be earned at the change-in-control based on performance for a shortened period ending before the change-in-control, but subject to service-based vesting through the end of the original performance period.
•RSU awards granted to our employees, including our named executive officers, shall vest as to the next unvested tranche of the award in the event of the death of the individual as a benefit to his or her estate; provided, however, in the case of PSUs, that the RSUs have been earned based on actual performance results, as certified by the Board or a committee thereof. For Ms. Fox-Martin, this benefit is also extended to a separation due to disability, as defined in her severance agreement.
The following definitions apply to our named executive officers’ equity awards:
•a “change-in-control” includes:
◦a merger of Equinix after which our stockholders own less than 50% of the surviving corporation or its parent company;
◦a sale of all or substantially all of our assets;
◦a proxy contest that results in the replacement of more than half of our directors over a 24-month period; or
◦an acquisition of 50% or more of our outstanding stock by any person or group, other than a person related to Equinix, such as a holding company owned by our stockholders.
The definitions of “cause” and “good reason” for purposes of the RSUs are generally the same as in the severance agreements described above.
The following table estimates the value of the potential vesting acceleration of equity awards for each named executive officer in connection with a change-in-control of Equinix or qualifying termination of employment following a change-in-control. We have assumed for this purpose that both the change-in-control and termination of employment occurred on Dec. 31, 2024, the last business day of our last fiscal year.

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Name	Vesting Upon Involuntary Termination(1) ($)	Vesting Upon Involuntary Termination Following a Change in Control(2)(3) ($)	Vesting if Equity Awards Not Assumed or Substituted Following a Change in Control(2)(3) ($)

Adaire Fox-Martin	32,791,773	51,892,141	51,892,141
Charles Meyers	—	49,248,717	49,248,717
Keith Taylor	—	30,552,438	30,552,438
Raouf Abdel	—	16,514,314	16,514,314
Mike Campbell	—	21,253,613	21,253,613
Jon Lin	—	15,646,388	15,646,388
Brandi Galvin Morandi	—	20,687,475	20,687,475
Merrie Williamson	—	9,833,488	9,833,488
(1)The value was calculated by multiplying the number of unvested awards in the next tranche of vesting after Dec. 31, 2024, by $942.89, which was the closing price of Equinix’s common stock on Dec. 31, 2024, the last trading day of the year. For the award subject to meeting revenue and AFFO/Share performance criteria for the year ended Dec. 31, 2024, the calculation of the unvested portion vesting in the next tranche reflects the actual performance for such year at 95% of the target level. For the award subject to meeting a relative TSR goal for the three-year period ending Dec. 31, 2026, assumes the maximum amount would have been earned.
(2)“CIC” means a change-in-control of Equinix.
(3)The value was calculated by multiplying the number of unvested awards as of Dec. 31, 2024, by $942.89, which was the closing price of Equinix’s common stock on Dec. 31, 2024, the last trading day of the year. For awards subject to meeting revenue and AFFO/Share performance criteria for the year ended Dec. 31, 2024, the calculation of the unvested portion reflects the actual performance for such year at 95% of the target level. For awards subject to meeting a relative TSR goal for the three-year period ending Dec. 31, 2024, assumes the actual performance for such award at 84.83% of the target award. For awards subject to meeting relative TSR goals for the three-year periods ending Dec. 31, 2025, and Dec. 31, 2026, assumes the maximum amount would have been earned based on a shortened performance period ending Dec. 31, 2024, if a change-in-control had occurred at such time.

Compensation policies and practices risk assessment
We conducted a risk assessment of our compensation programs and presented the results to our Talent, Culture and Compensation Committee. The Talent, Culture and Compensation Committee considered the findings of the assessment and agreed with management’s conclusion that our compensation programs do not create excessive or inappropriate risks for Equinix. Our assessment involved a review of our material compensation arrangements, policies and practices for the purpose of identifying inherent risks and program features that mitigate or eliminate those risks. Factors that support this conclusion include the following:
•Overall mix of short- and long-term incentives, as well as a mix of fixed and variable compensation.
•Base pay is fixed, and we consider the overall range of the market data, as well as the alignment of the position in the overall market to the actual role and responsibilities, when setting base pay for all employees. Our competitive base pay supports our goal of attracting and retaining employees while still representing an efficient use of our resources. We conduct an annual market analysis and alignment of base pay levels to help meet this objective. Individual performance is also considered in setting base pay.
•Short-term incentive compensation is earned under our annual incentive plan, which in 2025 will be funded based upon our performance against equally weighted revenue and AFFO/Share targets. Equinix has also included the Strategic Modifier in the 2025 plan for leaders at the VP level and above, including executive officers. Such Strategic Modifier is based on goals relating (1) to the Equinix Fabric attach growth rate (weighted at 50%) and (2) to environmental and social metrics across the areas of energy efficiency, renewable energy, science-based climate targets and increased internal hiring reflecting Equinix’s investment in career development (weighted at 50%, or 12.5% per measured metric). Equinix believes the Strategic

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Modifier supports and aligns executive compensation with key Equinix priorities. For 2024, short-term incentive compensation paid to our executives will be earned in the form of fully vested RSUs. We mitigate the risk of manipulation of financial results through a combination of our internal controls and plan design, including a cap on bonus payouts and the fact that actual payouts can be modified for individual performance. In addition, for our executives, short-term incentive compensation represents a modest portion of total compensation.
•Long-term incentive compensation consists of RSUs. For non-executives, RSUs are granted with service-based vesting. For executives, RSUs are granted with both performance- and service-based vesting elements. These awards comprise the greatest portion of total compensation for our executives. Individual performance is considered in sizing the awards, and award sizes are capped. For 2025, the performance elements for 47% of an executive’s annual RSU grant at target consist of revenue and AFFO/Share achievement targets. Our use of both revenue and profit metrics helps ensure that executives are motivated to meet revenue targets while keeping costs contained. The risk of manipulation of financial results is also mitigated by our internal controls. If the targets are met, the awards continue to vest over two years, offsetting the risk of short-term decision-making. The performance element for 20% of the RSUs at target consists of TSR achievement over a three-year period. If the three-year target is met, the awards vest fully, offsetting the risk of short-term decision-making and aligning the interests of executives with stockholders. The remaining 33% of the RSUs at target vest based on service only to align Equinix’s executive compensation program more closely to market practice.
•We have stock ownership guidelines for our Chief Executive Officer and her executive staff which were last increased in 2024. The target ownership level for our Chief Executive Officer is now six times annual salary; for all others the target ownership level is three times their respective annual salary.
•In 2016, the Talent, Culture and Compensation Committee adopted a policy on recoupment of incentive compensation which applies to our executive officers (as defined by Section 16 of the Exchange Act). Further, effective as of Dec. 1, 2023, the Talent, Culture and Compensation Committee adopted a new Compensation Recoupment Policy replacing the previous policy to comply with Rule 10D-1 of the Exchange Act, entitled “Listing Standards for Recovery of Erroneously Awarded Compensation” and Nasdaq’s listing standard in response thereto.
•We have a policy prohibiting all employees, including the named executive officers and members of the Board, from engaging in transactions involving options on Equinix’s securities, such as puts, calls and other derivative securities, whether on an exchange or in any other market, or in hedging transactions, such as collars and forward sale contracts.
•Our executives and members of the Board are prohibited from holding Equinix securities in a margin account or pledging Equinix securities as collateral for a loan, absent an exception granted by the Talent, Culture and Compensation Committee on a case-by-case basis.
•The Talent, Culture and Compensation Committee, comprised solely of independent members of the Board, approves all compensation for executives in its discretion. The Talent, Culture and Compensation Committee is advised by an independent consultant.

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Talent, culture and compensation committee interlocks and insider participation
During the 2024 fiscal year, Ms. Caldwell, Mr. Patel and Ms. Rivera served as members of our Talent, Culture and Compensation Committee. None of the members was an officer or employee of Equinix nor did any executive officer of Equinix serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Talent, Culture and Compensation Committee of Equinix.

Equity compensation plan information
The following table provides information as of Dec. 31, 2024, with respect to shares of our common stock issuable under our existing equity compensation plan:

	A Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	B Weighted average exercise price of outstanding options, warrants and rights ($)	C Number of securities remaining available for future issuance under equity compensation plans, excluding securities reflected in Column A (#)

Equity compensation plans approved by security holders	1,431,861(1)	0.0000(2)	4,055,627(3)
Equity compensation plans not approved by security holders	—	—	—
Total	1,431,861	—	4,055,627
(1)Unissued shares subject to outstanding RSUs.
(2)The weighted-average exercise price takes into account 1,431,861 shares under our approved plan issuable upon vesting of outstanding RSUs which have no exercise price.
(3)Includes 2,197,281 shares available for future issuance under the 2004 Employee Stock Purchase Plan.

Chief Executive Officer to median employee pay ratio
Our Chief Executive Officer to median employee pay ratio is approximately 313:1 and was calculated in accordance with Item 402(u) of Regulation S-K. We believe this ratio to be a reasonable estimate, based upon the assumptions and adjustments described below.
We identified the employee with compensation at the median of the annual total compensation of all of our employees (the “Median Employee”) by examining the calendar year total cash compensation between Jan. 1, 2024 and Dec. 31, 2024 (using Dec. 14, 2024 as the
“Median Employee Determination Date”), including salary or wages plus overtime and any cash incentive compensation paid during 2024, for generally all individuals, excluding our Chief Executive Officer, who were employed by us (including our consolidated subsidiaries) on the Median Employee Determination Date, whether employed on a full-time, part-time, seasonal or temporary basis, subject to the application of the “de minimis exemption” as described below.

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For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using FX rates in effect on Dec. 31, 2024.
For employees on a leave of absence, we calculated compensation on an annualized basis. For employees hired between Jan. 1, 2024, and the Median Employee Determination Date, we calculated their salary or wages as if they had been employed for the entire measurement period.
The de minimis exemption allows us to exclude up to 5% of our total employees who are non-U.S. employees.
Our total number of employees, including U.S. and non-U.S. employees, and including employees hired through a business combination or acquisition, was 13,777 on the Median Employee Determination Date, and we used this number to calculate the maximum number of employees excludable under the de minimis exemption. Accordingly, in identifying the Median Employee, we used the de minimis exemption to exclude the following approximate numbers of employees who are employed in the following countries: Bulgaria (23 employees), China (139 employees), Côte d'Ivoire (10 employees), Ghana (33 employees), Malaysia (36 employees), Mexico (88 employees), Oman (16 employees), Peru (17 employees), Philippines (212 employees), Portugal (32 employees), South Africa (22 employees) and Turkey (40 employees).
After identifying the Median Employee based on the methodology above, we calculated annual total compensation for such Median Employee using the same methodology we use to calculate the amount reported for our named executive officers in the “Total” column of the 2024 Summary Compensation Table, set forth elsewhere in this proxy statement.

SCT Components	Actual SCT Values	Annualized for CEO Pay Ratio	Rationale

Salary	538,462	1,000,000	Annualized salary.
Bonus	—	—
Stock Awards	35,676,826	35,676,826	None of the stock awards were prorated and therefore not annualized.
Non-Equity Incentive Compensation	121	121	Pursuant to the new hire offer letter, the AIP bonus was not pro-rated for 2024. The AIP bonus is paid in fully vested RSUs and this amount reflects the fractional RSU being paid in cash.
All Other Compensation	385,839	385,839	Retirement plan was maxed out. Other perquisites were not prorated.
Total CEO Pay	$36,601,248	$37,062,786
We used Ms. Fox-Martin’s annualized compensation for purposes of calculating the Chief Executive Officer to Median Employee pay ratio. As disclosed in the 2024 Summary Compensation Table, the annual total compensation for fiscal year 2024 for our Chief Executive Officer was $36,601,248. We annualized her compensation by $461,538 resulting in a total annualized compensation of $37,062,786. The annual total compensation for the Median Employee for fiscal year 2024 was $118,527. The resulting ratio of our Chief Executive Officer’s annual total compensation to the annual total compensation of our Median Employee for fiscal year 2024 is approximately 313:1. As discussed in the “Compensation discussion and analysis” section above, Ms. Fox-Martin received a make-whole sign-on long-term award when she became our Chief Executive Officer of $17,000,000, consisting 100% of RSUs, which vest semi-annually over two years. This award's value was meant to replace to equity awards Ms. Fox-Martin forfeited upon separating from her prior employer. Without this one-time make-whole award, our Chief Executive Officer to Median Employee pay ratio would have been 170:1.

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Pay versus performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance measures of Equinix.
PAY VERSUS PERFORMANCE TABLE

Year	Summary Compensation Table Totals for CEO(1) ($)		Compensation Actually Paid to CEO(2) ($)		Average Summary Comp. Table Total for Non-CEO Named Executive Officers(3) ($)	Average Comp. Actually Paid to Non-CEO Named Executive Officers(4) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)(7) ($)	AFFO/Share (non-GAAP)(8) ($)	Supplemental Financial Performance Measure: Revenue (millions)(9) ($)

	Prior CEO	CEO	Prior CEO	CEO			Total Stock-holder Return(5) ($)	Peer Group Total Stock-holder Return(6) ($)

2024	23,348,779	36,601,248	12,859,730	46,018,047	8,255,046	8,357,428	176.49	114.71	814	35.02	8,748
2023	23,927,452	—	33,348,387	—	8,625,580	7,543,407	147.75	109.95	969	32.11	8,188
2022	22,282,928	—	12,613,714	—	8,315,931	5,927,330	117.82	98.62	705	29.55	7,263
2021	23,248,193	—	33,570,911	—	6,991,224	10,013,447	149.41	131.68	500	27.11	6,636
2020	25,836,268	—	33,284,734	—	7,522,729	10,302,386	124.23	94.14	370	24.76	5,999
(1)The dollar amounts reported in these column are the amounts of total compensation reported for Ms. Fox-Martin, who joined the company in June 2024 as our CEO and President, and Mr. Meyers who served as our CEO and President for each corresponding year in the “Total” column of the Summary Compensation Table (“SCT”) through June 2024, before transitioning to Executive Chairman. For additional information, please refer to the section of this proxy statement titled “Executive compensation tables and related information — Summary Compensation Table.”
(2)The dollar amounts reported in these column represent the amount of “compensation actually paid” to Ms. Fox-Martin and Mr. Meyers, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Ms. Fox-Martin and Mr. Meyers’ total compensation as reported in the SCT for each year to determine the compensation actually paid to Ms. Fox-Martin and Mr. Meyers:

Year	SCT Total for CEO ($)	(Minus) Value of Equity Awards Reported in SCT(a) ($)	Plus Equity Award Adjustments(b) ($)	Compensation Actually Paid to CEO(c) ($)

Adaire Fox-Martin
2024	36,601,248	(35,676,826)	45,093,625	46,018,047
Charles Meyers
2024	23,348,779	(22,613,055)	12,124,006	12,859,730
2023	23,927,452	(22,821,961)	32,242,896	33,348,387
2022	22,282,928	(21,145,956)	11,476,742	12,613,714
2021	23,248,193	(22,150,441)	32,473,159	33,570,911
2020	25,836,268	(24,748,074)	32,196,540	33,284,734
(a)The amounts shown in this column reflect the total grant date fair value of equity awards granted to Ms. Fox-Martin and Mr. Meyers for the applicable year reported in the “Stock Awards” column of the SCT.
(b)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) for any awards granted in the applicable year that are outstanding and unvested as of the end of the year, the year-end fair value of those awards; (ii) for any awards granted in prior years that are outstanding and unvested as of the end of the applicable year, the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of those awards; (iii) for any awards that were granted and became vested in the same applicable year, the fair value of those awards as of the vesting date; (iv) for any awards granted in prior years that vested in the applicable year, the amount

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equal to the change in fair value of those awards as of the vesting date (from the end of the prior fiscal year); (v) for any awards granted in prior years that failed to meet the applicable vesting conditions during the applicable year by being below target shares granted, a deduction for the amount equal to the fair value of those awards as of the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on equity awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed as of the grant date of the equity awards. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Applicable Year ($)	Year-over-Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Applicable Year ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Applicable Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Applicable Year ($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)

Adaire Fox-Martin
2024	39,264,772	—	5,447,487	(12,948)	—	394,314	45,093,625
Charles Meyers
2024	9,731,562	2,522,203	—	(853,746)	—	723,987	12,124,006
2023	24,543,129	4,485,873	—	2,357,679	—	856,215	32,242,896
2022	22,020,915	(7,279,443)	—	(4,036,337)	—	771,607	11,476,742
2021	26,697,460	5,050,791	—	(178,945)	—	903,852	32,473,159
2020	25,440,598	4,828,550	522,848	780,791	—	623,754	32,196,540
(c)The amount shown for each applicable year is calculated as (i) the amount shown in the “SCT Total for CEO” column, less (ii) the amount shown in the “Value of Equity Awards Reported in SCT” column, plus or minus (iii) the amount shown in the “Equity Awards Adjustments” column.
(3)The dollar amounts reported in this column represent the average of the amounts of total compensation reported for our named executive officers as a group (excluding Ms. Fox-Martin and Mr. Meyers) (the “Non-CEO Named Executive Officers”) for each corresponding year in the “Total” column of the SCT in each applicable year. The names of each of the Non-CEO Named Executive Officers included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Mr. Taylor, Mr. Abdel, Mr. Campbell, Mr. Lin, Ms. Morandi and Ms. Williamson (ii) for 2023, Mr. Taylor, Mr. Campbell, Scott Crenshaw, Ms. Morandi and Karl Strohmeyer, (iii) for 2022, Mr. Taylor, Mr. Crenshaw, Ms. Morandi, and Mr. Strohmeyer, (iv) for 2021, Mr. Taylor, Sara Baack, Mr. Campbell, Ms. Morandi and Mr. Strohmeyer, and (v) for 2020, Mr. Taylor, Ms. Baack, Ms. Morandi and Mr. Strohmeyer.
(4)The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the Non-CEO Named Executive Officers as a group, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for the Non-CEO Named Executive Officers as a group based on the SCT for each year to determine the compensation actually paid, using the same methodology described above in footnote 2 but as applied to the Non-CEO Named Executive Officers as a group:

Year	Average SCT Total for Non-CEO Named Executive Officers ($)	(Minus) Average Value of Equity Awards Reported in SCT ($)	Plus Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non-CEO Named Executive Officers ($)

2024	8,255,046	(7,604,411)	7,706,793	8,357,428
2023	8,625,580	(8,020,687)	6,938,514	7,543,407
2022	8,315,931	(7,760,856)	5,372,255	5,927,330
2021	6,991,224	(6,389,618)	9,411,841	10,013,447
2020	7,522,729	(6,911,006)	9,690,663	10,302,386

EQUINIX 2025 PROXY STATEMENT	Compensation / 86
(a)The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Applicable Year ($)	Year-over- Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in the Applicable Year ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Applicable Year ($)	Year-over-Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Applicable Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Applicable Year ($)	Average Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)

2024	6,762,109	839,055	79,886	(201,713)	—	227,456	7,706,793
2023	6,682,151	1,053,116	—	642,534	(1,657,839)	218,552	6,938,514
2022	7,871,911	(1,672,389)	—	(1,036,970)	—	209,703	5,372,255
2021	7,672,979	1,598,103	—	(124,870)	—	265,629	9,411,841
2020	7,114,378	1,997,780	110,177	249,549	—	218,779	9,690,663
(5)Total Stockholder Return is calculated on a cumulative basis by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period.
(6)Peer Group Total Stockholder Return represents the weighted peer group total stockholder return, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: FTSE NAREIT All REITs Index.
(7)The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.
(8)For a full reconciliation of GAAP to non-GAAP financial measures, please refer to Appendix A.
(9)The dollar amounts reported represent the amount of revenue reflected in our audited financial statements for the applicable year.

FINANCIAL PERFORMANCE MEASURES TABULAR LIST
The three items listed below represent the most important metrics we used to determine compensation actually paid for 2024 as further described in “Compensation discussion and analysis” herein:
•AFFO/Share
•Revenue
•Total Stockholder Return

EQUINIX 2025 PROXY STATEMENT	Compensation / 87
DESCRIPTION OF RELATIONSHIPS BETWEEN MEASURES IN PAY VERSUS PERFORMANCE TABLE
The “compensation actually paid,” as required by Item 402(v) of Regulation S-K, reflects adjustments to the fair value of unvested and vested equity awards during the years shown in the Pay Versus Performance Table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers, but does not reflect actual amounts earned by or paid to our Chief Executive Officer or other named executive officers during the applicable year. Compensation actually paid generally fluctuates due to stock price performance and varying levels of projected and actual achievement of performance goals. For a discussion of how our Talent, Culture and Compensation Committee assessed “pay-for-performance” and how our executive compensation program is designed to link executive compensation with the achievement of our financial and strategic objectives as well as stockholder value creation each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statements for 2020, 2021, 2022 and 2023.
Below are graphs showing the relationship of our TSR compared to the TSR of our peer group, the FTSE NAREIT All REITs Index, as well as the relationship of the “compensation actually paid” to our Chief Executive Officer and other named executive officers in 2020, 2021, 2022, 2023 and 2024 to (1) the TSR of our common stock, (2) our net income, (3) our AFFO/Share and (4) our revenue.
TSR: EQUINIX VERSUS FTSE NAREIT ALL REITS INDEX
As shown in the chart below, our three-year cumulative TSR exceeds the TSR for companies included in our peer group index, primarily due to our stock performance during this period.

EQUINIX 2025 PROXY STATEMENT	Compensation / 88
COMPENSATION ACTUALLY PAID VERSUS TSR
As shown in the chart below, the Chief Executive Officer and other named executive officers’ compensation actually paid amounts are generally aligned with our TSR.
COMPENSATION ACTUALLY PAID VERSUS NET INCOME
The chart below shows the relationship between the Chief Executive Officer and other named executive officers’ compensation actually paid and net income.

EQUINIX 2025 PROXY STATEMENT	Compensation / 89
COMPENSATION ACTUALLY PAID VERSUS COMPANY-SELECTED MEASURE (“CSM”)
The chart below compares the Chief Executive Officer and other named executive officers’ compensation actually paid to AFFO/Share (non-GAAP), which is our CSM.
SUPPLEMENTAL: COMPENSATION ACTUALLY PAID VERSUS REVENUE
The chart below compares the Chief Executive Officer and other named executive officers’ compensation actually paid to our supplemental financial measure, revenue.

EQUINIX 2025 PROXY STATEMENT	Audit / 90

Audit

Proposal 4 — Ratification of independent registered public accountants
Equinix is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as Equinix’s independent registered public accounting firm for the fiscal year ending Dec. 31, 2025. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers.
If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm.
Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Equinix and its stockholders.
PricewaterhouseCoopers has audited Equinix’s financial statements since 2000. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Aggregate fees for professional services rendered for Equinix by PricewaterhouseCoopers for the years ended Dec. 31, 2024 and 2023 were:

	Dec. 31, 2024 ($)	Dec. 31, 2023 ($)

Audit	11,703,000	9,090,000
Audit related	741,000	367,000
Tax	22,000	6,000
All other	9,000	9,000
Total	12,475,000	9,472,000
Audit fees for the years ended Dec. 31, 2024 and 2023, were for professional services rendered for the audits and reviews of the consolidated financial statements of Equinix and the financial statements of certain of its subsidiaries, including forensic services in 2024 and the impact of Equinix’s system implementations and accounting services related to public financings during both years.
The Audit-related fees for the years ended Dec. 31, 2024 and 2023, were for assessment services in connection with the implementation of Equinix’s new Oracle Cloud Enterprise Resource Planning (“ERP”) and Enterprise Performance Management (“EPM”) systems in both years, a GHG pre-readiness assessment in 2024, attest procedures in connection with an Outsource Service Provider Audit of the allocation of proceeds related to green bond offerings, which were each present in both years and attest procedures related to a Germany Energy Subsidies Opinion in 2024.
The Tax fees for the years ended Dec. 31, 2024, and 2023, were for general tax consulting and compliance in both years.
All other fees for the years ended Dec. 31, 2024 and 2023, were for licensed software tools used for financial reporting in both years.

The Board unanimously recommends a vote “FOR” proposal 4.

EQUINIX 2025 PROXY STATEMENT	Audit / 91
Report of the Audit Committee of the Board of Directors
While Equinix’s management has primary responsibility for preparing Equinix’s financial statements and maintaining Equinix’s financial reporting process, the Audit Committee serves as the representative of the Board for general oversight of Equinix’s financial accounting and reporting process, system of internal control, audit process, process for monitoring compliance with laws and regulations, and Equinix’s Code of Ethics for Chief Executive Officer and Senior Financial Officers. The Audit Committee also provides counsel to management and the independent registered public accounting firm, PricewaterhouseCoopers, on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial and accounting matters.
The Audit Committee annually appoints an independent registered public accounting firm to express an opinion on the financial statements and on Equinix’s internal control over financial reporting based on an integrated audit.
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Any pre-approval describes the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All services related to audit fees, audit-related fees, tax fees and all other fees provided by PricewaterhouseCoopers during fiscal years 2024 and 2023 were pre-approved by the Audit Committee in accordance with the pre-approval policy.
Additionally, on a quarterly basis, the Audit Committee reviews with management and the independent registered public accounting firm Equinix’s audited financial statements or unaudited interim financial statements and the related earnings announcement before their public release, and receives updates on, among other things, accounting policy and estimate changes, implementation of new accounting standards, significant or unusual accounting transactions and significant estimates.
The Audit Committee also oversees the responsibilities, budget, staffing and effectiveness of Equinix’s internal audit function, called Business Assurance Services (“BAS”), and the head of BAS reports directly to the Audit Committee.
While the Nominating and Governance Committee has primary responsibility for risk oversight at the Board level, the Audit Committee also plays a role in overseeing Equinix’s exposure to risk as described in “Board Risk Oversight” elsewhere in this proxy statement.
The Audit Committee has the opportunity to meet in a private session every meeting with each of (i) the independent registered public accounting firm, (ii) Equinix’s head of BAS and (iii) management.
Mr. Paisley is the Audit Committee’s chairperson and both Mr. Paisley and Mr. Olinger are considered financial experts. The Audit Committee held 36 meetings during the last fiscal year. This significant number of meetings in 2024 related to an independent investigation by the Audit Committee to review matters referenced in a short seller report. Based on the findings of the independent investigation, the Audit Committee concluded that Equinix’s financial reporting had been accurate, and that the application of its accounting practices had resulted in an appropriate representation of its operating performance.
In this context, the Audit Committee hereby reports as follows:
(a)The Audit Committee has reviewed and discussed the audited financial statements with Equinix’s management and the independent registered public accounting firm.
(b)The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board.
(c)The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board. The letter concerns the independent auditors’ communications with the Audit Committee about the registered accounting firm’s independence, which the committee has discussed with the firm.

EQUINIX 2025 PROXY STATEMENT	Audit / 92
Based on the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee approved the audited financial statements and recommended that the audited financial statements be included in Equinix’s Annual Report on Form 10-K, for the fiscal year ended Dec. 31, 2024, for filing with the SEC. The Audit Committee and the Board have also approved, subject to stockholder ratification, the selection of PricewaterhouseCoopers as Equinix’s independent registered public accounting firm.
Each of the members of the Audit Committee is independent as such term is defined under the rules of the SEC and the listing standards of the Nasdaq stock market.
The Audit Committee:
Christopher Paisley, Chairperson
Thomas Olinger
Fidelma Russo

EQUINIX 2025 PROXY STATEMENT	Stockholder Proposal / 93

Stockholder Proposal

Proposal 5 — Improve Shareholder Written Consent
We have been advised that John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, who has indicated that he has beneficially owned the requisite amount of Equinix common stock, intends to present the proposal below (the “Proposal”) at the Annual Meeting.

The Board of Directors opposes the following Proposal for the reasons stated after the proposal.
Proposal 5 - Improve Shareholder Written Consent
Shareholders request that our board of directors take the steps necessary to enable 10% of shares to request a record date to initiate written consent.
Currently it takes the formal backing 30% of all shares that normally cast ballots (25% of shares outstanding) at the annual meeting to do so little ask for a record date for written consent. Requiring the formal backing 30% of shares to do so little ask for a record date cuts shareholders off at the knees.
And then any proposed written consent would still need 60% approval from the shares that usually vote at the Equinix annual meeting. This 60% vote requirement gives overwhelming supermajority protection to management resistance to modernization during the current rapidly changing business environment.
Enabling 10% of shares to apply for a record date for written consent is reasonable because scores of companies do not even require 01% of stock ownership to do so little as request a record date.
Taking action by written consent is a means shareholders can use to raise important matters outside the normal annual meeting cycle like the election of new directors. Shareholders might determine that poor performing directors are in need of replacement.
The best strategies for turning around a company do not necessarily come from a company’s existing shareholders.
If EQIX finds itself in a future slump, EQIX shareholders and potential EQIX shareholders will not even consider acquiring EQIX shares or more EQIX shares, at a cost of an outrageous $25 billion under the current rules, in order to take the first small step to formally initiate written consent to potentially trigger a turnaround of EQIX shareholder value.
A less restrictive shareholder ability to act by written consent would be a welcome incentive for EQIX Directors to avoid possible future declines in the EQIX stock price since the continued service of the least qualified EQIX Directors could be terminated by EQIX shareholders acting by written consent. This is a good incentive for the EQIX Directors to have for the benefit of all shareholders – a good insurance policy.
This proposal won impressive 47% support at the 2021 EQIX annual meeting. So with slightly more support it will be approved at the 2025 EQIX annual meeting.
Proposal 5 - Improve Shareholder Written Consent

The Board unanimously recommends a vote “AGAINST” proposal 5.

EQUINIX 2025 PROXY STATEMENT	Stockholder Proposal / 94

Equinix’s Statement in Opposition to Proposal 5

The Board unanimously recommends a vote “AGAINST” the stockholder proposal.
The Board has considered the stockholder proposal and, for the reasons described below, believes that this proposal is not in the best interests of Equinix and its stockholders.

Our Board continues to believe that the 25% ownership threshold for the right to request to initiate a written consent of stockholders is appropriate.

Equinix already provides stockholders with the ability to act by written consent. A stockholder (or group of stockholders) must own 25% of our common stock to request that the Board establish a record date to initiate written consent. The stockholder proposal seeks to change the ownership threshold to 10%.
In 2013, our Board recommended that our stockholders approve amendments to our certificate of incorporation and allow stockholders with the ability to act by written consent (the “Written Consent Charter Amendment”). The Board determined that stockholders must own at least 25% to be able to initiate a written consent, in order to strike the appropriate balance between giving a meaningful number of stockholders the right to take action outside of annual or special meetings of stockholders and without having such meetings, while protecting against abuse or misuse of such right by stockholders with narrow or short-term interests, and avoiding the administrative burdens, costs and distractions to Equinix that would arise from stockholder actions by written consent in connection with matters that may not be broadly in the best interests of all of our stockholders. The Written Consent Charter Amendment saw strong stockholder support and passed with 93% of stockholder votes.
The Board also considered the 25% threshold in 2021 when Mr. Chevedden initially proposed to lower the threshold from 25% to 10%. The Board opposed lowering of the threshold in 2021, and the proposal failed to achieve a majority vote from our stockholders.
Despite the stockholders’ overwhelming support in 2013, the Board believes that the stockholder proposal that seeks to lower the ownership threshold from 25% to 10% is unnecessary and potentially harmful, given that Equinix currently has two stockholders that each own more than 10% of Equinix’s stock, so just a single stockholder could take such action. Action by written consent should be used for matters that are supported by a meaningful group of stockholders, and therefore stockholders that represent a broader group of stockholder interests should find the matter sufficiently important to be conferred the ability to initiate written consent without stockholder meetings. The ability to act by written consent means stockholders would not have the same opportunity to hear viewpoints at an annual or special meeting of stockholders, where all stockholders would be provided with advance notice of the meeting and the opportunity to consider the actions at the meeting. Moreover, overseeing the solicitation, delivery and examination of written consents and facilitating consent solicitations also involves significant Board and management commitment of time and focus, and imposes substantial legal and administrative cost.
Our Board continually reassesses our corporate governance practices to identify areas in which the company can help provide greater transparency and accountability for the benefit of our stockholders. After balancing these important yet competing interests, the Board believes the current 25% ownership requirement provides stockholders with an important right while at the same time protecting stockholders from potential abuse and significant costs for Equinix if the ownership threshold were set at 10% as proposed in this stockholder proposal.

Equinix is committed to strong corporate governance and stockholder engagement, which ensure accountability and promote long-term stockholder value.

EQUINIX 2025 PROXY STATEMENT	Stockholder Proposal / 95
Our Board continues to believe that the 25% threshold previously approved by our stockholders balances and promotes the interests of all of our stockholders, particularly when viewed together with our robust corporate governance practices. Equinix is committed to good governance practices and continues to engage with stockholders to address their concerns and views. We have adopted a number of corporate governance best practices, including the majority voting standard in director elections, annual director elections, proxy access, and the right of stockholders to take action between annual meetings either by calling a special meeting or by acting by written consent.
Our investor relations team regularly meets with our stockholders, and in 2024, the investor relations team proactively reached out for meetings with our 25 largest stockholders to discuss our corporate governance model and other relevant topics and to solicit feedback. Our current Quality-Score ratings from Institutional Shareholder Services (ISS) include a 2 in Shareholder Rights and an overall Governance Quality-Score of 4. These scores indicate that ISS views Equinix as above average for minimizing governance risk when compared to our ISS peer group which is those companies that comprise the S&P 500 index. For example, among those companies that comprise the S&P 500 index, only 29.8% provide stockholders with the right to take action by written consent.(1)
When viewed together with our robust corporate governance practices and our many stockholder protections, we believe that our current written consent right is appropriate, and enhances stockholder rights while still ensuring appropriate support among stockholders is required to initiate a written consent solicitation.
For the reasons set forth above, the Board unanimously recommends a vote “AGAINST” adoption of Proposal 5.

(1)Source: Deal Point Data, as of Mar. 31, 2025.

EQUINIX 2025 PROXY STATEMENT	Additional Information / 96

Additional Information

Voting Information and Attending the Meeting
ATTENDING THE ANNUAL MEETING
This year’s Annual Meeting will be a completely virtual meeting of stockholders as it was in 2024. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/EQIX2025 on May 21, 2025, at 10:00 a.m. PDT. To participate in the virtual meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. We intend to reevaluate whether an in-person annual meeting is appropriate again in 2026.
You are entitled to participate in the Annual Meeting only if you were a stockholder of the company as of the close of business on Mar. 25, 2025, or if you hold a valid proxy for the Annual Meeting.
You will be able to participate meaningfully. You may submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/EQIX2025. You will also be able to vote your shares online by attending the Annual Meeting.
Beneficial stockholders who did not receive a 16-digit control number from their bank or brokerage firm, who wish to attend the Annual Meeting should follow the instructions from their bank or brokerage firm, including any requirement to obtain a legal proxy. Most brokerage firms or banks allow a stockholder to obtain a legal proxy either online or by mail.
The Annual Meeting will begin promptly at 10:00 a.m. PDT and online registration will open at 9:45 a.m. PDT. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the check-in process.
VOTING COMMON STOCK
On each matter to be voted upon, you have one vote for each share of common stock you own as of Mar. 25, 2025.
QUALIFYING TO VOTE
Only stockholders of record at the close of business on Mar. 25, 2025, will be entitled to vote at the Annual Meeting. On this record date, there were 97,818,262 shares of common stock outstanding and entitled to vote.

STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME

If, on Mar. 25, 2025, your shares were registered directly in your name with Equinix’s transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote online during the virtual Annual Meeting or vote by proxy.
Whether or not you plan to attend the virtual meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below, to ensure your vote is counted.

BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF A BROKER OR BANK

If, on Mar. 25, 2025, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization.
The organization holding your account is considered the stockholder of record. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend and vote at the Annual Meeting by following the instructions above regarding attendance at the Annual Meeting.

EQUINIX 2025 PROXY STATEMENT	Additional Information / 97
WAYS TO VOTE
On the matters to be voted on, including the nominees to the Board, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME

If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy using a proxy card, vote by proxy over the telephone, or vote by proxy on the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual meeting and vote online if you have already voted by proxy.
(1)To vote during the virtual Annual Meeting, register and log into the meeting per the instructions above. You will have the opportunity to vote during the virtual meeting.
(2)To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
(3)To vote over the telephone, dial toll-free (from the U.S., Canada and U.S. Territories) +1.800.690.6903 using a touchtone phone and follow the recorded instructions. You will be asked to provide the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form.
(4)To vote on the internet, go to proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form.

BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF BROKER OR BANK

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions from that organization, rather than from Equinix. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or on the internet as instructed by your broker or bank. To vote online during the Annual
Meeting, you must follow the instructions above regarding beneficial owner attendance at the Annual Meeting. If you chose to obtain a valid proxy card from your broker, bank or other agent, follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy card.

We provide internet proxy voting to allow you to vote your shares online with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

HOW VOTES ARE COUNTED
Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” votes, “Against” votes, abstentions and broker non-votes (when shares are held by brokers that do not have discretionary authority to vote on a matter and have not received voting instructions from their clients).
If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker with respect to a “nondiscretionary” matter, your shares will not be voted on such matter and will not be counted as shares entitled to vote on such matter. For example, if you do not provide voting instructions to your broker, the broker could vote your shares for Proposal 4 (the ratification of the appointment of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending Dec. 31, 2025), but not for the other proposals, including the election of directors.

EQUINIX 2025 PROXY STATEMENT	Additional Information / 98
Shares not present at the meeting and shares voting “abstain” have no effect on the election of directors. For the other proposals, abstentions have the same effect as “Against” votes. Broker nonvotes have no effect and will not be counted toward the vote total for the election of directors or for Proposals 2, 3, or 5. Abstentions and broker nonvotes will be counted in determining whether there is a quorum.

VOTES NEEDED TO APPROVE EACH MATTER
(1)To be elected, directors must receive a majority of the votes cast (that is, the number of shares voted “For” a director nominee must exceed the number of votes cast “Against” that nominee). If any nominee for director receives a greater number of votes “Against” his or her election than votes “For” such election, our bylaws require that such person must immediately tender his or her resignation to the Board following certification of the vote.
(2)To be approved on an advisory non-binding basis, Proposal 2, the compensation of our named executive officers, must receive a “For” vote from the majority of shares present and entitled to vote on the proposal either virtually during the online Annual Meeting or by proxy.
(3)To be approved, Proposal 3, the amendment of the Equinix, Inc. 2020 Equity Incentive Plan to increase the number of plan shares reserved for issuance by 3.3 million shares, must receive a “For” vote from the majority of shares present and entitled to vote on the proposal either virtually during the online Annual Meeting or by proxy .
(4)To be approved, Proposal 4, the ratification of PricewaterhouseCoopers as Equinix’s independent registered public accounting firm for the fiscal year ending Dec. 31, 2025, must receive a “For” vote from the majority of shares present and entitled to vote on the proposal either virtually during the online Annual Meeting or by proxy.
(5)To be approved, Proposal 5, the stockholder proposal related to lowering the threshold required to act by written consent, must receive a “For” vote from the majority of the shares present and entitled to vote on the proposal either virtually during the online Annual Meeting or by proxy.

RECEIPT OF MORE THAN ONE PROXY CARD
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

RETURNING A BLANK PROXY
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all nominees for director, “For” the compensation of our named executive officers, “For” the Plan proposal, “For” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending Dec. 31, 2025, and against the stockholder proposal related to written consent.
If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

REVOKING A PROXY
You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:
(1)You may submit another properly completed proxy card with a later date.

EQUINIX 2025 PROXY STATEMENT	Additional Information / 99
(2)You may send a written notice that you are revoking your proxy to Equinix’s corporate secretary at One Lagoon Drive, Redwood City, CA 94065.
(3)You may attend the virtual Annual Meeting and vote online during the meeting. Simply attending the virtual meeting will not, by itself, revoke your proxy.

PROXY SOLICITATION
We have engaged D.F. King & Co., Inc. to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $30,000 in total. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.
Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitation firm, D.F. King & Co., Inc. at +1.866.207.2356.

QUORUM REQUIREMENT
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares is represented by stockholders present at the meeting or by proxy. On the record date, there were 97,818,262 shares outstanding and entitled to vote. Thus, 48,909,132 shares must be represented by stockholders present at the meeting or by proxy to have a quorum. Your shares will be counted toward the quorum only if you submit a valid proxy card or vote at the virtual Annual Meeting.
Abstentions and broker nonvotes will be counted toward the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

ANNUAL MEETING VOTING RESULTS
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published on a Current Report on Form 8-K filed within four business days of the Annual Meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS
This year, we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies of those materials to each stockholder. We mailed a Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders. The Notice contains instructions about how to access the proxy materials over the internet or request a printed copy of the materials, and for voting over the internet or phone. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce our environmental impact, and to reduce the costs associated with the printing and mailing of materials.
This proxy statement and Equinix’s annual report on Form 10-K are available online at:
https://investor.equinix.com/news-events/annual-meeting-of-stockholders
This website address is included for reference only. The information contained on the Equinix website is not incorporated by reference into this proxy statement.

EQUINIX 2025 PROXY STATEMENT	Additional Information / 100
Delivery of documents to stockholders sharing an address
A number of brokers with account holders who are stockholders of Equinix will be “householding” Equinix’s proxy materials. A single set of proxy materials or Notice will be delivered to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Equinix, Inc., One Lagoon Drive, Redwood City, CA 94065, Attn: Stock Services, or contact Equinix Stock Services by telephone at +1.650.598.6000 and a separate proxy statement and annual report will be delivered to you promptly. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Stockholder proposals for 2026 annual meeting
Stockholders who intend to have a proposal considered for inclusion in Equinix’s proxy materials for presentation at the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to Equinix no later than Dec. 11, 2025. Pursuant to Equinix’s Amended and Restated Bylaws, stockholders who intend to present a proposal at the 2026 Annual Meeting without inclusion of such proposal in the proxy materials are required to notify Equinix of such proposal not earlier than Jan. 21, 2026, and not later than 5 p.m. Pacific Standard Time on Feb. 20, 2026, so long as the 2026 Annual Meeting is not advanced by more than 30 days or delayed by more than 70 days from May 21, 2026 (the anniversary date of the prior year’s annual meeting). If Equinix does not receive notification of the proposal within that time frame, it will be considered untimely, and we will not be required to present it at the 2026 Annual Meeting.
In addition to satisfying the requirements under Equinix’s Amended and Restated Bylaws, to comply with the universal proxy rules under the Exchange Act, any stockholder who intends to solicit proxies in support of director nominees other than Equinix’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than Mar. 22, 2026.
Equinix’s Amended and Restated Bylaws provide that, under certain circumstances, stockholders may include director candidates that they have nominated in Equinix’s proxy materials. Nominations must include the information required under Equinix’s Amended and Restated Bylaws and be submitted not earlier than Nov. 11, 2025, and not later than Dec. 11, 2025, so long as the 2026 Annual Meeting is not advanced by more than 30 days or delayed by more than 30 days from May 21, 2026 (the anniversary date of the prior year’s annual meeting).
All stockholder proposals and notice of stockholder proposals should be sent to Equinix, Inc., at One Lagoon Drive, Redwood City, CA 94065, Attn: corporate secretary. Equinix reserves the right to reject, rule out of order, or take other appropriate action with respect to any stockholder proposal that does not satisfy the conditions and rules established by the SEC or Equinix’s Amended and Restated Bylaws.

EQUINIX 2025 PROXY STATEMENT	Additional Information / 101
Other matters
The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.
Equinix will mail without charge, upon written request, a copy of Equinix’s annual report on Form 10-K for the fiscal year ended Dec. 31, 2024. Requests should be sent to Equinix, Inc., at One Lagoon Drive, Redwood City, CA 94065, Attn: Investor Relations.
BY ORDER OF THE BOARD OF DIRECTORS,
Charles Meyers
Executive Chairman

Whether or not you plan to attend the virtual Annual Meeting, please complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope (if applicable) or follow the instructions above to submit your proxy by telephone or on the internet. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the virtual Annual Meeting and wish to change your proxy vote, you may do so by voting online at the meeting. Please note, however, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must follow the instructions above about attending the meeting as a beneficial owner.
Thank you for your attention to this matter. Your prompt response will greatly facilitate arrangements for the Annual Meeting.

EQUINIX 2025 PROXY STATEMENT	Appendix Materials / A-1
APPENDIX A
Non-GAAP Financial Measures
We have disclosed in this Proxy Statement a financial measure not in accordance with generally accepted accounting principles (“GAAP”). This non-GAAP measure is not an alternative for a measure prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. This measure should be considered in addition to financial measures prepared in accordance with GAAP but not as a substitute for, or superior to, GAAP results. This non-GAAP measure is used by management to assess our financial performance and as a measurement of our performance for certain incentive compensation purposes.
The Talent, Culture and Compensation Committee used AFFO/Share as a pre-established performance goal under the annual incentive plan for fiscal 2022, 2023 and 2024 and under certain of the fiscal 2022, 2023 and 2024 PSU awards.
Reconciliations of Non-GAAP Financial Measures
FFO and AFFO are non-GAAP financial measures commonly used in the REIT industry. FFO is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts. FFO represents net income (loss), excluding gain (loss) from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.
In presenting AFFO, we exclude certain items that we believe are not good indicators of our current or future operating performance. AFFO represents FFO excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, stock-based charitable contributions, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain (loss) on debt extinguishment, an income tax expense adjustment, recurring capital expenditures, net income (loss) from discontinued operations, net of tax, and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items. The adjustments for installation revenue, straight-line rent expense and contract costs are intended to isolate the cash activity included within the straight-lined or amortized results in the consolidated statement of operations. We exclude the amortization of deferred financing costs and debt discounts and premiums as these expenses relate to the initial costs incurred in connection with debt financings that have no current or future cash obligations. We exclude gain (loss) on debt extinguishment since it generally represents the write-off of initial costs incurred in connection with debt financings or a cost that is incurred to reduce future interest costs and is not a good indicator of our current or future operating performance. We include an income tax expense adjustment, which represents the non-cash tax impact due to changes in valuation allowances, uncertain tax positions and deferred taxes that do not relate to the current period's operations. We deduct recurring capital expenditures, which represent expenditures to extend the useful life of IBX data centers or other assets that are required to support current revenues. We also exclude net income (loss) from discontinued operations, net of tax, which represents results that may not recur and are not a good indicator of our current or future operating performance.
The following tables present reconciliations of our most comparable GAAP measures to our non-GAAP measures presented:

EQUINIX 2025 PROXY STATEMENT	Appendix Materials / A-2

(unaudited)	Years Ended December 31,
($ in millions except per share data; share data in thousands)	2024	2023	2022
Net income	$814	$969	$705
Net loss attributable to non-controlling interests	1	—	—
Net income attributable to common stockholders	815	969	705
Adjustments:
Real estate depreciation	1,239	1,143	1,105
(Gain) loss on disposition of real estate property	(20)	1	7
Adjustments for FFO from unconsolidated joint ventures	27	17	10
FFO attributable to common stockholders	$2,061	$2,130	$1,827

Adjustments:
Installation revenue adjustment	(4)	4	18
Straight-line rent expense adjustment	(3)	12	16
Contract cost adjustment	(27)	(47)	(53)
Amortization of deferred financing costs and debt discounts and premiums	20	19	18
Stock-based compensation expense	462	407	404
Stock-based charitable contributions	3	3	49
Non-real estate depreciation expense	562	494	427
Amortization expense	208	208	205
Accretion expense adjustment	2	(1)	3
Recurring capital expenditures	(250)	(219)	(189)
Loss on debt extinguishment	16	—	—
Restructuring charges	31	—	—
Transaction costs	50	13	22
Impairment charges	233	2	1
Income tax expense adjustment	(2)	(12)	(31)
Adjustments for AFFO from unconsolidated joint ventures	(6)	6	(3)
AFFO attributable to common stockholders	$3,356	$3,019	$2,714

EQUINIX 2025 PROXY STATEMENT	Appendix Materials / A-3

(unaudited)	Years Ended December 31,
($ in millions except per share data; share data in thousands)	2024	2023	2022
AFFO attributable to common stockholders	$3,356	$3,019	$2,714

AFFO per share
Basic	$35.16	$32.24	$29.64
Diluted	$35.02	$32.11	$29.55

Weighted average shares outstanding - basic	95,457	93,615	91,569
Weighted average shares outstanding - diluted (1)	—	94,009	91,828

(1) Reconciliation of weighted-average shares outstanding used in the calculation of diluted AFFO per share:

Weighted average shares outstanding - basic	95,457	93,615	91,569
Effect of dilutive securities:
Employee equity awards	370	394	259
Weighted average shares outstanding - diluted	95,827	94,009	91,828

EQUINIX 2025 PROXY STATEMENT	Appendix Materials / B-1
APPENDIX B
EQUINIX, INC.
2020 EQUITY INCENTIVE PLAN
ARTICLE 1 —PURPOSE
The purpose of the Equinix, Inc. 2020 Equity Incentive Plan, as amended and restated as of the Effective Date (and as it may be further amended or restated from time to time, the “Plan”) is to promote the long-term success and enhance the value of Equinix, Inc. (the “Company”) by linking the individual interests of Employees, Directors and Consultants to those of Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees, Directors and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operations is largely dependent.
ARTICLE 2 —DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1“Administrator” shall mean the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.
2.2“Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
2.3“Applicable Law” shall mean any applicable law, including, without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. or non-U.S., federal, state or local; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
2.4“Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.
2.5“Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.
2.6“Board” shall mean the Board of Directors of the Company.
2.7“Cause” shall mean, unless otherwise specifically provided in any applicable Award Agreement or in any other written agreement entered into between the Company and a Participant, with respect to any Participant: (a) the Participant’s commission of an act of fraud or embezzlement upon the Company or any of its affiliates; (b) the Participant’s commission of any willful act intended to injure the reputation, business, or any business relationship of the Company or any of its affiliates; (c) the Participant is found by a court of competent jurisdiction to have committed a felony (or equivalent offense under Applicable Law); or (d) the refusal or failure of the Participant to comply with any of his or her material obligations under any Award Agreement or other written agreement between the Company and the Participant or to perform the Participant’s duties with the Company or any of its affiliates, as applicable, in a competent and professional manner that is not cured by the Participant within ten (10) business days after a written demand therefor is delivered to the Participant by the Company (or, if applicable an affiliate) which specifically identifies the manner in which the Company (or, if applicable, its affiliate) believes that the Participant has not substantially performed the Participant’s duties; provided, however, that if the Company (or, if applicable, its affiliate), in good faith, determines that the refusal

EQUINIX 2025 PROXY STATEMENT	Appendix Materials / B-2
or failure by the Participant is egregious in nature or is not susceptible of cure, then no such cure period shall be required.
2.8“Change in Control” shall mean a change in ownership or control of the Company effected through any of the following transactions or series of transactions:
(a)the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;
(b)the sale, transfer or other disposition of all or substantially all of the Company’s assets;
(c)a change in the composition of the Board, as a result of which fewer than 50% of the incumbent Directors are directors who either (i) had been Directors on the date 24 months prior to the date of the event that may constitute a Change in Control (the “Original Directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of (A) the aggregate of the Original Directors who were still in office at the time of the election or nomination and (B) the Directors whose election or nomination was previously so approved (but not including any Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in this Section 2.8); or
(d)any transaction as a result of which any person or related group of persons becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this paragraph (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.
Notwithstanding the foregoing, a transaction shall not constitute a Change in Control if its sole purpose is to change the jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. Further, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall constitute a Change in Control for purposes of the payment timing of such Award only if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
2.9“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.
2.10“Committee” shall mean the Talent, Culture and Compensation Committee of the Board, or another committee or subcommittee of the Board which may be comprised of one or more Directors and/or executive officers of the Company as appointed by the Board, to the extent permitted by Applicable Law, as set forth in Article 11 hereof.
2.11“Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

EQUINIX 2025 PROXY STATEMENT	Appendix Materials / B-3
2.12“Company” shall have the meaning set forth in Article 1.
2.13“Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any parent of the Company or Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.
2.14“Director” shall mean a member of the Board, as constituted from time to time.
2.15“Director Limit” shall have the meaning set forth in Section 4.5.
2.16“Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.
2.17“Effective Date” shall mean May 21, 2025, the date that the amendment and restatement of the Plan, as adopted by the Board on Apr. 8, 2025, is approved by the Company’s stockholders. The Plan initially became effective upon its approval by the Company’s stockholders on June 18, 2020.
2.18“Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.
2.19“Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any parent of the Company or any Subsidiary.
2.20“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend (including a mixed-stock-and-cash dividend treated as a distribution of property to which Section 301 of the Code applies), stock split, spin-off, rights offering or recapitalization through a cash dividend, in each case to the extent above and beyond normal cash dividends or amounts in substitution therefor, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.
2.21“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time.
2.22“Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:
(a)If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

Notwithstanding the preceding, for U.S. and non-U.S. federal, state, and local tax reporting and withholding purposes, fair market value may be determined by the Administrator (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time consistent with Applicable Law.

EQUINIX 2025 PROXY STATEMENT	Appendix Materials / B-4
2.23“Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).
2.24“Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.25“Non-Employee Director” shall mean a Director of the Company who is not an Employee.
2.26“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.
2.27“Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that any Option granted to a Non-Employee Director or a Consultant shall be a Non-Qualified Stock Option.
2.28“Option Term” shall have the meaning set forth in Section 5.4.
2.29“Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee, each as may be amended from time to time.
2.30“Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment, stock bonus award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1, which may include, without limitation, deferred stock, deferred stock units and performance awards.
2.31“Participant” shall mean a person who has been granted an Award.
2.32“Performance Criteria” shall mean the criteria that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period. The Performance Criteria that may be used to establish Performance Goals include, but are not limited to, the following: (i) earnings before or after taxes, interest, depreciation, and/or amortization; (ii) net earnings or net income (before or after taxes); (iii) adjusted net income; (iv) operating income; (v) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (vi) customer satisfaction or employee satisfaction; (vii) revenues, net sales or revenue growth; (viii) financial return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (ix) market performance; (x) operating profits, including adjusted EBITDA and adjusted funds from operations (“AFFO”); (xi) AFFO/Share (consisting of AFFO divided by the weighted average number of diluted Shares outstanding); (xii) net profits; (xiii) earnings per share; (xiv) profit returns and margins; (xv) stock price (including, but not limited to, growth measures and total stockholder return); (xvi) working capital; (xvii) gross or operating margins; (xviii) productivity ratios; (xix) cost control or operating efficiency; (xx) market share; (xxi) management development or succession planning; or (xxii) economic value added, any of which may be measured, without limitation, either in absolute terms or as compared to any incremental increase or decrease over time.
2.33“Performance Goals” shall mean, for a Performance Period, one or more goals (and adjustments) established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual, or a combination thereof, or in such other manner determined by the Administrator. The permissible forms in which a Performance Goal may be expressed further include, without limitation, percentage growth, performance against an index or peer companies, absolute growth, cumulative growth, a designated absolute amount, percent of sales, and per share of Common Stock outstanding. The achievement of each Performance Goal may be determined with reference to Applicable Accounting Standards or other methodology as determined appropriate by the Administrator. The Administrator, in its sole discretion, may provide that one or more adjustments shall be made to one or more of the Performance Goals.

EQUINIX 2025 PROXY STATEMENT	Appendix Materials / B-5
2.34“Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, vesting of, and/or the payment in respect of, an Award.
2.35“Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.
2.36“Plan” shall have the meaning set forth in Article 1.
2.37“Restricted Stock” shall mean Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.38“Restricted Stock Units” shall mean the right to receive Shares awarded under Article 8.
2.39“SAR Term” shall have the meaning set forth in Section 5.4.
2.40“Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.
2.41“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.
2.42“Shares” shall mean shares of Common Stock.
2.43“Stock Appreciation Right” shall mean an Award entitling the Participant (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per Share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.
2.44“Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.45“Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
2.46“Termination of Service” shall mean the time when the Participant ceases to be an Eligible Individual for any reason, including, without limitation, a termination by resignation, discharge (with or without Cause), disability, death or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment with the Company or any parent of the Company or Subsidiary. The Company, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for Cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be

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deemed to be terminated in the event that the Subsidiary employing or engaging such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off or divestiture).
ARTICLE 3 —SHARES SUBJECT TO THE PLAN
3.1Number of Shares.
(a)Subject to Sections 3.1(b) and 12.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards (including, without limitation, Incentive Stock Options) under the Plan shall be equal to the sum of (i) 3,300,000 Shares and (ii) the number of Shares which, as of the Effective Date, remain available for issuance under the Plan (the “Share Limit”); provided, however, that no more than 3,300,000 Shares may be issued upon the exercise of Incentive Stock Options. Notwithstanding the foregoing, Shares added to the Share Limit pursuant to Section 3.1(a)(ii) hereof shall be available for issuance as Incentive Stock Options only to the extent that making such Shares available for issuance as Incentive Stock Options would not cause any Incentive Stock Option to cease to qualify as such. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.
(b)If any Shares subject to an Award are forfeited or expire (including Shares repurchased by the Company under Section 7.4 at the same price paid by the Participant), are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or such Award is settled in cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, conversion, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards under the Plan: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to Stock Appreciation Rights that are not issued in connection with the stock settlement of the Stock Appreciation Rights on exercise thereof; and (iv) Shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
(c)Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code, and Shares subject to such Substitute Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above); provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall be made only to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

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ARTICLE 4 —GRANTING OF AWARDS
4.1Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual or other person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly. Participation by each Participant in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual or other person shall participate in the Plan.
4.2Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The Administrator, in its sole discretion, may grant Awards to Eligible Individuals that are based on one or more Performance Criteria or achievement of one or more Performance Goals or any such other criteria or goals as the Administrator shall establish.
4.3Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b‑3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.4At-Will Service. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Participant any right to continue in the employ of, or as a Director or Consultant of, the Company or any Subsidiary, or shall interfere with or restrict in any way any rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Subsidiary.
4.5Director Limit. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a Non-Employee Director, the sum of the grant date fair value (determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards payable in Shares and the maximum cash value of any other Award granted under the Plan to an individual as compensation for services as a Non-Employee Director, together with cash compensation paid to such Director in the form of Board and Committee retainer, meeting or similar fees, during any calendar year shall not exceed $750,000; provided, however, that the foregoing limit shall be increased by $200,000 as the Board may deem necessary to compensate a Non-Employee Director for service on a special purpose committee or for any other special service, as determined in the discretion of the members of the Board excluding any Non-Employee Directors receiving such additional compensation (the “Director Limit”). For avoidance of doubt, compensation will count towards this limit for the calendar year in which it was granted or earned, and not later when distributed, in the event it is deferred. The foregoing limit may not be increased without the approval of the stockholders of the Company.
4.6Non-U.S. Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Directors or Consultants, or in order to comply with the requirements of any non-U.S. securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable non-U.S. laws or listing requirements of any Non-U.S. securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase

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the Share Limit contained in Section 3.1 or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any Non-U.S. securities exchange.
ARTICLE 5 —GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS
5.1Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.
5.2Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Participant, or any other person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including, without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.
5.3Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.
5.4Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4 and without limiting the Company’s rights under Section 10.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Participant or otherwise, and may amend, subject to Section 10.7 and 12.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Participant or otherwise. Further, unless determined otherwise by the Company,

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in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods), the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition or black-out period, as determined by the Company; provided, however, in no event shall the extension last beyond the ten (10) year (or shorter) term of the applicable Option or Stock Appreciation Right.
5.5Option and SAR Vesting. The period during which the Participant may have a right to vest in and exercise, in whole or in part, an Option or Stock Appreciation Right shall be set by the Administrator and set forth in the applicable Award Agreement. At any time after the grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the vesting of the Option; provided, however, that in no event shall an Option become exercisable following its expiration, termination or forfeiture. Notwithstanding the foregoing, unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Option or Stock Appreciation Right (i) no portion of an Option or Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable and (ii) the portion of an Option or Stock Appreciation Right that is unexercisable at a Participant’s Termination of Service shall automatically expire on the date of such Termination of Service.
5.6Substitution of Stock Appreciation Rights. The Administrator may provide in the applicable Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option.
ARTICLE 6 —EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS
6.1Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, unless the Administrator otherwise determines, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 6 shall be in cash, Shares (based on the Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.
6.2Manner of Exercise. All or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a)A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed or otherwise acknowledged electronically by the Participant or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;
(b)Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law;
(c)In the event that the Option or Stock Appreciation Right shall be exercised pursuant to Section 10.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and
(d)Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2.

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6.3Notification Regarding Disposition. The Participant shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one (1) year after the date of transfer of such Shares to such Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.
ARTICLE 7 —AWARD OF RESTRICTED STOCK
7.1Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.
7.2Rights as Stockholders. Subject to Section 7.4, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all of the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Participant to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock; provided, however, that, any dividends and distributions with respect to the Shares shall be subject to the restrictions set forth in Section 7.3. Dividends which are paid prior to vesting of shares of Restricted Stock shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.
7.3Restrictions. All shares of Restricted Stock (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Award Agreement. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Award Agreement.
7.4Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Participant for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Participant for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in the applicable Award Agreement. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide that upon certain events, including, without limitation, a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.
7.5Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

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ARTICLE 8 —AWARD OF RESTRICTED STOCK UNITS
8.1Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.
8.2Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Participant’s duration of service to the Company or any Subsidiary, or vesting based on achievement of one or more Performance Goals, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. By action taken after the Restricted Stock Units are granted, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock Units by removing any or all of the restrictions imposed by the terms of the applicable Award Agreement.
8.3Settlement and Payment. At the time of grant, the Administrator shall specify the settlement date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Participant (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the settlement date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the settlement date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 10.4(f), transfer to the Participant one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the settlement date or a combination of cash and Common Stock as determined by the Administrator.
8.4Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Participant is an Employee, a Non-Employee Director or a Consultant; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service.
ARTICLE 9 —AWARD OF OTHER STOCK OR CASH BASED AWARDS AND DIVIDEND EQUIVALENTS
9.1Other Stock or Cash Based Awards. The Administrator is authorized to grant Other Stock or Cash Based Awards, including awards entitling a Participant to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, any Performance Criteria and Performance Goals, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled. Dividends which are paid prior to vesting of shares of any Other Stock or Cash Based Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the Other Stock or Cash Based Award vests.
9.2Dividend Equivalents and Dividends. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time

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and subject to such restrictions and limitations as may be determined by the Administrator. Dividend Equivalents with respect to an Award that are based on dividends paid prior to the vesting of such Award shall be paid out to the Participant only to the extent that the vesting conditions are subsequently satisfied and the Award vests and in no event may any Award provide for a Participant’s receipt of any other dividends prior to the vesting of such Award. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.
ARTICLE 10 — ADDITIONAL TERMS OF AWARDS
10.1Payment. The Administrator shall determine the method or methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash, wire transfer of immediately available funds or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
10.2Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold from any payment of any kind otherwise due to a Participant, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state, local and Non-U.S. taxes (including the Participant’s FICA, employment tax or other social security contribution obligation) required or permitted by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, allow a Participant to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares that have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Participant’s applicable jurisdictions for U.S. federal, state, local and Non-U.S. income tax and payroll tax purposes that are applicable to such taxable income (or such other rate as may be required to avoid adverse accounting consequences). The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code and other Applicable Law, for tax withholding obligations due in connection with a broker-assisted cashless Option exercise involving the sale of Shares to pay the Option exercise price or any tax withholding obligation.
10.3Transferability of Awards.
(a)Except as otherwise provided in Sections 10.3(b) and 10.3(c):
i.No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution;
ii.No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award

EQUINIX 2025 PROXY STATEMENT	Appendix Materials / B-13
prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i); and
iii.During the lifetime of the Participant, only the Participant may exercise any exercisable portion of an Award granted to such Participant under the Plan. After the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.
(b)Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Participant or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Participant); (iii) the Participant (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (iv) the transfer of an Award to a Permitted Transferee shall be without consideration. In addition, and further notwithstanding Section 10.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.
(c)Notwithstanding Section 10.3(a), a Participant may, in the sole discretion of and manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant and any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as the Participant’s beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Participant’s death.
10.4Conditions to Issuance of Shares.
(a)The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined that the issuance of such Shares is in compliance with all Applicable Laws and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary

EQUINIX 2025 PROXY STATEMENT	Appendix Materials / B-14
to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Administrator may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the Participant.
(b)All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).
(c)The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)Unless the Administrator otherwise determines, no fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.
(e)The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to such Shares.
(f)Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
10.5Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Participant) shall be subject to forfeiture and/or repayment to the Company to the extent and in the manner required (a) to comply with any requirements imposed under applicable laws and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, (b) under the terms of, or to comply with a recoupment obligation arising under, the Equinix, Inc. Compensation Recoupment Policy, to the extent applicable to the Participant, and (c) under the terms of any other policy, guideline or Board committee charter adopted by the Company as may be amended from time to time for reasons related to fraud prevention, governance, avoidance of monetary or reputational damage to the Company and its affiliates or similar considerations, whether or not such policy or guideline was in place at the time of grant of an Award (and such requirements shall be deemed incorporated into this Plan without the consent of Participant).
10.6Prohibition on Repricing. Subject to Section 12.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares, in its sole discretion, or (iii) cancel an Option or Stock Appreciation Right in exchange for an Option or Stock Appreciation Right with a lower exercise price than such original Option or Stock Appreciation Right.
10.7Amendment of Awards. Subject to Applicable Law and Section 10.6 above, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action shall be required unless (i) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Participant, or (ii) the change is otherwise permitted under the Plan (including, without limitation, under Section 12.2, 12.7 or 12.10).

EQUINIX 2025 PROXY STATEMENT	Appendix Materials / B-15
ARTICLE 11 —ADMINISTRATION
11.1Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6.
11.2Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Award Agreement; provided that the rights or obligations of the Participant of the Award that is the subject of any such Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under the Plan, including, without limitation, under Section 12.2, Section 12.7 or Section 12.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.
11.3Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. Neither the Administrator nor any member or delegate thereof shall have any liability to any person (including any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award.
11.4Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:
(a)Designate Eligible Individuals to receive Awards;
(b)Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);
(c)Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d)Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria and/or Performance Goals, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or

EQUINIX 2025 PROXY STATEMENT	Appendix Materials / B-16
restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e)Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g)Decide all other matters that must be determined in connection with an Award;
(h)Establish, adopt, or revise any policies, rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)Interpret the terms of, and any matter arising pursuant to, the Plan, any policy or any Award Agreement;
(j)Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, pursuant to any terms and conditions it selects, subject to Section 12.2; and
(k)Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
11.5Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan and any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all persons.
11.6Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more Directors or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegate. At all times, the delegate appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.
ARTICLE 12 —MISCELLANEOUS PROVISIONS
12.1Amendment, Suspension or Termination of the Plan.
(a)Except as otherwise provided in Section 12.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 10.7, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.
(b)Notwithstanding Section 12.1(a), the Board may not, except as provided in Section 12.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after such action: (i) increase the Share Limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan; (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 10.6; or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 10.6.

EQUINIX 2025 PROXY STATEMENT	Appendix Materials / B-17
(c)No Awards may be granted or awarded during any period of suspension or after termination of the Plan. The Plan shall remain in effect until it is terminated under Section 12.1(a), except that no Incentive Stock Options may be granted on or after the tenth (10th) anniversary of the later of (i) the date that the Board adopted the Plan or (ii) the date that the Board adopted the most recent increase in the number of Shares available under Section 3.1 which was approved by the Company’s stockholders. Any Awards that are outstanding on the date that the Plan is terminated shall remain in force according to the terms of the Plan and the applicable Award Agreement.
12.2Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a)In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable Performance Goals or Performance Criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.
(b)In the event of any transaction or event described in Section 12.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:
i.To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment);
ii.To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;
iii.To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
iv.To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement;
v.To replace such Award with other rights or property selected by the Administrator; and/or
vi.To provide that the Award cannot vest, be exercised or become payable after such event.

EQUINIX 2025 PROXY STATEMENT	Appendix Materials / B-18
(c)In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b):
i.The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 12.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company); and/or
ii.The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan).
(d)Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless outstanding Awards are assumed by the successor corporation (or parent thereof) or replaced with a comparable award for shares of the capital stock of the successor corporation (or parent thereof), then immediately prior to the Change in Control such outstanding Awards shall automatically become fully vested and exercisable for all of the shares of Common Stock at the time subject to such Awards, all forfeiture restrictions on such Awards shall lapse and all Performance Goals with respect to any outstanding Award shall be deemed met to the extent provided for in the Participant’s Award Agreement or in such other written agreement entered into between the Company and a Participant. Upon, or in anticipation of, a Change in Control in which outstanding Awards will not be assumed or replaced as described above in this Section 12.2(d), the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine. The determination of Award comparability shall be made by the Administrator, and its determination shall be final, binding and conclusive.
(e)The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(f)Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b)(1) of the Code; (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act; or (iii) cause an Award to fail to be exempt from or comply with Section 409A.
(g)The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(h)In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Administrator, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.
12.3Approval of Plan by Stockholders. The Plan, as amended and restated by the Board on Apr. 8, 2025, shall be submitted for the approval of the Company’s stockholders within twelve (12) months after such date. Such amendment and restatement of the Plan shall not take effect if such stockholder approval is not obtained.

EQUINIX 2025 PROXY STATEMENT	Appendix Materials / B-19
12.4No Stockholders Rights. Except as otherwise provided herein or in an applicable Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record owner of such Shares.
12.5Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
12.6Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
12.7Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to U.S. state, federal and Non-U.S. securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.
12.8Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
12.9Governing Law. The Plan and any Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.
12.10Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Participant’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then, to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s Termination of Service, or (ii) the date of the Participant’s death. To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Participant’s consent, adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the

EQUINIX 2025 PROXY STATEMENT	Appendix Materials / B-20
Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.
12.11Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.
12.12Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
12.13Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

EQUINIX, INC.
ONE LAGOON DRIVE
REDWOOD CITY, CA 94065

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EQUINIX, INC.

The Board of Directors recommends you vote FOR all nominees, and FOR Proposals 2, 3, and 4 and AGAINST Proposal 5.

Nominees:

	For	Against	Abstain
1a. Nanci Caldwell	☐	☐	☐
1b. Adaire Fox-Martin	☐	☐	☐
1c. Gary Hromadko	☐	☐	☐
1d. Charles Meyers	☐	☐	☐
1e. Thomas Olinger	☐	☐	☐
1f. Christopher Paisley	☐	☐	☐
1g. Sandra Rivera	☐	☐	☐
1h. Fidelma Russo	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com.

V70984-P22363

EQUINIX, INC.
Annual Meeting of Stockholders
Wednesday May 21, 2025, at 10:00 a.m. PDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Adaire Fox-Martin and Keith Taylor, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Equinix, Inc.'s Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 21, 2025 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, AND AGAINST PROPOSAL 5, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side